                                                                     EXHIBIT 2.1

                                                                  EXECUTION COPY

                              ASSET PURCHASE AGREEMENT

                                     among

                     TROPICAL SPORTSWEAR INT'L CORPORATION

                          SAVANE INTERNATIONAL CORP.,

                               TSI BRANDS, INC.,

                                  TSIL, INC.,

                             APPAREL NETWORK CORP.,

                        FARAH OFFSHORE SOURCING COMPANY,

                       FARAH MANUFACTURING (U.K.) LIMITED

                                      and

                        PERRY ELLIS INTERNATIONAL, INC.

                         Dated as of December 16, 2004

                                       ii

                               TABLE OF CONTENTS

                                                                                    Page

                                   Article I

                                  DEFINITIONS

SECTION 1.01. Certain Defined Terms....................................................2
SECTION 1.02. Interpretation and Rules of Construction................................19

                                   Article II

                               PURCHASE AND SALE

                                  Article III

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE SELLERS

SECTION 3.01. Organization, Authority and Qualification of the TSIC

                                   Article IV

                         representations and warranties
                                of the purchaser

                                   Article V

                             additional agreements

                                   Article VI

                               BIDDING PROCEDURES

                                  Article VII

                                employee matters

                                  Article VIII

                             CONDITIONS TO CLOSING

SECTION 8.01. Conditions to Obligations of the Sellers...............................103
SECTION 8.02. Conditions to Obligations of the Purchaser.............................105

                                   Article IX

                                indemnification

                                   Article X

                       TERMINATION, AMENDMENT AND WAIVER

SECTION 10.01. Termination...........................................................111
SECTION 10.02. Effect of Termination.................................................113

                                   Article XI

                               GENERAL PROVISIONS

EXHIBITS

1.01(a)           Form of Assignment of Lease
1.01(b)           Form of Assignment of Transferred Intellectual  Property
1.01(c)           Form of Assumption Agreement
1.01(d)           Form of Bill of Sale and Assignment
1.01(e)           Form of Deed
1.01(f)           Sellers' Knowledge
2.03(b)           Allocation of Purchase Price
2.10(a)(ii)       Calculation of Reference Receivables/Inventories Amount
2.11              Form of Escrow Agreement

ADDENDUMS
3.09(n)           Representations and Warranties relating to the Purchased Subsidiary
3.30              Representations and Warranties relating to the Purchased Subsidiary

APPENDICES

A                 Form of Confidentiality Agreement
B                 Bidding Procedures Order
C                 Sale Approval Order

DISCLOSURE SCHEDULES

Section  .........                                   Description

Section 2.01(a)(iii)                Schedule of Transferred Real Property
Section 2.01(a)(xii)                Schedule of Unfilled Purchase Orders
Section 2.01(b)(vi)                 Rights, Properties or Assets to be Excluded Assets
Section 2.02(a)(ii)                 Schedule of Assumed Liabilities for Unfilled Purchase Orders
Section 2.04......                  Designated Contracts to be Assumed
Section 2.12......                  Proration
Section 3.01(b)...                  Subsidiaries other than TSIC and Acquired Subsidiary
Section 3.02......                  Filings and Notifications to be Made; No Conflict
Section 3.03......                  Exceptions to Governmental Consents and Approvals
                                    Representation
Section 3.04(a)...                  Financial Statements
Section 3.04(d)...                  Stand-Alone Financial Statements
Section 3.05......                  Exceptions to Litigation Representation
Section 3.06......                  Exceptions to Compliance with Laws Representation
Section 3.07......                  Exceptions to Environmental Matters Representation
Section 3.08(a)(i)                  List of Transferred Intellectual Property
Section 3.08(ii)..                  List of Transferred IP Agreements
Section 3.08(a)(iii)                Exceptions to Intellectual Property Representation
Section 3.08(f)...                  Other Licenses
Section 3.09(b)...                  List of Leased Real Property
Section 3.09(c)...                  Exceptions to Real Property Representation
Section 3.09(d)...                  List of Ancillary Lease Documents
Section 3.09(e)                     Exceptions to Real Property Representation Regarding
                                    Sufficiency of Transferred and Leased Real Property for
                                    Conduct of Business
Section 3.09(i)...                  Exceptions to Real Property Representation Regarding
                                    Encroachments, Etc.
Section 3.09(k)...                  Exceptions to Real Property Representation Regarding
                                    Absence of Improvements in Excess of $25,000
Section 3.11(a)...                  List of Employee Plans
Section 3.12(a)...                  Exceptions to Tax Representation
Section 3.12(b)...                  Exceptions to Tax Representation
Section 3.12(c)...                  Purchased Subsidiary
Section 3.12(d)...                  List of Income, Franchise and Tax Returns
Section 3.13(a) ..                  Material Contracts
Section 3.13(c)...                  Cure Costs
Section 3.14......                  Exception to Absence of Certain Changes
Section 3.15......                  Exceptions to Labor Matters Representation
Section 3.16......                  Exceptions to Sufficiency of Assets
Section 3.17(a)...                  Tangible Personal Property
Section 3.19......                  List Addresses of Warehouses Where Inventories Located
Section 3.20......                  20 Most Significant Customers
Section 3.21......                  20 Most Significant Suppliers
Section 3.22......                  List of Insurance Policies and Exceptions to Insurance
                                    Representation
Section 3.23......                  Exceptions to Related Person Transactions Representation
Section 3.25......                  Exceptions to Products Liability Representation
Section 3.27......                  Exceptions to Employees; WARN Act Compliance
                                    Representation
Section 3.28(a)...                  UCC Filings
Section 3.29......                  List of All First Day Orders
Section 5.01(f)...                  Exception to Capital Expenditures
Section 5.19......                  List of Outstanding Letters of Credit

         THIS ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of
December 16, 2004, by and among Tropical Sportswear Int'l Corporation, a
Florida corporation ("TSIC"), Savane International Corp., a Texas corporation and a wholly owned subsidiary of TSIC ("Savane"), TSI Brands, Inc., a Delaware corporation and an indirect wholly owned subsidiary of TSIC ("TSI"), Apparel
Network Corp., a Florida corporation and a wholly owned subsidiary of TSIC
("Apparel Network"), TSIL, Inc., a Delaware corporation and wholly owned subsidiary of TSI ("TSIL"), Farah Offshore Sourcing Company, a Cayman Islands
corporation and an indirect wholly owned subsidiary of TSIC ("Farah") (each of
TSIC, TSI, Apparel Network, TSIL and Farah, individually, a "Seller", and collectively, the "Sellers"), Farah Manufacturing (U.K.) Limited, a United
Kingdom private limited company (the "Purchased Subsidiary"), and Perry Ellis
International, Inc., a Florida corporation (the "Purchaser").

                                    RECITALS

         WHEREAS, the Sellers and the Purchased Subsidiary are engaged in the business of selling high-quality branded and retail private branded apparel products to retailers in the United States and internationally (the
"Business"); and

         WHEREAS, TSIC and certain of its direct and indirect Subsidiaries, including each of the Sellers (except Farah), have agreed, upon the terms and subject to the conditions of this Agreement, to commence voluntary cases (the
"Chapter 11 Cases") in the Bankruptcy Court pursuant to chapter 11 of title 11,
United States Code (together with the Federal Rules of Bankruptcy Procedure, the "Bankruptcy Code"), promptly after the execution of this Agreement, but not later than the second Business Day after the date hereof (the "Petition
Date");

         WHEREAS, the Sellers wish to sell, assign and transfer to the
Purchaser, and the Purchaser wishes to purchase and acquire from the Sellers, all of the Sellers' right, title and interest in and to the Purchased Assets, including all of the outstanding capital stock of the Purchased Subsidiary, and in connection therewith the Purchaser is willing to assume from the
Sellers the Assumed Liabilities, all pursuant to Sections 363 and 365 of the
Bankruptcy Code, free and clear of all Liens (other than Permitted Liens),
Actions or Claims against Indebtedness of the Sellers (other than such
Actions, Claims and Indebtedness related to the Assumed Liabilities) to the maximum extent permissible under such Bankruptcy Code, as more specifically set forth in this Agreement; and

         WHEREAS, TSIC beneficially owns, indirectly through one or more of its Subsidiaries, all the outstanding capital stock of Farah which, in turn, beneficially owns all the outstanding capital stock of the Purchased
Subsidiary;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are acknowledged hereby, the Sellers and the Purchaser, intending to be legally bound, hereby agree as follows:

Article I.........

                                  DEFINITIONS

SECTION 1.01.  ...Certain Defined Terms.  For purposes of this Agreement:

         "Accounting Date" shall mean October 2, 2004.

         "Accounts" shall mean the audited accounts of the Purchased
Subsidiary  for the financial year which ended on the Accounting Date, comprising a balance sheet, a profit and loss account, notes, director's and auditors report.

         "Adjustment Escrow Amount" means $3,825,000.

         "A&M" means Alvarez & Marsal, LLC.

         "Action" means any claim, action, suit, arbitration, adversary proceeding, litigation, inquiry, proceeding or investigation, in each case by or before any Governmental Authority or arbitrator.

         "Affiliate" means, with respect to any specified Person, any other
Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such specified
Person.

         "Agreement" has the meaning set forth in the preamble of this
Agreement.

         "Allocation" has the meaning set forth in Section 2.03(b) of this
Agreement.

         "Alternative Transaction" means any single transaction or series of related transactions pursuant to which any of the Sellers sells, transfers, leases, exchanges or otherwise disposes of, directly or indirectly, including through an asset sale, stock sale, merger, business combination, share exchange, reorganization, plan of reorganization, liquidation, any form of creditor composition, or other similar transaction, a material portion of the
Purchased Assets or any capital stock or voting debt securities of TSIC or any of its Subsidiaries to any third party other than the Purchaser or any of its
Subsidiaries or Affiliates (or agrees to do any of the foregoing).

         "Ancillary Agreements" means the Bill of Sale, the Deeds, the
Assignments of Leases, the Assignment of Transferred Intellectual Property,
the Assumption Agreement, the Escrow Agreement.

         "Ancillary Lease Documents" has the meaning set forth in Section
3.09(d) of this Agreement.

         "Assignment of Lease" means the Assignment of Lease to be executed by the Sellers at the Closing with respect to each parcel of Leased Real Property listed on Section 3.09(b) of the Disclosure Schedule, substantially in the form of Exhibit 1.01(a).

         "Assignment of Transferred Intellectual Property" means the
Assignment of Transferred Intellectual Property to be executed by the Sellers at the Closing, substantially in the form of Exhibit 1.01(b).

         "Assumed Liabilities" has the meaning set forth in Section 2.02(a) of this Agreement.

         "Assumption Agreement" means the Assumption Agreement to be executed by the Purchaser and the Sellers at the Closing, substantially in the form of
Exhibit 1.01(c).

         "Auction" has the meaning set forth in Section 6.03(a) of this
Agreement.

         "Back-up Bid" has the meaning set forth in Section 6.03(e) of this
Agreement.

         "Bankruptcy Code" has the meaning set forth in the second recital of this Agreement.

         "Bankruptcy Court" means the United States Bankruptcy Court for the
Middle District of Florida or any other court having jurisdiction over the
Chapter 11 Cases from time to time.

         "Bid Deadline" has the meaning set forth in Section 6.01(c) of this
Agreement.

         "Bid Requirements" has the meaning set forth in Section 6.02(b) of this Agreement.

         "Bidding Procedures Order" has the meaning set forth in Section 5.14 of this Agreement.

         "Bidding Procedures" has the meaning set forth in Section 6.01 of this Agreement.

         "Bidding Process" has the meaning set forth in Section 6.01(a) of this Agreement.

         "Bill of Sale" means the Bill of Sale and Assignment to be executed jointly or severally by the Sellers at the Closing, substantially in the form of Exhibit 1.01(d).

         "Break-up Fee" has the meaning set forth in Section 6.05 of this
Agreement.

         "Business" has the meaning set forth in the first recital of this
Agreement.

         "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the
City of New York.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended through the Closing.

         "CERCLIS" means the Comprehensive Environmental Response,
Compensation and Liability Information System, as updated through the Closing.

         "Chapter 11 Cases" has the meaning set forth in the second recital of this Agreement.

         "Claims" means any and all administrative, regulatory or judicial actions, suits, petitions, appeals, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations, proceedings, consent orders, Taxes or consent agreements.

         "Closing" has the meaning set forth in Section 2.07 of this
Agreement.

         "Closing Date" has the meaning set forth in Section 2.07 of this
Agreement.

         "Closing Receivables/Inventories Statement" has the meaning set forth in Section 2.10(a)(i)(A) of this Agreement.

         "Committee" has the meaning set forth in Section 6.01(a) of this
Agreement.

         "Confidentiality Agreement" has the meaning set forth in Section
5.03(a) of this Agreement.

         "Contest" has the meaning set forth in Section 5.11(h)(iii) of this
Agreement.

         "Contract" means any oral or written contract, agreement,
understanding, license, lease, indenture, note, bond, commitment, obligation, undertaking, instrument or other contractual or similar arrangement.

         "control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more
Persons, means the possession, directly or indirectly, and whether as trustee, personal representative, conservator, estate administrator or executor, of the power to direct or cause the direction of the policies, affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative, conservator, estate administrator or executor, or by contract, credit arrangement or otherwise.

         "Conveyance Taxes" means all transfer, stamp, stock transfer, real property transfer Taxes and other similar Taxes, but shall not include sales, use, value added or other similar Taxes.

         "Court-Imposed Qualified Overbid" has the meaning set forth in
Section 6.08 of this Agreement.

         "Cure Costs" has the meaning set forth in Section 2.04 of this
Agreement.

         "Deed" means, with respect to each parcel of Transferred Real
Property, the instrument of conveyance customary to the applicable jurisdiction to be executed by the Sellers at the Closing in order to convey to the Purchaser the Sellers' respective interests, if any, in such parcel of
Transferred Real Property, substantially in the form of Exhibit 1.01(e).

         "Deferred Relief" means, for taxable periods prior to the Closing
Date, any Tax refund which (i) is taken into account in computing any provision for deferred Tax which appears in the relevant Financial Statements or (ii) is taken into account in the relevant Financial Statements as an asset;

         "Designated Contracts" has the meaning set forth in Section 2.04 of this Agreement.

         "DIP Loan Facility" has the meaning set forth in Section 3.28 of this
Agreement.

         "Disclosure Schedule" means the Disclosure Schedule dated the date hereof, which is attached hereto and incorporated by reference herein and made an integral part hereof, as though fully set forth herein, which has been delivered by the Sellers to the Purchaser in connection with this Agreement, as the same may, from time to time, be updated by the Sellers in accordance with Section 5.05 of this Agreement.  Any disclosure made in the Disclosure
Schedule which is applicable to another Section shall be deemed to be made with respect to such other Section provided a specific cross reference is made to such other Section.

         "dollar-for-dollar" means, for purposes of any calculation made in accordance with the terms of this Agreement, a corresponding U.S. $1.00 for
U.S. $1.00 adjustment without any discount, proration or other similar adjustment.

         "Employee Plans" has the meaning set forth in Section 3.11(a) of this
Agreement.

         "Employees" has the meaning set forth in Section 3.11(a) of this
Agreement.

         "Employment Offer" has the meaning set forth in Section 7.01 of this
Agreement.

         "Environment" means surface waters, ground-waters, soil, subsurface strata and ambient air.

         "Environmental Claims" means any Claims or Actions relating in any way to any Environmental Law or any Environmental Permit, including (a) any and all Claims or Actions by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (b) any and all Claims or Actions by any
Person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the
Environment arising prior to, at or after the Closing and relating to acts or omissions of TSCI or any of its Subsidiaries or Affiliates (other than the
Purchased Subsidiary).

         "Environmental Laws" means all local, state and federal Laws, now or hereafter in effect and as amended, and any judicial or administrative interpretation thereof, including any judicial, municipal or administrative order, rule, guidance, regulation, ordinance, consent decree or judgment, relating to the Environment, health, safety, natural resources or Hazardous
Materials, including CERCLA; the Resource Conservation and Recovery Act, 42
U.S.C.ss.ss.6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C.
ss.ss.6901 et seq.; the Clean Water Act, 33 U.S.C.ss.ss.1251 et seq.; the Toxic
Substances Control Act, 15 U.S.C.ss.ss.2601 et seq.; the Clean Air Act, 42
U.S.C.ss.ss.7401 et seq.; the Safe Drinking Water Act, 42 U.S.C.ss.ss.300f et
seq.; the Atomic Energy Act, 42 U.S.C.ss.ss.2011 et seq.; the Federal
Insecticide, Fungicide and Rodenticide Act, 7 U.S.C.ss.ss.136 et seq.; and the
Occupational Safety and Health Act, 29 U.S.C.ss.ss.651 et seq.

         "Environmental Liability" means any claim, demand, order, suit, obligation, liability, cost (including the cost of any investigation, testing, compliance, ameliorative or remedial action), consequential damages, loss or expense (including attorneys' and consultants' fees and expenses) arising out of, relating to or resulting from any Environmental Laws or environmental, health or safety matter or condition, including natural resources, and related in any way to the Purchased Assets, the Business, this Agreement or its subject matter, in each case whether arising or incurred before, at or after the Closing and relating to acts or omissions of TSCI or any of its
Subsidiaries or Affiliates (other than the Purchased Subsidiary).

         "Environmental Permits" means any permit, approval, identification number, license and other authorization required under or issued pursuant to any applicable Environmental Laws.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended, and the regulations and rules issued thereunder.

         "Escrow Agent" means the escrow agent under the Escrow Agreement.

         "Escrow Agreement" means the escrow agreement entered into by the
Sellers and the Purchaser as of the date hereof, a form of which is attached to this Agreement as Exhibit 2.11.

         "Escrow Amount" means the Adjustment Escrow Amount and the Indemnity
Escrow Amount.

         "Event" means any event, fact or circumstance whatsoever including but not limited to: (a) any transaction, action or omission (whether or not the Purchased Subsidiary is party to it); (b) the earning, receipt or accrual for any Tax purpose of any income, profits or gains; (c) the incurring for any
Tax purpose of any loss or expenditure; (d) the declaration, payment or making of any dividend or other distribution; (e) the sale and purchase of the shares of the Purchased Subsidiary pursuant to this Agreement; and (f) Closing.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Excluded Assets" has the meaning set forth in Section 2.01(b) of this Agreement.

         "Excluded IP Agreements" has the meaning set forth in Section 3.08(a)
of this Agreement.

         "Excluded Liabilities" has the meaning set forth in Section 2.02(b)
of this Agreement.

         "Excluded Taxes" means (i) all Taxes relating to the Purchased Assets or the Business which, under the Bankruptcy Code, would be deemed to be Taxes that arose prior to the Closing Date, and (ii) all Taxes of the Sellers of
any kind or nature, regardless of when arising, including, without limitation, sales and local Tax Claims, ad valorem Tax Claims (real property, tangible personal property and intangible personal property), occupational license Tax
Claims, federal, state, local and foreign income Tax Claims.

         "Expense Reimbursement" has the meaning set forth in Section 6.04 of this Agreement.

         "FA" means Finance Act.

         "Final Sale Hearing" has the meaning set forth in section 5.14 of this Agreement.

         "Financial Statements" has the meaning set forth in Section 3.04(a)
of this Agreement.

         "First Day Relief" has the meaning set forth in Section 3.29 of this
Agreement.

         "GAAP" means United States generally accepted accounting principles and practices in effect from time to time applied consistently throughout the periods involved.

         "Good Faith Deposit" has the meaning set forth in Section 6.01(c) of this Agreement.

         "Governmental Authority" means any foreign or United States federal, national, supranational, state, provincial, local or other government, governmental, regulatory, public or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

         "Governmental Order" means any order, writ, judgment, injunction, decree, proclamation, stipulation, determination or award, issued, announced or entered by or with any Governmental Authority.

         "Governmental Permit" means any approvals, authorizations, consents, licenses, permits or certificates of a Governmental Authority.

         "Group Relief" means (a) any Relief surrendered or claimed pursuant to Chapter IV of Part X ICTA; (b) any ACT surrendered or claimed pursuant to section 240 ICTA; (c) any refund of Tax surrendered or claimed pursuant to section 102 FA 1989; and (d) any Relief obtained as a result of an election made jointly with another company pursuant to section 171A or 179A TCGA or pursuant to paragraph 66 Schedule 29 FA 2002.

         "Hazardous Materials" means (a) petroleum and petroleum products, radioactive materials, asbestos-containing materials, urea formaldehyde foam insulation, transformers or other equipment that contain polychlorinated biphenyls and radon gas, (b) any other chemicals, materials or substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants" or
"pollutants", or words of similar import, under any applicable Environmental
Laws, and (c) any other chemical, material or substance which is regulated by any Environmental Laws.

         "Hong Kong Note Payable" means that certain note payable owed by the
Purchased Subsidiary to Farah (Far East) Limited.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of
1976, as amended, and the rules and regulations promulgated thereunder.

         "ICTA" shall mean Income and Corporation Taxes Act 1988.

         "Improvements" means the buildings, facilities, parking lots, other improvements and structures, building systems and fixtures existing from time to time on, in or under any Real Property.

         "Indebtedness" means, with respect to any Person, (a) all
indebtedness of such Person, whether or not contingent, for borrowed money,
(b) all obligations of such Person for the deferred purchase price of property or services, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Indebtedness of others referred to in clauses (a) through (g) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such
Indebtedness or to advance or supply funds for the payment or purchase of such
Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such
Indebtedness against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (i) all
Indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

         "Indemnity Escrow Amount" means $3,900,000, as such amount may be decreased as provided herein and in the Escrow Agreement.

         "Indenture Trustee" has the meaning set forth in Section 6.01(a) of this Agreement.

         "Independent Accounting Firm" has the meaning set forth in Section
2.10(b)(i) of this Agreement.

         "Intellectual Property" means (a) patents, patent applications, inventions disclosed therein, reissues, reexaminations, continuations and extensions, (b) trademarks, service marks, trade names, trade dress, domain names and internet protocol addresses, together with the goodwill associated exclusively therewith, (c) copyrights, including copyrights on computer software, (d) confidential and proprietary information, including trade secrets and know-how, (e) any other intellectual property rights of any kind or nature, (f) rights to sue and recover any damages and profits and other remedies for past, present and future infringements or misappropriations of the foregoing (a) through (e), and (g) registrations and applications for registration of and goodwill associated with any of the foregoing (a) through
(e).

         "Inventories" means all inventory, merchandise, goods in production or in transit, finished goods, work-in-progress, samples, uncut or demonstration materials and raw materials to the extent related to the
Business and produced, maintained, held or stored by or for the TSIC Entities, including all stationery, forms, labels, office supplies, production supplies, parts, advertising and promotional materials, packaging materials and other supplies or accessories related thereto not sold to customers, including all rights against suppliers of such inventories (including claims receivable for rejected inventory) as of the Closing, and any prepayments or prepaid deposits for any of the same (including any of the foregoing owned by the TSIC Entities but in the possession of manufacturers, suppliers or dealers or in transit or returned goods).

         "IRS" means the Internal Revenue Service of the United States.

         "Law" means any foreign or United States federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law).

         "Leased Real Property" has the meaning set forth in Section 3.09(b)
of this Agreement.

         "Liabilities" means any and all Indebtedness, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including those arising under any
Law, Action or Governmental Order and those arising under any Contract.

         "Liens" means any mortgage, pledge, charge, security interest, encumbrance, lien (statutory or other) or conditional sale agreement.

         "Loss" has the meaning set forth in Section 9.02 of this Agreement.

         "Material Adverse Effect" means any state of facts, circumstance, change in or effect on the Business, the Purchased Assets or the Assumed
Liabilities (other than any such state of facts, change, circumstance or effect relating (i) solely to the United States economy or United States financial markets which do not have a disproportionate effect on the Business,
(ii) solely to changes in general political or regulatory conditions in the
United States which do not have a disproportionate effect on the Business,
(iii) generally to the apparel industry and not specifically relating to the
Sellers, (iv) solely to Excluded Liabilities or Excluded Assets, provided it has no material effect or affect on the Business, and/or (v) solely to or resulting from the commencement of the Chapter 11 Cases and the pendency thereof and any proceedings with respect thereto) that individually, or in the aggregate with all other circumstances, (a) would have or is reasonably likely to have, an effect which is materially adverse to the business, operations, assets or liabilities, results of operations or condition (financial or otherwise) of the Business, the Purchased Assets or the Assumed Liabilities,
taken as a whole, (b) is reasonably likely to materially and adversely affect the ability of the Purchaser to operate or conduct the Business in the manner in which it is currently being operated or conducted, or (c) is reasonably likely to materially delay or prevent performance by the Sellers of their obligations under and as provided in this Agreement.

         "Material Contracts" has the meaning set forth in Section 3.13(a) of this Agreement.

         "Multiemployer Plan" has the meaning set forth in Section 3.11(b) of this Agreement.

         "Multiple Employer Plan" has the meaning set forth in Section 3.11(b)
of this Agreement.

         "Non-Assumed Liabilities Payments" means any payment, satisfaction or other discharge by the Purchaser (i) of an Excluded Liability after the date hereof, (ii) the net effective taxable amount attributable to or resulting from any cancellation of Indebtedness and/or other Liability in respect of the
Hong Kong Note Payable plus any outstanding principal amount and accrued but unpaid interest under the Hong Kong Note Payable at the Closing Date, and
(iii) the total future cost of Remedial Action, if any, that Sellers are unable to complete as set forth in the last sentence of Section 5.21.

         "Options" has the meaning set forth in Section 3.09(d) of this
Agreement.

         "Ordinary Course of the Business" means the usual and ordinary operation of the Business consistent with past practice.

         "Overbid Increment" has the meaning set forth in Section 6.03(d) of this Agreement.

         "Permitted Liens" means (a) Liens for Taxes, assessments and government or other similar charges that are not yet due and payable, (b)
easements, licenses, unrecorded real estate agreements, restrictions and other matters of record which either (i) the title company has agreed to affirmatively insure against loss caused thereby in the applicable title policy, by way of ALTA coverage or other affirmative cover, reasonably acceptable to the Purchaser, or (ii) do not materially and adversely affect the value or operation of the Real Property in question as currently operated,
(c) any state of facts a survey or other visual inspection would show that do not materially and adversely affect the value or operation of the Real
Property in question as currently operated and (d) Liens arising from the
Assumed Liabilities.

         "Person" means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under section 13(d)(3) of the Exchange Act.

         "Petition Date" has the meaning set forth in the second recital of this Agreement.

         "Potential Bidder" has the meaning set forth in Section 6.01(b) of this Agreement.

         "Product Liabilities" means Liabilities with respect to any products designed, manufactured, tested, marketed, distributed or sold by TSIC or any of its Subsidiaries or Affiliates (other than the Purchased Subsidiary) and related to the Business, whether arising prior to, at or after the Closing.

         "Property Taxes" means real and personal ad valorem property Taxes and any other Taxes imposed on a periodic basis and measured by the value of any asset.

         "Purchase Price" has the meaning set forth in Section 2.03(a) of this
Agreement.

         "Purchase Price Bank Account" means a bank account in the United
States to be designated by the Sellers in a written notice to the Purchaser at least two Business Days before the Closing.

         "Purchase Price Reduction Payment" has the meaning set forth in
Section 2.10(c)(i) of this Agreement.

         "Purchased Assets" has the meaning set forth in Section 2.01(a) of this Agreement.

         "Purchased Stock" has the meaning set forth in Section 2.01(a) of this Agreement.

         "Purchased Subsidiary" has the meaning set forth in the third recital of this Agreement.

         "Purchaser" has the meaning set forth in the preamble of this
Agreement.
         "Purchaser Indemnified Party" has the meaning set forth in Section
9.02 of this Agreement.

         "Purchaser's Deposit" means $2,800,000 paid by the Purchaser upon the execution of this Agreement, pursuant to the terms of the Escrow Agreement and as provided in Section 2.11 of this Agreement.

         "Qualified Overbid" means a bid received from a Qualified Overbidder including all of the Required Bid Documents and meeting all of the Bid
Requirements.

         "Qualified Overbidder" has the meaning set forth in Section 6.01(b)
of this Agreement.

         "Real Property" means the Transferred Real Property and the Leased
Real Property.

         "reasonable best efforts" means best efforts; provided that in using such efforts, the party using the same shall not be required to incur or expend unreasonable amounts of financial resources.

         "Receivables" means any and all accounts receivable (whether billed or unbilled), notes and other evidences of indebtedness and other amounts receivable from third parties, including but not limited to, credits or similar benefits not attributable to Excluded Taxes nor Excluded Assets and customers, to the extent arising from the conduct of the Business before the
Closing, whether or not in the ordinary course, together with any unpaid financing charges accrued thereon as set forth on the Reference
Receivable/Inventories Statement or the Closing Receivables/Inventories
Statement.

         "Receivables/Inventories Deficiency" has the meaning set forth in
Section 2.10(c)(i) of this Agreement.

         "Receivables/Inventories Surplus" has the meaning set forth in
Section 2.10(c)(ii) of this Agreement.

         "Reference Receivables/Inventories Statement" means a report setting forth the calculation of the dollar amount of the Receivables and Inventories as of the close of business on October 2, 2004, prepared in accordance with
GAAP, and calculated as set forth in Exhibit 2.10(a)(ii) of this Agreement.

         "Regulations" means the Treasury Regulations (including Temporary
Regulations) promulgated by the United States Department of Treasury with respect to the Tax Code or other federal Tax Laws.

         "Related Person" has the meaning set forth in Section 3.23 of this
Agreement.

         "Release" means disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like into or upon any land or water or air or otherwise entering into the
Environment.

         "Relief" shall mean (a) any relief, allowance, exemption, set-off, deduction or credit available from, against or in relation to Tax or in the computation for any Tax purpose of income, profits or gains; and (b) any right to a repayment of Tax.

         "Remedial Action" means all action to (a) clean up, remove, treat or handle in any other way Hazardous Materials in the Environment; (b) prevent the Release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or the Environment; or (c) perform remedial investigations, feasibility studies, corrective actions, closures and post-remedial or post-closure studies, investigations, operations, maintenance and monitoring.

         "Representative" has the meaning set forth in Section 5.17 of this
Agreement.

         "Required Bid Documents" has the meaning set forth in Section 6.02(a)
of this Agreement.

         "Sale" means the purchase of the Purchased Assets and the assumption of the Assumed Liabilities.

         "Sales Taxes" means sales, use, value added or similar Taxes.

         "Sale Approval Order" has the meaning set forth in Section 5.14 of this Agreement.

         "Sale Motion" has the meaning set forth in Section 5.14 of this
Agreement.

         "Saving" shall mean the reduction or elimination of any liability of the Purchased Subsidiary to make an actual payment of corporation tax in respect of which the Sellers would not have been liable under section 5.11(a), by the use of any Relief arising wholly as a result of a liability to Tax in respect of which the Sellers have made a payment under section 5.11(a).

         "SEC" has the meaning set forth in Section 3.24 of this Agreement.

         "SEC Reports" has the meaning set forth in Section 3.24 of this
Agreement.

         "Seller Indemnified Party" has the meaning set forth in Section 9.03 of this Agreement.

         "Sellers" has the meaning set forth in the preamble of this Agreement.

         "Sellers' 401(k) Plan" has the meaning set forth in Section 7.04 of this Agreement.

         "Sellers' Knowledge," "Knowledge of the Sellers" or similar terms used in this Agreement, means the actual knowledge of the Persons listed in
Exhibit 1.01(f) as of the date of this Agreement (or, with respect to a certificate or any other writing delivered pursuant to this Agreement, as of the date of delivery of such certificate) after reasonable inquiry and investigation.

         "Stand-Alone Financial Statements" has the meaning set forth in
Section 3.04(d) of this Agreement.

         "Subsidiary" means with respect to any Person (the "Owner") (a) any corporation or other Person of which the Owner (either alone or through or together with one or more of its Subsidiaries) owns or holds, directly or indirectly, through one or more intermediaries, more than 50% of the outstanding capital stock of such other Person, (b) any corporation or other
Person of which capital stock having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of such
Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred), are held or owned, directly or indirectly, through one or more intermediaries, by the Owner
(either alone or through or together with one or more of its Subsidiaries), or
(c) any Person, the operations of which are consolidated or combined with the
Owner, pursuant to GAAP, for financial reporting purposes.

         "Successful Bid" has the meaning set forth in Section 6.03(e) of this
Agreement.

         "Successful Bidder" has the meaning set forth in Section 6.06(a)(ii)
of this Agreement.

         "Tangible Personal Property" has the meaning set forth in Section
2.01(a)(iv) of this Agreement.

         "Tax" or "Taxes" means (a) any and all taxes of any kind imposed by any Taxation Authority, including taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers'
compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and
customs' duties, tariffs, and similar charges; and (b) any interest fine, penalty, surcharge, additions to tax or other imposition relating to any tax, duty or levy listed above.

         "Taxation Authority" shall mean any authority, whether of the United
States of America, the United Kingdom or elsewhere, competent to impose, assess or collect Tax.

         "Taxation Statute" shall mean any statute (and all regulations and other documents having the force of law under such statute) published, enacted, issued or coming into force on or before the date of this Agreement relating to Tax.

         "Tax Code" means the Internal Revenue Code of 1986, as amended through the date hereof.

         "Tax Returns" means any and all returns, reports and forms (including elections, declarations, amendments, schedules, information returns or attachments thereto) required to be filed with a Governmental Authority with respect to Taxes.

         "TCGA" shall mean Taxation of Chargeable Gains Act 1992.

         "Transferred Employees" has the meaning set forth in Section 7.01 of this Agreement.

         "Transferred Intellectual Property" means all Intellectual Property owned by the Sellers.

         "Transferred IP Agreements" means all (i) licenses of Intellectual
Property to the Sellers and (ii) licenses of Intellectual Property by the
Sellers to third parties, in each case as set forth in Section 3.08(a)(ii) of the Disclosure Schedule.

         "Transferred Real Property" has the meaning set forth in Section
2.01(a)(iii) of this Agreement.

         "TSIC" has the meaning set forth in the preamble of this Agreement.

         "TSIC Balance Sheet" has the meaning set forth in Section 3.04 of this Agreement.

         "TSIC Entities" means each of the Sellers and the Purchased
Subsidiary.

         "US TSIC Entity" has the meaning specified in Section 3.12(a).

         "VAT" shall mean value added Tax.

         "WARN Act" means the Workers Adjustment and Retraining Notification
Act of 1988, as amended.

SECTION 1.02.  ...Interpretation and Rules of Construction.  In this
Agreement, except to the extent otherwise provided or that the context otherwise requires:

(a)      when a reference is made in this Agreement to an Article, Section,
         Exhibit, Appendix or Schedule, such reference is to an Article or
         Section of, or an Exhibit, Appendix or Schedule to, this Agreement unless otherwise indicated;

(b)      the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(c)      whenever the words "include," "includes" and "including" are used in this Agreement, they are deemed to be followed by the words "without limitation";

(d)      the words "hereof," "herein" and "hereunder" and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(e)      all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

(f)      the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

(g)      any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law or statute as from time to time amended, modified or supplemented, including by succession of comparable successor Laws;

(h)      references to a Person are also to its successors and permitted assigns;

(i)      the use of "or" is not intended to be exclusive unless expressly indicated otherwise.

Article II........

                               PURCHASE AND SALE

SECTION 2.01.  ...Purchase and Sale of Purchased Assets.  (a)  Upon the terms and subject to the conditions of this Agreement, at the Closing, the Sellers shall sell, assign, transfer, convey and deliver, or cause to be sold, assigned, transferred, conveyed and delivered, to the Purchaser (or one or more of its designated Affiliates), and the Purchaser shall purchase from the
Sellers free and clear of all Liens (other than Permitted Liens), Actions or
Claims against and Indebtedness of the Sellers (other than such Actions,
Claims and Indebtedness related to the Assumed Liabilities) to the maximum extent permissible under Sections 363 and 365 of the Bankruptcy Code, and otherwise as set forth in the Sale Approval Order (other than Assumed
Liabilities), (i) all of the Sellers' right, title and interest in and to all of the outstanding capital stock of the Purchased Subsidiary (the "Purchased
Stock"), and (ii) all of the Sellers' right, title and interest in and to all of the assets, rights, privileges, Claims, Contracts (to the extent transferable) and properties of every kind, nature, character and description, real, personal and mixed, tangible and intangible, absolute or contingent, wherever located, used in or relating to the conduct of the Business, other than the Excluded Assets (collectively, the "Purchased Assets"), including, without limitation, the following:

(i)      the Inventories;

(ii)     the Receivables;

(iii)    the real property specified in Section 2.01(a)(iii) of the Disclosure
         Schedule and all of the rights of the Sellers arising out of the ownership thereof or appurtenant thereto together with all
         Improvements thereon (the "Transferred Real Property"), and all rights of the Sellers in respect of the Leased Real Property, including all leasehold interests, options to purchase underlying property and leasehold improvements thereon and any other rights, licenses, and profits appurtenant to or related to such leasehold interests, but excluding any cash security or similar deposits or rights thereto belonging to the Sellers to the extent set forth in
         Section 2.12;

(iv)     except as set forth in Section 2.01(b)(iv) of the Disclosure
         Schedule, all tangible personal property used by the Sellers in the conduct of the Business, including, without limitation, all equipment, furniture, fixtures, furnishings, accessories, machinery, manufacturing and other equipment, computer software and hardware, tools, molds, parts, supplies, vehicles and other tangible personal property owned or leased by the Sellers at any location and used by the Sellers in the conduct of the Business (the "Tangible Personal
         Property");

(v)      the books of account, general, accounting, financial, tax and personnel records, invoices, shipping records, customer lists, supplier lists, all other information as to sources of supply and relationships with suppliers and customers, business plans, studies, projections, research and development reports, operating guides and manuals, correspondence and other marketing and all other studies and documents, records and files, in any form or medium, and any rights thereto owned, solely associated with or solely employed by any
         Seller in the conduct of the Business; provided, however, that from and after the date hereof (including for a period of three years after the Closing Date), the Sellers shall have the right to inspect such materials during normal business hours as may reasonably be necessary for Tax purposes or other legitimate business reasons of the Sellers;

(vi)     the Purchased Stock;

(vii)    the Transferred Intellectual Property; provided, however, that subject to Sections 5.15 and 5.16, each of the Sellers shall have the right to use its respective name as its corporate name;

(viii)   all Sellers' archives, artwork and development and design work;

(ix)     the catalogs, sales and promotional literature, customer lists, referral sources and other sales-and promotional materials of each of the Sellers, including merchandise certificates and gift
         certificates, solely to the extent related to the Business (including all images owned by any of the Sellers and the Sellers' right and interest in licensed images);

(x)      the rights of each of the Sellers under the Designated Contracts, including the Transferred IP Agreements (other than as excluded under
         Section 2.01(b)(xi)), including, without limitation, any right to receive payment for products sold or services rendered, and to receive goods and services, pursuant to such Designated Contracts and to assert Claims and take other rightful actions in response to breaches, defaults and other violations of such Designated Contracts;

(xi)     the equipment leases included in the Designated Contracts;

(xii)    the purchase orders, invoices and commitments relating to the
         Inventories set forth in Section 2.01(a)(xii) of the Disclosure
         Schedule (as such Section 2.01(a)(xii) of the Disclosure Schedule may be amended from time to time until the Closing Date);

(xiii)   any municipal, state, federal and international franchises, permits, licenses, agreements, waivers and authorizations solely to the extent held or used by any of the Sellers in connection with the operation of the Business or the ownership of the Purchased Assets, to the extent transferable under applicable Law;

(xiv)    the rights of the Sellers' to deposits, credits, prepaid expenses, deferred charges, advanced payments, rights to refunds and prepaid items related to the Purchased Assets, but excluding Sellers' ratable portion of utilities, maintenance, rents and other similar pre-paid items, which shall be treated in a manner as set forth in Section
         2.12;

(xv)     all Claims of Sellers against third parties relating to the Purchased
         Assets, whether choate or inchoate, known or unknown, or contingent or non-contingent;

(xvi)    all insurance proceeds assigned to Purchaser pursuant to Section
         5.07(iii); and

(xvii)   all other assets, rights, privileges, Claims, Contracts (to the extent transferable) and properties of every kind, nature, character and description, real, personal and mixed, tangible and intangible, absolute or contingent, wherever located, to the extent used in the
         Business.

(b)      Notwithstanding anything in Section 2.01(a) to the contrary, the
Sellers shall not sell, convey, assign, transfer or deliver, nor cause to be sold, conveyed, assigned, transferred or delivered, to the Purchaser, and the
Purchaser shall not purchase, and the Purchased Assets shall not include, the
Sellers' right, title and interest to any of the following assets of the
Sellers (the "Excluded Assets"):

(i)      the Purchase Price Bank Account and the assets contained therein or the proceeds thereof;

(ii)     except as set forth in Section 2.01(a)(xiv), all cash and cash equivalents, securities and negotiable instruments of the Sellers on hand, in lockboxes, in financial institutions or elsewhere;

(iii)    any and all Receivables and Inventories of the Purchased Subsidiary;

(iv)     any rights to Tax refunds, credits or similar benefits attributable to Excluded Taxes;

(v)      the Sellers' company seals, minute books, charter documents, stock or equity record books and such other books and records as pertain to the organization, existence or capitalization of the Sellers, as well as any other records or materials relating to the Sellers generally and not involving or related to the Purchased Assets or the operation of the Business or that the Sellers are required by Law to retain in their possession; provided, however, that from and after the date hereof (including after the Closing Date) the Purchaser shall have the right to inspect such materials during normal business hours upon reasonable request to Seller's to the extent Purchaser requires access to any information therein for purposes of conducting the
         Business and owning and operating the Purchased Assets.

(vi)     any right, property or asset that is listed or described in
         Section 2.01(b)(vi) of the Disclosure Schedule, including all of the outstanding shares of capital stock of each Subsidiary of TSIC other than the Purchased Stock;

(vii)    all rights of the Sellers under this Agreement and the Ancillary
         Agreements;

(viii)   all rights of the Sellers under the DIP Loan Facility;

(ix)     Tax Returns of the Sellers, other than those relating solely to the
         Purchased Assets or the Business; provided, that the Purchaser has or shall be given copies of any such Tax Returns to the extent related to the Purchased Assets or the Business (other than Tax Returns in respect of income Taxes of any kind or nature); provided, however, that from and after the date hereof (including after the Closing
         Date) the Purchaser shall have the right to inspect such Tax Returns during normal business hours upon reasonable request to Seller's to the extent Purchaser requires access to such information for purposes of conducting the Business and owning and operating the Purchased
         Assets;

(x)      all current and prior insurance policies of the Sellers and all rights of any nature with respect thereto, including all insurance recoveries thereunder and rights to assert Claims with respect to any such insurance;

(xi)     any Designated Contract and rights thereunder which, based upon the objection of a party to a Designated Contract other than a Seller or
         Sellers or any of their Affiliates, the Bankruptcy Court has determined shall not be assigned to the Purchaser under applicable provisions of the Bankruptcy Code without the consent or approval of the other party thereto;

(xii)    (a) all causes of action, judgments, Claims and Actions of any nature available to or being pursued by the Sellers against third parties, whether choate or inchoate, known or unknown, contingent or otherwise, to the extent the foregoing relate to or arise out of the
         Excluded Assets or the Excluded Liabilities and (b) all causes of action, judgments, Claims and Actions of any nature available to or being pursued by any Seller against (i) any Representative of any
         Seller, or (ii) any supplier or vendor to any Seller, or (iii) any third party insurance, reinsurance, bonding or other similar company providing insurance to the Sellers other than with respect to causes of action, judgments, Claims and Actions against Representatives, suppliers or vendors described in clause (A), (B) or (C) below, including such causes of action, chooses in action and rights of recovery actions for preferences, fraudulent conveyances, and other avoidance power claims and any recoveries under sections 506(c), 542,
         544, 545, 546, 547, 548, 549, 550, 552(b) and 553 of the Bankruptcy
         Code and the proceeds, products, rents and profits of all of the foregoing, but only if such Representative, supplier or vendor is not a director, officer, employee or agent of, or consultant, supplier, vendor or contractor to, the Business (A) whose relationship with the
         Business continues immediately following the Closing Date, (B) who has been hired, retained or engaged by the Purchaser or any of its
         Affiliates within 60 days after the Closing Date, or (C) who, at the end of such 60-day period, is reasonably expected to have or resume such a continuing relationship with the Business after such 60-day period;

(xiii)   except as provided in Article VII, all assets of any Employee Plan
         (or of any related trust or other funding vehicle) maintained by the
         Sellers;

(xiv)    the Excluded IP Agreements;

(xv)     any Contracts of the Sellers that are not Designated Contracts; and

(xvi)    intercompany Receivables.

SECTION 2.02.     Assumption and Exclusion of Liabilities.  (a)  Upon the
terms and subject to the conditions set forth in this Agreement, the Purchaser or one or more of its Subsidiaries shall, by executing and delivering, at the
Closing, the Assumption Agreement, assume, and agree to pay, perform and discharge when due, only the following enumerated Liabilities of the Sellers to the extent relating to the Business or the Purchased Assets (the "Assumed
Liabilities") and shall not pay, perform, discharge or otherwise be responsible for or obligated to any Person in any respect for any other
Liabilities of TSIC or any of its Subsidiaries or Affiliates, including any of the Excluded Liabilities set forth in Section 2.02(b) below:

(i)      all Liabilities of the Sellers, arising under, or relating to performance under, the Designated Contracts not excluded under
         Section 2.01(b)(xi), other than Cure Costs in respect thereof;

(ii)     all Liabilities for the purchase orders, invoices and commitments relating to the Inventories set forth in Section 2.02(a)(ii) of the
         Disclosure Schedule (as the same may be amended from time to time through and including the Closing Date) that have been entered into by the Sellers; provided, that, the Liabilities relating to
         Inventories shall not include purchase orders, invoices and commitments where the cost for materials has increased by more than
         2% above the cost which has been customarily charged by the vendor in the three-month period prior to the date hereof;

(iii)    all Liabilities for returns, credits, discounts, vendor margin agreements, "high/low" holdbacks, contingencies, chargebacks, write-offs, write-downs, and allowances relating to goods and products sold or orders accepted as of the Closing Date to the extent related exclusively to the Business and incurred by the Sellers in the Ordinary Course of the Business; and

(iv)     Liabilities secured by Seller's letters of credit with respect to purchase orders for Inventories which are Purchased Assets.

(b)      The Sellers shall retain, and shall be responsible for paying, performing and discharging when due, and the Purchaser shall not assume or have any responsibility for any Liabilities of any Seller or any of its
Affiliates of any kind or nature (other than the Assumed Liabilities), including, without limitation, the following Liabilities (the "Excluded
Liabilities"):

(i)      all Liabilities in respect of the Excluded Taxes;

(ii)     all Liabilities relating to or arising out of the Excluded Assets;

(iii)    all Cure Costs;

(iv)     the Sellers' obligations under this Agreement and the Ancillary
         Agreements;

(v)      all obligations of the Sellers under the DIP Loan Facility;

(vi)     all litigation Claims against TSIC or any of its Subsidiaries or
         Affiliates;

(vii)    all intercompany Liabilities owing from any Seller to any other
         Seller or any of their respective Affiliates,

(viii)   all Liabilities related to any Employee Plans or any employee benefit plans, agreements or arrangements;

(ix)     all Contract and other Liabilities related to any current or former employees of the Sellers;

(x)      any costs or expenses incurred in connection with or related to the administration of the Chapter 11 Cases, including "allowed administrative expenses" under section 503(b) of the Bankruptcy Code, and professional fees or expenses of any of the Sellers, attorneys, accountants or other professional advisors;

(xi)     any Liabilities for borrowed money of any kind or nature;

(xii)    except as set forth in Section 2.02(a), any pre-Closing litigation claim or assessment, breach of Contract, tort, infringement, violation of Law or environmental matters of any Seller or any of their Affiliates arising from any facts, events or circumstances arising on or prior to the Closing Date, in each case, of any kind or nature whatsoever and whether related to the Purchased Assets or the
         Business or otherwise and regardless of when commenced;

(xiii)   all Environmental Liabilities;

(xiv)    all Product Liabilities;

(xv)     all Liabilities of the Sellers, arising under, or relating to performance under, the Designated Contracts excluded under Section
         2.01(b)(xi);

(xvi)    all Liabilities of the Sellers to pay, reimburse or indemnify their respective Representatives;

(xvii)   any Liabilities associated with Sellers' obligation to pay stay bonuses or key employee retention plans approved by the Bankruptcy
         Court; and

(xviii)  all Liabilities of the Sellers for all state and local ad valorem
         Taxes, including real property Taxes, tangible personal property
         Taxes and intangible personal property Taxes, occupational license
         Tax Claims, and state and local income Tax Claims; and

(xix)    the Hong Kong Note Payable.

SECTION 2.03.     Purchase Price; Allocation of Purchase Price.  (a)  Subject
to the post-Closing adjustments set forth in Section 2.10, the purchase price for the Purchased Assets shall be Eighty Five Million Dollars ($85,000,000) in cash minus, dollar-for-dollar, the Non-Assumed Liabilities Payments (the
"Purchase Price").  After the Closing, the Non-Assumed Liabilities Payments, if
any, shall be made by the Purchaser out of the Indemnity Escrow Amount.  The
Purchaser shall also deduct from the Purchase Price (including any amounts payable under Section 2.10) any amounts required to be withheld and deducted under the Tax Code or other applicable Tax Law.  Any amounts so deducted shall be remitted by the Purchaser to the appropriate Governmental Authority on a timely basis.  Except as otherwise set forth herein or in the Escrow
Agreement, the Purchaser's Deposit and all earnings thereon shall be paid to the Sellers at Closing and deducted from the amount payable by Purchaser at
Closing.

(b)      The sum of the Purchase Price and the Assumed Liabilities shall be allocated among the Purchased Assets as of the Closing Date as mutually determined by the Sellers and the Purchaser in accordance with the Tax Code
(the "Allocation").  Any subsequent adjustments to the sum of the Purchase
Price and Assumed Liabilities shall be reflected in the Allocation in a manner consistent with section 1060 of the Tax Code and the Regulations thereunder.
For all Tax purposes, the Purchaser and the Sellers agree that the transactions contemplated by this Agreement shall be reported in a manner consistent with the terms of this Agreement, including the Allocation, and that neither of them will take any position inconsistent therewith in any Tax
Return, refund claim, litigation, or otherwise.  Each of the Sellers and the
Purchaser agrees to cooperate with the other in preparing IRS form 8594 and to furnish the other with a copy of such form prepared in draft form within a reasonable period before its filing due date.

SECTION 2.04.     Contract Assumption.  Section 2.04 of the Disclosure
Schedule sets forth a list of all executory Contracts and unexpired leases to which one or more of the Sellers are party and which are to be included in the
Purchased Assets (the "Designated Contracts").  The Purchaser shall have the right to make initial deletions to Section 2.04 of the Disclosure Schedule up to and including the seventh Business Day after the date hereof, subject to the procedures set forth in Section 5.15(a) of this Agreement.  Sellers shall, at the written direction of the Purchaser delivered no later than seven days prior to the Final Sale Hearing, direct the Sellers to add Designated
Contracts to Section 2.04 to the Disclosure Schedule and provide notice of same to the non-debtor party to the Designated Contract to be assigned to the
Purchaser.  The Sellers and Purchaser acknowledge and agree that (i) the
Purchaser shall not assume any purchase commitment or purchase order of the
Sellers to the extent that the price per unit in such purchase commitment or purchase order has increased by more than 2% above the price per unit for that style item charged by the vendor in any purchase commitment or purchase order that has been entered into by the Sellers in the Ordinary Course of the
Business during the three-month period immediately preceding the date hereof, and (ii) the Purchaser shall not assume any sales commitment or sales order of the Sellers to the extent that the price per unit in such sales commitment or sales order has decreased by more than 2% of the price per unit for that that style item charged to the customer in any such sale commitment or sales order in the Ordinary Course of the Business during the three-month period immediately preceding the date hereof.  Such non-assumed Contract shall be deemed to no longer be a Designated Contract.  At Closing, subject to the approval of the Bankruptcy Court and except to the extent any such Designated
Contracts are deemed Excluded Assets by virtue of Section 2.01(b)(xi) above, the Sellers shall assume and then assign to the Purchaser, and the Purchaser shall assume from the Sellers, the Designated Contracts.  The Sellers shall be exclusively responsible for and bear, any and all cure and reinstatement costs and expenses for services rendered before the Closing Date (collectively, the
"Cure Costs") and relating to the assumption and assignment of the Designated
Contracts.

SECTION 2.05.     Cure Costs.  Until paid from the proceeds of the Purchase
Price or the DIP Loan Facility, the Cure Costs as are allowed by the
Bankruptcy Court shall be paid by the Sellers as an administrative claim pursuant to Section 503(b)(1)(A) of the Bankruptcy Code with priority over any or all other administrative expenses in the Chapter 11 Cases of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code or if the
Chapter 11 Cases are converted to Chapter 7 cases.  This provision shall be requirement of, approved by, and incorporated in the Sale Approval Order.  The
Purchaser shall have no responsibility whatsoever therefor, whether to any third party or otherwise with respect to such Cure Costs.  Sellers are responsible for the verification of all Cure Costs, including all administrative responsibilities associated therewith, and shall use their reasonable best efforts to establish the proper Cure Costs, if any, for each
Designated Contract, including the filing and prosecution of any and all appropriate proceedings in the Bankruptcy Court.  Notwithstanding any provision in this Agreement to the contrary, from and after the date hereof through the Closing Date: (i) the Sellers will not reject, without prior consent of the Purchaser, any Designated Contract and (ii) the Sellers will consult with the Purchaser and obtain the prior written consent of the
Purchaser with respect to the modification or restructuring of any Designated
Contract.

SECTION 2.06.     Amounts Due Under Designated Contracts.  From and after the
Closing, the Purchaser shall be obligated to pay all amounts for services rendered and goods provided under the Designated Contracts in accordance with the terms and conditions of all such Designated Contracts.  Any amounts for services rendered, and goods provided under the Designated Contracts during the period until the Closing Date shall not be a Liability of Purchaser
(unless to the extent included in the Assumed Liabilities to be assumed by
Purchaser).

SECTION 2.07.     Closing.  Subject to the terms and conditions of this
Agreement, the sale and purchase of the Purchased Assets and the assumption of the Assumed Liabilities contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of Greenberg Traurig, LLP,
The MetLife Building, 200 Park Avenue, New York, New York 10166, at
10:30 A.M., New York time on the fifth Business Day next following the satisfaction or waiver of the conditions to the obligations of the parties hereto set forth in Article VIII (other than conditions that are not capable of being satisfied until the Closing, but subject to the satisfaction or waiver of those conditions) or at such other place or at such other time or on such other date as the Sellers and the Purchaser may mutually agree upon in writing (the date of the Closing being herein referred to as the "Closing
Date").  The Closing shall be effective as of 12:01 a.m. on the Closing Date.

SECTION 2.08.     Closing Deliveries by the Sellers.  At the Closing, the
Sellers shall deliver or cause to be delivered to the Purchaser:

(a)      each of the items set forth on Exhibit 2.08(a) hereof;

(b)      the Bill of Sale, the Deeds, each Assignment of Lease, the Assignment of Transferred Intellectual Property and such other instruments, in form and substance reasonably satisfactory to the Purchaser, as may be reasonably requested by the Purchaser to effect the transfer of the Purchased Assets to the Purchaser or evidence such transfer on the public records, in each case duly executed by Sellers;

(c)      executed counterparts of the Assumption Agreement;

(d)      executed counterparts of each other Ancillary Agreement to which any of the Sellers is a party (other than the Ancillary Agreements delivered pursuant to Section 2.08(a) and (d));

(e)      a receipt for the Purchase Price less the Escrow Amount and the
         Purchaser's Deposit;

(f)      a certificate of the secretary or an assistant secretary of each of the Sellers certifying the names and signatures of the officers of each of the Sellers authorized to sign this Agreement, each of the
         Ancillary Agreements and any other documents to be delivered hereunder and thereunder;

(g)      a certificate of non-foreign status (in a form reasonably acceptable to the Purchaser) pursuant to section 1.1445-2(b)(2) of the
         Regulations;

(h)      a certificate of a duly authorized officer of each of the Sellers certifying as to the matters set forth in Section 8.02(a);

(i)      all such other instruments and documents as the Purchaser or the
         Purchaser's counsel may reasonably request to evidence or consummate the transactions contemplated by this Agreement;

(j)      the Sellers' notification pursuant to Section 5.05; and

(k)      a certificate from the Clerk of the Bankruptcy Court certifying that no request for any stay pending appeal of the Sale Approval Order has been filed or appears on the docket of the Bankruptcy Court for the
         Chapter 11 Cases as of the Closing Date (together with telephonic confirmation thereof as may be requested by the Purchaser).

SECTION 2.09.     Closing Deliveries by the Purchaser(a)      .  (a)   At the
         Closing, the Purchaser shall deliver to the Sellers:

(i)      the Purchase Price, less each of the Purchaser's Deposit paid upon execution hereof and the Escrow Amount paid to the Escrow Agent as contemplated by this Agreement, by wire transfer in immediately available funds to the Purchase Price Bank Account;

(ii)     executed counterparts of the Assumption Agreement, each Assignment of
         Lease, the Assignment of Transferred Intellectual Property and such other instruments, in form and substance reasonably satisfactory to the Sellers, as may be requested by the Sellers to effect the assumption by the Purchaser of the Assumed Liabilities and to
         evidence such assumption on the public records;

(iii)    executed counterparts of each of the Ancillary Agreements (other than the Ancillary Agreements delivered pursuant to Section 2.08(b) and
         (c)) to which the Purchaser is a party;

(iv)     a true and complete copy, certified by the secretary or an assistant secretary of the Purchaser, of the resolutions duly and validly adopted by the board of directors of the Purchaser evidencing its authorization of the execution and delivery of this Agreement and each of the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby;

(v)      a certificate of the secretary or an assistant secretary of the
         Purchaser certifying the names and signatures of the officers of the
         Purchaser authorized to sign this Agreement, each of the Ancillary
         Agreements and any other documents to be delivered hereunder and thereunder;

(vi)     a certificate of a duly authorized officer of the Purchaser certifying as to the matters set forth in Section 8.01(a); and

(vii)    such resale or exemption certificates as are reasonably acceptable by
         Sellers to exempt Sellers from the obligation to collect and remit sales, use or similar Taxes from Purchaser as a result of the sale of the Inventories to Purchaser.

(b)      At the Closing, the Purchaser shall deliver to the Escrow Agent the
         Escrow Amount by wire transfer in immediately available funds to the account(s) designated therefore in the Escrow Agreement, in accordance with the terms of Escrow Agreement and Section 2.11 hereof.

SECTION 2.10.     Post-Closing Adjustment of Purchase Price.  At the Closing,
the Purchaser shall deliver to the Escrow Agent by wire transfer of immediately available funds to the account(s) designated therefor in the
Escrow Agreement, in accordance with the terms of the Escrow Agreement and
Section 2.11, the Escrow Amount.  The Purchase Price shall be subject to adjustment as specified in this Section 2.10 as follows:

(a)      Closing Receivables/Inventories Statement.  (i)  As promptly as practicable, but in any event within 30 days following the Closing
         Date, the Purchaser shall prepare and deliver to Sellers a report setting forth the Purchaser's calculation of the dollar amount of the
         Receivables and Inventories as of the close of business on the
         Closing Date (the "Closing Receivables/Inventories Statement"),
         prepared in good faith in accordance with GAAP and, to the extent consistent with GAAP, on a basis consistent with the preparation of the Reference Receivables/Inventories Statement.

(ii)     the Reference Receivables/Inventories Statement has been calculated, and the Closing Receivables/Inventories Statement shall be calculated as set forth on Exhibit 2.10(a)(ii) to this Agreement.

(iii)    the Sellers shall cooperate with the Purchaser in the preparation of the Closing Receivables/Inventories Statement, as more fully set forth in Sections 5.9 and 5.10.  The Sellers and their
         Representatives shall be given timely access to Purchaser, and the books, records, facilities and employees of the Business, including all supporting documents and work papers used in the preparation of the Closing Receivables/Inventories Statement, as may be reasonably necessary for Sellers' review of such statement.

(b)      Disputes.  (i)  The Sellers may dispute any amounts reflected on the
         Closing Receivables/Inventories Statement, but only on the basis that such amounts were not arrived at in accordance with Exhibit
         2.10(a)(ii) or resulted from a mathematical or clerical error;
         provided, however, that Sellers shall have notified Purchaser in writing of each disputed item, specifying the amount thereof in dispute and setting forth, in reasonable detail, the basis for such dispute, within 10 Business Days of the Purchaser's delivery of the
         Closing Receivables/Inventories Statement.  In the event of such a dispute, the Sellers and the Purchaser shall attempt to reconcile their differences, and any resolution by them as to any disputed amounts shall be final and binding on the parties hereto.  If the
         Sellers and the Purchaser are unable to reach a resolution with such effect within 10 Business Days after receipt by the Purchaser of the
         Sellers' written notice of dispute, the Sellers and the Purchaser shall submit the items then remaining in dispute for resolution to a mutually agreed upon accounting firm that is independent of the
         Purchaser and the Sellers and is of national reputation (the
         "Independent Accounting Firm"), which shall, as soon as practicable but not later than 10 Business Days after such submission, determine and report to the Sellers and the Purchaser upon such remaining disputed items, and such report shall be final and binding on the
         Sellers and the Purchaser.  The fees and disbursements of the
         Independent Accounting Firm shall be shared equally by the Sellers and the Purchaser.

(ii)     In acting under this Agreement, the Sellers' Accountants, the
         Purchaser's Accountants and the Independent Accounting Firm shall be entitled to the privileges and immunities of arbitrators.

(c)      Purchase Price Adjustment.  The Closing Receivables/Inventories
         Statement shall be deemed conclusive and binding on the Sellers for the purposes of this Section 2.10 upon the earliest to occur of (A)
         the failure of the Sellers to notify the Purchaser of a dispute in accordance with Section 2.10(b)(i), (B) the resolution of all disputes by the Sellers and the Purchaser, and (C) the resolution of all disputes by the Independent Accounting Firm.  Within five
         Business Days of the Closing Receivables/Inventories Statement being deemed conclusive and binding:

(i)      If the dollar amount reflected on the Reference
                  Receivables/Inventories Statement exceeds the dollar amount reflected on the Closing Receivables/Inventories Statement
                  (the "Receivables/Inventories Deficiency"), then the
                  Purchase Price shall be reduced, dollar-for-dollar, in an
                  amount equal to the Receivables/Inventories Deficiency, the
                  Purchaser shall deliver written notice thereof to the Escrow
                  Agent and the Sellers specifying the amount of the
                  Receivables/Inventories Deficiency, and the Escrow Agent
                  shall, within two Business Days of its receipt of such
                  notice and in accordance with the terms hereof and the
                  Escrow Agreement, pay the amount of such deficiency to the
                  Purchaser, in cash, out of the Adjustment Escrow Amount (the
                  "Purchase Price Reduction Payment").  If the Adjustment
                  Escrow Amount is insufficient to pay therefrom to Purchaser the Purchase Price Reduction Payment, in full, then the
                  Escrow Agent shall distribute the entire Adjustment Escrow
                  Amount to the Purchaser as provided in the preceding
                  sentence and the Sellers shall pay, on or prior to the date on which the Escrow Agent pays to the Purchaser the entire
                  Adjustment Escrow Amount, an amount in cash equal to the
                  excess of (x) the amount of the Receivables/Inventories
                  Deficiency over (y) the Adjusted Escrow Amount paid to
                  Purchaser as provided above.  If the Sellers fail to pay
                  such excess within the period specified in the immediately preceding sentence, the Purchaser shall promptly deliver
                  written notice thereof to the Escrow Agent and the Sellers specifying such failure and the amount of the Purchase Price
                  Reduction Payment remaining unpaid, and the Escrow Agent
                  shall, within two (2) Business Days of its receipt of such notice and in accordance with the terms hereof and of the
                  Escrow Agreement, pay to the Purchaser out of the Indemnity
                  Escrow Amount the remaining unpaid amount of the Purchase
                  Price Reduction Payment.  If the Adjustment Escrow Amount
                  exceeds the amount of the Receivables/Inventory Deficiency, then the Escrow Agent shall, after paying in full to the
                  Purchaser the Purchase Price Reduction Payment, transfer all remaining funds in the Adjustment Escrow Amount to the
                  Seller.

(ii)     If the dollar amount reflected on the Closing Receivables/
                  Inventories Statement exceeds the dollar amount reflected on the Reference Receivables/Inventories Statement (the
                  "Receivables/Inventories Surplus"), then the Purchase Price shall be increased, dollar-for-dollar, in an amount equal to the Receivables/Inventories Surplus and the Purchaser shall pay, within two (2) Business Days after the date such
                  statement is deemed conclusive and binding hereunder, the
                  full amount of such surplus to the Sellers.

(iii)    All payments required to be made by the Sellers, the Purchaser or the
                  Escrow Agent pursuant to this Section 2.10(c) shall be made by wire transfer in immediately available funds to an
                  account designated by the receiving party.

SECTION 2.11.     Escrow.  On the date of this Agreement, the Purchaser shall deposit the Purchaser's Deposit with the Escrow Agent in accordance with the terms of this Agreement and the Escrow Agreement and shall enter into an
Escrow Agreement with the Escrow Agent substantially in the form of Exhibit
2.11 (the "Escrow Agreement").  At or prior to the Closing, the Purchaser shall deposit the Adjustment Escrow Amount and the Indemnity Escrow Amount in
two separate accounts to be managed and paid out by the Escrow Agent in accordance with the terms of this Agreement and the Escrow Agreement.

SECTION 2.12.     Proration.  (a)  Purchaser and Sellers agree that, except as otherwise specifically provided in this Agreement, all of the ordinary and recurring prepaid items normally incurred by Sellers relating to the Purchased
Assets, the Business or any TSIC Entity shall be set forth on Section 2.12 of the Disclosure Schedule and shall be prorated (with appropriate credit made for any cash security and similar deposits or rights thereto) as of the
Closing Date, with Sellers liable to the extent such items relate to any time periods (tax year periods for Property Tax) ending on or prior to the Closing
Date, and Purchaser liable to the extent such items relate to periods (tax year periods for Property Tax) after the Closing (measured in the same units used to compute the item in question and otherwise measured on the basis of the actual number of days elapsed in the calendar year); provided that notwithstanding anything to the contrary herein, Purchaser shall not pay any amount under this Section 2.12 that constitutes an Excluded Liability.

         (b)      In connection with the prorations referred to in Section
2.12(a) above, in the event that actual figures are not available at the
Closing Date, the proration shall be based upon the applicable amounts accrued through the Closing Date or paid for the most recent year or other appropriate period for which such amounts paid are available.  All prorated amounts shall be recalculated and paid to the appropriate Person within 15 days of the
Closing Date.  Sellers and Purchaser shall furnish each other with such documents and other records as may be reasonably requested in order to confirm all proration calculations made pursuant to this Section 2.12.

Article III

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE SELLERS

         Subject to the exceptions set forth in the Disclosure Schedule, each
Seller, jointly and severally, hereby represents and warrants to the
Purchaser, as of the date hereof or, if a representation or warranty is made as of a specified date, as of such date, as follows:

SECTION 3.01.     Organization, Authority and Qualification of the TSIC
Entities.  (a) Except as a result of the commencement of the Chapter 11 Cases, each TSIC Entity is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and has all necessary corporate power and authority, subject to obtaining the approval of the
Bankruptcy Court, to enter into this Agreement and the Ancillary Agreements, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  Each TSIC Entity is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except to the extent that the failure to be so licensed, qualified or in good standing (a)
has resulted from the commencement or continuance of the Chapter 11 Cases, or
(b) would not (i) adversely affect the ability of each Seller to carry out its obligations under, and to consummate the transactions contemplated by, this
Agreement and the Ancillary Agreements, or (ii) have a Material Adverse
Effect.  Subject to obtaining the approval of the Bankruptcy Court, the execution and delivery of this Agreement and the Ancillary Agreements by each
Seller, the performance by such Seller of its obligations hereunder and thereunder and the consummation by such Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of such Seller.  This Agreement has been, and upon their execution the Ancillary Agreements shall have been, duly executed and delivered by each Seller, and (assuming due authorization, execution and delivery by the Purchaser) following the approval by the Bankruptcy Court of this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby, this Agreement and the Ancillary Agreements shall constitute legal, valid and binding obligations of each Seller, enforceable against such Seller in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors' rights generally and subject to general principles of equity.

         (b)      Except as set forth in Section 3.01(b) of the Disclosure
Schedule, there are no direct or indirect Subsidiaries of TSIC other than the other Sellers and the Acquired Subsidiary.  Except as set forth in Section
3.01(b) of the Disclosure Schedule, Farah owns all of the issued and outstanding capital stock of the Purchased Subsidiary.  There are no other shares of capital stock of the Purchased Subsidiary issued or outstanding other than the Purchased Stock and there are no declared and unpaid dividends or distributions on any such capital stock.  The Purchased Stock (i) has been duly authorized, validly issued, and is fully paid and nonassessable (in those jurisdictions in which such concepts are applicable), (ii) has not been issued in violation of any preemptive rights of stockholders or of any terms of any agreement or other understanding binding upon any TSIC Entity, and (iii) has been offered and sold in compliance with any and all applicable securities laws, rules and regulations.  All of the Purchased Stock is owned beneficially and of record directly by Farah free and clear of any and all Liens.  Except as set forth in Section 3.01(b) of the Disclosure Schedule, there is no security, option, warrant, right, call, subscription agreement, commitment or understanding of any nature whatsoever to which any TSIC Entity is a party or by which it is bound, that (i) calls for the issuance, sale, pledge or other disposition of any capital stock of the Purchased Subsidiary or any securities convertible into or exchangeable for, or other rights to acquire, any capital stock of the Purchased Subsidiary, (ii) obligates any TSIC Entity to grant, offer or enter into any of the foregoing or to repurchase, redeem or otherwise acquire any capital stock of the Purchased Subsidiary or (iii) relates to the transfer, dividends rights, voting, control, or registration rights of any capital stock of the Purchased Subsidiary.  Upon the closing, Purchaser or its designee will be the sole owner of all right, title and interest in the
Purchased Stock.

SECTION 3.02.     No Conflict.  (a) Subject to obtaining the approval of the
Bankruptcy Court and assuming that all consents, approvals, authorizations and other actions described in Section 3.03 have been obtained, all filings and notifications listed in Section 3.03 of the Disclosure Schedule have been made and any applicable waiting period has expired or been terminated, and except as may result from any facts or circumstances relating solely to the
Purchaser, the execution, delivery and performance by each Seller of this
Agreement and the Ancillary Agreements to which such Seller is a party does not and will not (i) violate, conflict with or result in the breach of the organizational documents or bylaws of any TSIC Entity, (ii) conflict with or violate any Law or Governmental Order applicable to any TSIC Entity or
(iii) except as set forth in Section 3.02 of the Disclosure Schedule, conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, acceleration or cancellation of, any note, bond, mortgage or indenture,
Contract, lease, sublease, license, permit, franchise or other instrument or arrangement to which any TSIC Entity is a party, except to the extent any of the foregoing are not enforceable due to operation of applicable bankruptcy
Law or the Sale Approval Order, and in the case of clauses (i) and (ii), as would not (A) materially and adversely affect the ability of each Seller to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement and the Ancillary Agreements or (B) otherwise have a Material Adverse Effect.

                  (b)      The Purchased Subsidiary is not in violation,
breach of, or default under (and no event has occurred that with notice or the lapse of time would constitute a violation, breach of, or default under) any term, condition, or provision of (i) its articles of incorporation or bylaws or other organizational documents, (ii) any note, bond, mortgage, deed of trust, security interest, indenture, loan or credit agreement, license, permit, Contract, lease, plan or other instrument, commitment or obligation to which such Purchased Subsidiary is a party or by which such Purchased
Subsidiary's properties or assets may be bound or affected, or (iii) any Law or Governmental Order applicable to such Purchased Subsidiary or to such
Purchased Subsidiary's properties or assets, except, in the case of clause
(ii) above, as would not have a Material Adverse Effect.

SECTION 3.03.     Governmental Consents and Approvals.  Subject to obtaining the approval of the Bankruptcy Court, the execution, delivery and performance by each Seller of this Agreement and each Ancillary Agreement to which such
Seller is a party does not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority, except (a) as described in Section 3.03 of the
Disclosure Schedule, (b) according to the pre-merger notification and waiting period requirements of the HSR Act, (c) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not prevent or materially delay the consummation by such Seller of the transactions contemplated by this Agreement and the Ancillary Agreements and would not have a Material Adverse Effect, or (d) as may be necessary as a result of any facts or circumstances relating solely to the Purchaser or any of its Affiliates.

SECTION 3.04.     Financial Information(a)  .  (a)   Attached as Section
3.04(a) of the Disclosure Schedule are the following financial statements
(collectively, the "Financial Statements"): (i) the unaudited consolidated balance sheet of TSIC as of October 2, 2004 (the "TSIC Balance Sheet"), and
(ii) the related unaudited statements of income and cash flows for the year then ended.  Except as set forth in Section 3.04(a) of the Disclosure
Schedule, the Financial Statements (a) were prepared in accordance with the books of account and other financial records of TSIC in the ordinary course of its business without audit, (b) were prepared in accordance with GAAP applied on a basis consistent with the past practices of TSIC, (c) reflect all normal and recurring adjustments which are necessary to present fairly, in all material respects, the financial condition and results of operations and cash flows of TSIC and its Subsidiaries as of such date and for the period covered thereby in accordance with GAAP, as consistently applied by TSIC, provided that (i) certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, and (ii) the Financial Statements include Excluded Assets and
Excluded Liabilities, and (d) present fairly, in all material respects, the financial condition and results of operations and cash flows of TSIC and its
Subsidiaries as of such date and for the period covered thereby.

(b)      There are no Liabilities of the TSIC Entities, other than Liabilities
(i) reflected or reserved against on the Financial Statements or (ii) incurred since the date of the TSIC Balance Sheet in the Ordinary Course of the
Business, and which do not and would not have a Material Adverse Effect.
Reserves are reflected on the TSIC Balance Sheet against all Liabilities of the TSIC Entities, in amounts that have been established on a basis consistent with the past practices of the Business and in accordance with GAAP.

(c)      The books of account and other financial records of the Sellers:
(i) reflect all items of income and expense and all assets and Liabilities required to be reflected therein in accordance with GAAP applied on a basis consistent with the past practices of the Business, (ii) are in all material respects complete and correct, and do not contain or reflect any material inaccuracies or discrepancies and (iii) have been maintained in accordance with good business and accounting practices.

(d)      Attached as Section 3.04(d) of the Disclosure Schedule are the
following stand-alone financial statements (collectively, the "Stand-Alone
Financial Statements"): (i) the stand-alone balance sheet of the Purchased
Subsidiary as of October 2, 2004 and (ii) the related statements of income and cash flows for the years ended October 2, 2004 and September 27, 2003, together with the notes to such Stand-Alone Financial Statements.  Except as set forth in Section 3.04(d) of the Disclosure Schedule, the Stand-Alone
Financial Statements (a) were prepared in accordance with the books of account and other financial records of the Purchased Subsidiary in the ordinary course of its business, (b) were prepared in accordance with generally accepted accounting principles in the United Kingdom ("UK GAAP"), applied on a basis consistent with the past practices of the Purchased Subsidiary, (c) reflect all normal and recurring adjustments which are necessary to present fairly, in all material respects, the financial condition and results of operations and cash flows of the Purchased Subsidiary as of such date and for the period covered thereby in accordance with UK GAAP, as consistently applied by the
Purchased Subsidiary and (d) present fairly, in all material respects, the financial condition and results of operations and cash flows of the Purchased
Subsidiary as of such date and for the period covered thereby.

(e)      All financial projections and forecasts heretofore furnished to the
Purchaser were prepared by TSIC's management in good faith on the basis of reasonable assumptions and have been updated with actual results and additional information since originally delivered by the Sellers to the
Purchaser.  These financial projections and forecasts were based upon the best information and estimates available when given to the Purchaser.  These financial projections and forecasts do not take into account the potential impact on the Business of entering into this Agreement or the Sellers' filing in Bankruptcy Court.

SECTION 3.05.     Litigation.  Except for the Chapter 11 Cases and any and all
Actions arising therefrom or related thereto, and except as set forth in
Section 3.05 of the Disclosure Schedule, as of the date hereof there is no
Action by or against any TSIC Entity and relating to the Business pending, or, to such Seller's Knowledge, threatened against any TSIC Entity, before any
Governmental Authority except as would not (a) adversely affect the ability of each Seller to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement and the Ancillary Agreements or
(b) otherwise have a Material Adverse Effect.  To the Seller's Knowledge, no
event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any material Action.  Each
TSIC Entity is in compliance in all material respects with the provisions of any and all settlement agreements, consent decrees, and all other similar arrangements and understandings to which it is a party or to which any of its properties or assets are subject.

SECTION 3.06.     Compliance with Laws; Permits.  (a) Except as set forth in
Section 3.06 of the Disclosure Schedule, and as would not (i) adversely affect the ability of each Seller to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement and the Ancillary
Agreements or (ii) otherwise have a Material Adverse Effect, each TSIC Entity has conducted and continues to conduct the Business in accordance with all
Laws and Governmental Orders applicable to the Business, and each TSIC Entity
(to the extent it relates to the Business) is not in violation of any such Law or Governmental Order.

         (b)  All material approvals, Governmental Permits, qualifications, franchises, and registrations, together with all modifications, amendments, supplements and extensions thereof, that are necessary to own the Purchased
Assets, conduct the Business and use and occupy the Transferred Real Property are valid and in full force and effect and are fully and freely transferable by the Sellers to the Purchaser, and there are no proceedings pending or, to the Sellers' Knowledge, threatened that seek the revocation, cancellation, suspension or any adverse modification of any such material approvals,
Governmental Permits, qualifications, franchises, and registrations.  None of such material approvals, Governmental Permits, qualifications, franchises, and registrations will be terminated or become terminable as a result of the transactions contemplated by this Agreement or the Ancillary Agreements.

SECTION 3.07.     Environmental Matters.  (a)  Except as disclosed in
Section 3.07 of the Disclosure Schedule or as would not have a Material Adverse
Effect:

(i)      To each Seller's knowledge, each TSIC Entity (to the extent it relates to the Business) is in compliance with, and for the past three years has been in compliance with, all applicable Environmental
         Laws and has obtained and is in compliance with all Environmental
         Permits.  All past non-compliance with Environmental Laws or
         Environmental Permits has been resolved without any pending, ongoing or future obligation, cost or Liability.

(ii)     To each Seller's knowledge, there are no underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed of on any of the Real Property or, during the period of each TSIC Entity's ownership, lease, use or occupancy thereof, on any property formerly owned, leased, used or occupied by such TSIC Entity.  Any underground storage tanks that are or were in service or use on the Real Property are or have been operated and/or closed in compliance in all material respects with applicable
         Environmental Law.

(iii)    To each Seller's Knowledge, there has been no Release of any
         Hazardous Material in violation of any applicable Environmental Law on any of the Real Property or on any property formerly owned, leased, used or occupied by such TSIC Entity, during the period of such TSIC Entity's ownership, lease, use or occupancy thereof.

(iv)     No TSIC Entity (as it relates to the Business) has undertaken or completed, any Remedial Action relating to any Release or threatened
         Release of any Hazardous Material at the Real Property or at any
         other site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any
         Environmental Law or Environmental Permit.

(v)      To each Seller's Knowledge, there is no asbestos or
         asbestos-containing material present at any of the Real Property.

(vi)     None of the Real Property is listed or to each Seller's Knowledge proposed for listing, or adjoins any other property that is listed or proposed for listing, on the National Priorities List or CERCLIS or on any analogous federal, state or local list.

(vii)    There are no Environmental Claims pending or to Sellers' Knowledge threatened against any TSIC Entity or the Real Property, and to such
         Sellers' Knowledge, there are no circumstances that can reasonably be expected to form the basis of any such Environmental Claim, including with respect to any off-site disposal location currently or formerly used by such TSIC Entity or any of its predecessors or with respect to previously owned or operated facilities. To each Seller's
         Knowledge, no TSIC Entity has any actual or alleged liability, whether fixed or contingent, under any Environmental Law.

(viii)   To each Seller's knowledge, there are no wetlands or any areas subject to any legal requirement or restriction in any way related to wetlands (including requirements or restrictions related to buffer or transition areas or open waters) at or affecting the Real Property.

(ix)     To each Seller's Knowledge, the TSIC Entities have used, stored, transported, treated and disposed of (as appropriate) Hazardous
         Materials in material compliance with Environmental Law.

(b)      The Sellers have provided the Purchaser with copies of (i) any environmental assessment or audit reports or other similar studies or analyses relating to the Business, the Real Property or the TSIC Entities, and (ii) all
insurance policies issued at any time that may provide coverage to any TSIC
Entity or the Business for environmental matters.

(c)      To each Sellers' Knowledge, neither the execution of this Agreement or the Ancillary Agreements nor the consummation of the transactions contemplated hereby or thereby will require any Remedial Action or notice to or consent of Governmental Authorities or third parties pursuant to any applicable Environmental Law or Environmental Permit.

SECTION 3.08.     Intellectual Property.  (a)  Section 3.08(a)(i) of the
Disclosure Schedule sets forth a true and complete list of all patents and patent applications, registered trademarks and trademark applications, and registered copyrights and copyright applications and registered domain names included in the Transferred Intellectual Property.  Section 3.08(a)(ii) of the
Disclosure Schedule sets forth a list of the Transferred IP Agreements.
Except for the Intellectual Property subject to the Contracts disclosed in
Section 3.08(a)(iii) of the Disclosure Schedule (the "Excluded IP
Agreements"), the Transferred Intellectual Property and the Transferred IP
Agreements include all the Intellectual Property owned by or licensed to any of the TSIC Entities and material to the operation of the Business.

         (b)      To the Sellers' knowledge, the operation of the Business,
the use of all the Transferred Intellectual Property and Intellectual Property
covered by the Transferred IP Agreements in connection therewith, and the TSIC
Entities' transmission, use, linking and other practices related to the operation of their web sites in connection with the Business, the content thereof and the advertisements contained therein, do not conflict with, infringe, misappropriate or otherwise violate in any material respects the
Intellectual Property or other proprietary rights, including rights of privacy, publicity and endorsement, of any third party, and no Actions or
Claims are pending or, to the Sellers' Knowledge, threatened against any TSIC
Entity alleging any of the foregoing.

         (c)      The TSIC Entities are the exclusive owners of the entire and unencumbered right, title and interest in and to the Transferred Intellectual
Property and Transferred IP Agreements, and the TSIC Entities have a valid right to use the Transferred Intellectual Property and the Intellectual
Property covered by the Transferred IP Agreements in the operation of the
Business.

         (d)      No Transferred Intellectual Property, or to the Sellers'
Knowledge, any Intellectual Property covered by the Transferred IP Agreements, is subject to any outstanding decree, order, injunction, judgment or ruling restricting the use of such Intellectual Property or that would impair the validity or enforceability of such Intellectual Property.

         (e)      No Actions or Claims have been asserted or are pending or, to the  Sellers' Knowledge, threatened against any TSIC Entity (i) based upon or challenging or seeking to deny or restrict the use by such TSIC Entity of any of the Transferred Intellectual Property or the Intellectual Property
covered by the Transferred IP Agreements, (ii) alleging that any services provided by, processes used by, or products manufactured or sold by such TSIC
Entity (in connection with the Business) infringe or misappropriate any
Intellectual Property right of any third party or (iii) alleging that the
Intellectual Property covered by the Transferred IP Agreements is being licensed or sublicensed in conflict with the terms of any license or other agreement.

         (f)      To the Sellers' Knowledge, no Person is engaging in any
activity that infringes the Transferred Intellectual Property or the
Intellectual Property covered by the Transferred IP Agreements.  Except as set forth in Section 3.08(f) of the Disclosure Schedule, none of the TSIC Entities has granted any license or other right to any third party with respect to the
Transferred Intellectual Property or the Intellectual Property covered by the
Transferred IP Agreements.  The consummation of the transactions contemplated by this Agreement and the Ancillary Agreements will not result in the termination or impairment of any of the Transferred Intellectual Property.

         (g)      The TSIC Entities have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of the trade secrets and other confidential Intellectual Property used in connection with the Business.  To the Sellers' Knowledge, (i) there has been no misappropriation of any material trade secrets or other material confidential
Intellectual Property used in connection with the Business by any Person; (ii)
no employee, independent contractor or agent of the TSIC Entities has misappropriated any trade secrets of any other Person in the course of performance as an employee, independent contractor or agent of the Business;
and (iii) no employee, independent contractor or agent of the TSIC Entities is in default or breach of any term of any employment agreement, nondisclosure agreement, assignment of invention agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of such Intellectual Property.

SECTION 3.09.     Real Property.  (a)  The Sellers have provided copies of the title reports in respect of all Transferred Real Property.  There are no Liens
on the Transferred Real Property other than the Liens described in such title reports.

         (b)      Section 3.09(b) of the Disclosure Schedule lists all real
property leased by a TSIC Entity ("Leased Real Property"), the street address of each parcel of Leased Real Property, the current occupant (if different from the lessee) and the identity of the lessor, the lessee and the date of the corresponding lease.  Sellers have delivered to the Purchaser true and complete copies of the leases in effect at the date hereof relating to the
Leased Real Property, and except as set forth on Section 3.09 of the
Disclosure Schedule there has not been any sublease or assignment entered into by any of the TSIC Entities in respect of the leases relating to the Leased
Real Property.

         (c)      Except as described in Section 3.09(c) of the Disclosure
Schedule, there is no material violation of any Law (including any building, planning or zoning law) relating to any of the Real Property.  The Sellers have made available to the Purchaser true, legible and complete copies of all the title insurance policies, title reports, surveys, certificates of occupancy, environmental reports and audits, appraisals, permits, other Liens, title documents and other documents relating to or otherwise affecting the
Real Property, the operations of the TSIC Entities (as they relate to the
Business) thereon or any other uses thereof.  At least one of the TSIC
Entities is in peaceful and undisturbed possession of each parcel of Real
Property, and there are no contractual or legal restrictions that preclude or restrict the ability to use the Real Property for the purposes for which it is currently being used.  All existing water, sewer, steam, gas, electricity, telephone, cable, fiber optic cable, Internet access and other utilities required for the construction, use, occupancy, operation and maintenance of the Real Property are adequate for the conduct of the Business as it has been and currently is conducted.  There are no latent defects or adverse physical conditions affecting the Real Property or any of the facilities, buildings, structures, erections, improvements, fixtures, fixed assets and personalty of a permanent nature annexed, affixed or attached to, located on or forming part of the Real Property, except as would not reasonably be expected to have a
Material Adverse Effect.  Except as set forth in Section 3.09(c) of the
Disclosure Schedule, none of the TSIC Entities has leased or subleased any parcel or any portion of any parcel of Real Property to any other Person and no other Person has any rights to the use, occupancy or enjoyment thereof pursuant to any lease, sublease, license, occupancy or other agreement, nor has any TSIC Entity assigned its interest under any lease or sublease listed in Section 3.09(b) of the Disclosure Schedule to any third party.

         (d)      Section 3.09(d) of the Disclosure Schedule sets forth a true and complete list of all leases and subleases relating to the Real Property and any and all ancillary documents (the "Ancillary Lease Documents")
pertaining thereto (including all amendments, modifications, supplements, exhibits, schedules, addenda and restatements thereto and thereof and all consents, including consents for alterations, assignments and sublets, documents recording variations, memoranda of lease, options, rights of expansion, extension, first refusal and first offer and evidence of commencement dates and expiration dates).  With respect to each of such leases and subleases, none of the TSIC Entities has exercised or given any notice of exercise, nor has any lessor or landlord exercised or received any notice of exercise by a lessor or landlord of, any option, right of first offer or right of first refusal contained in any such lease or sublease, including any such option or right pertaining to purchase, expansion, renewal, extension or relocation (collectively, "Options").

         (e)      Except as set forth in Section 3.09(e) of the Disclosure
Schedule, the interests of such TSIC Entity in the Transferred Real Property and the Leased Real Property to be transferred pursuant to this Agreement are sufficient for the continued conduct of the Business after the Closing in substantially the same manner as conducted prior to the Closing.

         (f)      There are no condemnation proceedings or eminent domain
proceedings of any kind pending or, to the Sellers' Knowledge, threatened against the Real Property.

         (g)      All the Real Property is occupied under a valid and current certificate of occupancy or similar permit, the transactions contemplated by this Agreement and the Ancillary Agreements will not require the issuance of any new or amended certificate of occupancy and, to the Sellers' Knowledge, there are no facts that would prevent the Real Property from being occupied by the Purchaser or any of its Subsidiaries, as the case may be, after the
Closing in the same manner as occupied by the TSIC Entities immediately prior to the Closing.

         (h)      All improvements on the Real Property constructed by or on behalf of the Sellers or, to the Knowledge of the Sellers, constructed by or on behalf of any other Person, were constructed in compliance with all applicable Laws (including any building, planning or zoning Laws) affecting such Real Property.

         (i)      No improvements on the Real Property and none of the current uses and conditions thereof violate any Lien, applicable deed restrictions or other applicable covenants, restrictions, agreements, existing site plan approvals, zoning or subdivision regulations or urban redevelopment plans as modified by any duly issued variances, and no permits, licenses or certificates pertaining to the ownership or operation of all improvements on the Real Property, other than those which are transferable with the Real
Property, are required by any Governmental Authority having jurisdiction over the Real Property.

         (j)      To the Sellers' knowledge, except as set forth in Section
3.09(j) of the Disclosure Schedule, all improvements on any Real Property are wholly within the lot limits of such Real Property and do not encroach on any adjoining premises or Lien benefiting such Real Property, and there are no encroachments on any Real Property or any easement or property right or benefit appurtenant thereto by any improvements located on any adjoining premises.

         (k)      Except as otherwise set forth in Section 3.09(k) of the
Disclosure Schedule, there have been no improvements of a value in excess of
$25,000 in the aggregate made to or constructed on any Real Property within the applicable period for the filing of mechanics' liens.

         (l)      The rental set forth in each lease or sublease of the Leased
Real Property is the actual rental being paid, and there are no separate agreements or understandings with respect to the same.

         (m)      Each of the TSIC Entities, as the case may be, has the full right to exercise any Options contained in the leases and subleases pertaining to the Leased Real Property on the terms and conditions contained therein and upon due exercise would be entitled to enjoy the full benefit of such Options with respect thereto.

         (n)      The Sellers hereby make the additional representations and warranties set forth in Addendum 3.09(n) hereto with respect to the Purchased
Subsidiary which are incorporated by reference herein and made an integral part hereof as though fully set forth herein.

SECTION 3.10.     Purchased Assets.  The Sellers own, lease or have the legal right to use all the Purchased Assets and, subject to any necessary approvals of the Bankruptcy Court, by the execution and delivery at the Closing of the instruments of transfer provided for herein, the Purchaser will be vested with good and marketable title to each of the Purchased Assets or a valid and enforceable leasehold interest in all Leased Real Property and leased personal property, free and clear of all Liens, Actions or Claims against and
Indebtedness of the Sellers (other than such Actions, Claims and Indebtedness related to the Assumed Liabilities), other than Permitted Liens.

SECTION 3.11.     Employee Benefits Matters.  (a)  Section 3.11(a) of the
Disclosure Schedule lists each (i) employee benefit plan, program or arrangement (including, without limitation, any "employee benefit plan," as defined in section 3(3) of ERISA) maintained or contributed to by any of the
TSIC Entities, or with respect to which any TSIC Entity has any obligation, for the benefit of any current employees of the Business (collectively, the
"Employees") and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements, whether legally enforceable or not, to which any TSIC Entity is a party, with respect to which any TSIC Entity has any obligation or which are maintained, contributed to or sponsored by any TSIC Entity for the benefit of any current or former employee, officer or director of any TSIC Entity,
(ii) each employee benefit plan for which any TSIC Entity could incur liability under Section 4069 of ERISA in the event such plan has been or were to be terminated, (iii) any plan in respect of which any TSIC Entity could incur liability under Section 4212(c) of ERISA, and (iv) any contracts, arrangements or understandings between any TSIC Entity or any of its Affiliates and any
Employee, including any contracts, arrangements or understandings relating to the sale of the Business (collectively, the "Employee Plans").  With respect to the Sellers' 401(k) Plan, the Sellers have made available to the Purchaser a true and correct copy of (i) the most recent annual report (Form 5500) filed with the IRS, (ii) each such Employee Plan, (iii) the trust agreement relating to the Sellers' 401(k) Plan, (iv) the most recent summary plan description for the Sellers' 401(k) Plan or the most recent determination letter, if any, issued by the IRS with respect to the Sellers' 401(k) Plan.  The Sellers also have made available to the Purchaser certain other documents relating to the
Employee Plans.  There are no other employee benefit plans, programs, arrangements or agreements, whether formal or informal, whether in writing or not, to which any TSIC Entity is a party, with respect to which any TSIC
Entity has any obligation or which are maintained, contributed to or sponsored by any TSIC Entity for the benefit of any current or former employee, officer or director of any TSIC Entity.  No TSIC Entity has any express or implied commitment, whether legally enforceable or not, to (i) create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement, or (ii) to enter into any contract or agreement to provide compensation or benefits to any individual, other than with respect to a modification, change or termination required by ERISA or the Tax Code.

         (b)      Absence of Certain Types of Plans.  None of the Employee
Plans is a multiemployer plan (within the meaning of Section 3(37) or
4001(a)(3) of ERISA) (a "Multiemployer Plan") or a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which any TSIC
Entity could incur liability under Section 4063 or 4064 of ERISA (a "Multiple
Employer Plan").  Except as set forth in Section 3.11(b)(i) of the Disclosure
Schedule, none of the Employee Plans provides for the payment of separation, severance, termination or similar-type benefits to any Person or obligates any
TSIC Entity to pay separation, severance, termination or similar-type benefits solely as a result of any transaction contemplated by this Agreement or the
Ancillary Agreements or as a result of a "change in control", within the meaning of such term under Section 280G of the Tax Code.  Except as set forth on Schedule 3.11(b)(ii) of the Disclosure Schedule, none of the Employee Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of any TSIC
Entity, except as required by ERISA or the Tax Code.  Each of the Employee
Plans is subject only to the Laws of the United States or a political subdivision thereof.

         (c)      Compliance.  The Sellers' 401(k) Plan has been operated in all material respects in accordance with its terms and to Sellers' Knowledge, the requirements of all applicable Laws, including ERISA and the Tax Code, and all Persons who participate in the operation of such Employee Plans and all
Employee Plan "fiduciaries" (within the meaning of Section 3(21) of ERISA)
have always acted in accordance with the provisions of all applicable Laws of the United States, including ERISA and the Tax Code.  Each TSIC Entity has performed all material obligations required to be performed by it under, is not in any material respect in default under or in material violation of, and the Sellers have no Knowledge of any material default or violation by any party to, the Sellers' 401(k) Plan.  No Action is pending or, to the Knowledge of the Sellers, threatened with respect to the Sellers' 401(k) Plan (other than Claims for benefits in the ordinary course), and, to the Knowledge of the
Sellers, no fact or event exists that could give rise to any such Action.

         (d)      Qualification of Certain Plans.  Each Employee Plan that is intended to be qualified under section 401(a) of the Tax Code has timely received a favorable determination letter from the IRS covering all of the provisions applicable to the Employee Plan for which determination letters are currently available that the Employee Plan is so qualified, and no fact or event has occurred either before or after the date of such determination letter or letters from the IRS to adversely affect the qualified status of any such Employee Plan or the exempt status of any such trust.

         (e)      Absence of Certain Liabilities and Events.  There has been no prohibited transaction (within the meaning of Section 406 of ERISA or
Section 4975 of the Tax Code) with respect to any Employee Plan to which such statutes apply.  The Purchased Subsidiary shall not have any Liability or obligation after the Closing Date relating to any Employee Plan.  As of the
Closing Date, none of such Purchased Assets will be subject to any Lien arising within Section 302(f) of ERISA or Section 412(n) of the Tax Code, and
no fact or event will exist which could rise to any such Lien.

         (f)      Plan Contributions and Funding.  All contributions, premiums or payments required to be made with respect to any Employee Plan before the
Closing Date have been made on or before their due dates.

         (g)      Cobra.  Following the Closing Date, if the "selling group"
of which Sellers are members ceases to provide any group health benefits to any employee in connection with the transactions contemplated by this
Agreement, and the "buying group" of which the Purchaser is a member continues the business operations associated with the Purchased Assets without interruption or substantial change, then, if and only to the extent required pursuant to Tax Code Section 4980B and Tax Code regulation 54.490B, Purchasers shall be responsible for providing COBRA (Consolidated Omnibus Budget
Reconciliation Act of 1985) continuation coverage to all M&A qualified beneficiaries, as that term is defined in Tax Code regulation 54.4980B, with respect to the business operations associated with the Purchased Assets, in accordance with, and for the period during which the Purchaser is required to provide such coverage under, Tax Code regulations 54.4980B.

SECTION 3.12.     Taxes.  (a)  Except as set forth in Section 3.12(a) of the
Disclosure Schedule, (i) all Tax Returns required to be filed by or with respect to each TSIC Entity other than the Purchased Subsidiary (each, a "US
TSIC Entity") the Purchased Assets and the Business (including any consolidated federal income Tax Return of the Sellers and any state, local or other Tax Return that includes any US TSIC Entity on a consolidated, combined or unitary basis) have been timely filed; (ii) all Taxes required to be shown on such Tax Returns or otherwise due in respect of the Purchased Assets, the
Business or any US TSIC Entity have been timely paid; (iii) all such Tax
Returns are true, correct and complete in all material respects; (iv) no adjustment relating to such Tax Returns has been proposed formally or informally by any Taxation Authority (insofar as either relates to the activities or income of any US TSIC Entity or could result in liability of any
US TSIC Entity on the basis of joint and/or several liability) and, to the
Knowledge of the Sellers, no basis exists for any such adjustment; (v) there are no pending or, to the Knowledge of the Sellers, threatened Actions for the assessment or collection of Taxes in respect of the Purchased Assets or the
Business or against any US TSIC Entity or (insofar as either relates to the activities or income of any US TSIC Entity or could result in liability of any
US TSIC Entity on the basis of joint and/or several liability) any Person that was included in the filing of a Tax Return with such US TSIC Entity on a consolidated or combined basis; (vi) there are no Tax Liens on any Purchased
Assets or assets of US TSIC Entity; (vii) each US TSIC Entity has properly and timely withheld, collected and deposited all Taxes that are required to be withheld, collected and deposited under applicable Law; (viii) none of the US
TSIC Entities (in relation to the Purchased Assets and the Business) is doing business in or engaged in a trade or business in any jurisdiction in which it has not filed all required Tax Returns, and no notice or inquiry has been received from any jurisdiction in which Tax Returns have not been filed by the
US TSIC Entities (in respect of the Purchased Assets and the Business) to the effect that the filing of Tax Returns may be required; (ix) no US TSIC Entity has been at any time a member of any partnership or joint venture or the holder of a beneficial interest in any trust for any period for which the statute of limitations for any Tax has not expired, except to the extent that the Tax consequences thereof were reflected properly in the relevant US TSIC
Entity Tax Returns; and (x) for Tax purposes, all sales and license transactions between any of the US TSIC Entities and the Purchased Subsidiary
have been concluded on an arm's length basis.

                  (b)   Except as set forth with reasonable specificity in
Section 3.12(b) of the Disclosure Schedule: (i) there are no outstanding waivers or agreements extending the statute of limitations for any period with respect to any Tax relating to the Purchased Assets and the Business;
(ii) there are no requests for information currently outstanding that could affect the Taxes relating to the Purchased Assets and the Business;
(iii) there are no proposed reassessments of any property owned by the US TSIC
Entities or other proposals that could increase the amount of any Tax relating to the Purchased Assets and the Business; and (iv) no power of attorney that is currently in force has been granted with respect to any matter relating to
Taxes that could affect the Purchased Subsidiary or relating to the Purchased
Assets and the Business; (v) the Purchased Subsidiary (A) has never been a passive foreign investment company within the meaning of Section 1296 of the
Tax Code, (B) does not have and is not projected to have an amount that would be includible in the income of a U.S. shareholder for the current year under
Section 951 of the Tax Code, (C) does not have an unrecaptured overall foreign loss within the meaning of Section 904(f) of the Tax Code (D) has not participated in or cooperated with an international boycott within the meaning of section 999 of the Tax Code and (E) does not have  any income reportable for a period ending after the Closing but attributable to a transaction (e.g., an installment sale) occurring in, or a change in accounting method made for, a period ending on or prior to the Closing that resulted in a deferred reporting of income from such transaction or from such change in accounting method (other than a deferred intercompany transaction).

                  (c)  With respect to the Purchased Subsidiary:

(i)      All notices, returns, computations, registrations and payments which should have been made by the Purchased Subsidiary for any
                  Tax purpose have been made within the requisite periods and are up-to-date, correct and on a proper basis and none of
                  them is, or is likely to be, the subject of any dispute with any Taxation Authority.

(ii)     The Purchased Subsidiary has duly and properly made all Tax claims, disclaimers, elections and surrenders and given all notices and consents and done all other things in respect of Tax the making, giving or doing of which was assumed to have been
                  made for the purposes of the balance sheet comprised in the
                  Accounts.

(iii)    The Purchased Subsidiary has deducted and properly accounted to the appropriate Taxation Authority for all amounts which it has been obliged to deduct or otherwise account in respect of
                  Tax (whether under the Pay as You Earn system or otherwise), has complied fully with all reporting requirements relating to all such amounts and has (where required by the
                  applicable Taxation Statute) duly provided certificates of deduction of tax to the recipients of payments from which
                  deductions have been made.

(iv)     The Purchased Subsidiary maintains complete, correct and up-to-date records which are or may be necessary for all Tax purposes.

(v)      The Purchased Subsidiary is not involved in any dispute with any
                  Taxation Authority concerning any matter likely to affect in any way the liability of the Purchased Subsidiary to Tax and there are no circumstances which are likely to give rise to any such dispute.

(vi)     The Purchased Subsidiary has not entered into or been a party to any scheme, arrangement or transaction designed partly or wholly or containing steps or stages designed partly or wholly for the purpose of avoiding or deferring Tax or reducing a
                  liability to Tax.

(vii)    If each of the capital assets of the Purchased Subsidiary owned at the Accounting Date was disposed of for a consideration
                  equal to the book value of that asset in, or adopted for the purpose of, the balance sheet comprised in the Accounts or, in the case of assets acquired since the Accounting Date,
                  equal to the consideration given on acquisition, no
                  liability to corporation tax on chargeable gains or
                  balancing charge under the Capital Allowances Act 2001 would arise (and for this purpose there will be disregarded any
                  relief available to the Purchased Subsidiary other than
                  amounts falling to be deducted from the consideration
                  receivable under Section 38 TCGA.

(viii)   Since the Accounting Date no event has occurred outside the ordinary course of business of the Purchased Subsidiary which has
                  given rise or will or may give rise to any liability to Tax on the Purchased Subsidiary.

(ix)     The Purchased Subsidiary has not, and has never been, a close investment-holding Purchased Subsidiary within the meaning of Section 13A ICTA.

(x)      The Disclosure Schedule contains details of all claims and surrenders of the Group Relief involving the Purchased Subsidiary for all accounting periods after Closing. The Purchased
                  Subsidiary has no liability, contingent or otherwise, to pay for group relief (as defined in Section 402 ICTA) or to
                  repay any amounts received by way of payment made to the
                  Purchased Subsidiary for a surrender of group relief made by the Purchased Subsidiary.

(xi)     The Purchased Subsidiary has not at any time:

                           (A)      made any loan or advance or effected any
                           transaction falling within Section 419, 421 or 422
                           ICTA or released or written off or agreed to
                           release or write off the whole or any part of any
                           such loans or advances;

                           (B)      made a transfer of value which is or may
                           be liable to Tax under the provisions of Section 94
                           Inheritance Tax Act 1984; or

                           (C)      acquired any asset from any company which
                           at the time of the acquisition was a member of the
                           same group of companies as defined in Section 170
                           TCGA;

                           (D)      been a party to any such reconstruction as
                           is described in Section 343 ICTA;

                           (E)      been the subject of or otherwise involved
                           in any arrangements as are referred to in Section
                           410 ICTA (transfer of Purchased Subsidiary to
                           another group or consortium);

                           (F)      been, and there are no circumstances by
                           virtue of which it could be, assessed or charged to
                           corporation tax by virtue of the provisions of
                           Section 178(9), 179(11), 190 or 191 TCGA or
                           paragraph 68 of Schedule 29 FA 2002 by reason of
                           another group Purchased Subsidiary having failed to
                           discharge its liability to corporation tax and is
                           not entitled to recover or liable to have recovered
                           from it any sums paid pursuant to any of those
                           sections;

                           (G)      ceased to be a member of a group of
                           companies in such circumstances that a profit or
                           gain was deemed to accrue to it by virtue of
                           Section 178, 179 or paragraph 37 of Schedule 7AC
                           TCGA or by paragraph 58 of Schedule 29 FA 2002 and
                           neither the execution or this Agreement nor
                           Completion will result in any profit or gain being
                           deemed to accrue to it if for any Tax purpose
                           whether pursuant to Section 179 or Schedule 7AC
                           TCGA, Schedule 29 FA 2002 or otherwise;

                           (H)      entered into an election pursuant to
                           Section 171 A TCGA whereby a disposal of an asset
                           by the Purchased Subsidiary was treated as having
                           been made by another member of the same group of
                           companies or a disposal of an asset by another
                           member of the same group of companies was treated
                           as having been made by the Purchased Subsidiary;

                           (I)      entered into an election pursuant to
                           Section 179A TCGA or paragraph 66 of Schedule 29 FA
                           2002 whereby a deemed gain or loss or a deemed
                           debit or credit accruing to another member of the
                           same group of companies was treated as deeming to
                           accrue to the Purchased Subsidiary;

                           (J)      entered into any group payment
                           arrangements under the provisions of Section 36 FA
                           1998; or

                           (K)      been subject to Tax in any jurisdiction
                           outside the United Kingdom or had a branch outside
                           the United Kingdom or any permanent establishment
                           (as that expression is defined in the respective
                           double taxation relief orders current at the date
                           of this Agreement) outside the United Kingdom.

(xii)    No events have occurred or provision been made such that the
                  Purchased Subsidiary may have an additional liability to Tax by reason of the application of Sections 770 and 770A and
                  Schedule 28AA ICTA (transfer pricing).

(xiii)   There is no outstanding Inland Revenue charge (as defined in Section
                  237 Inheritance Tax Act 1984) over any asset of the
                  Purchased Subsidiary or over any of the Purchased
                  Subsidiary's shares.

(xiv)    The Purchased Subsidiary:

                           (A)      is duly registered and is a taxable person
                           for the purposes of VAT and such registration is
                           not subject to any conditions imposed by or agreed
                           with the Commissioners of Customs and Excise;

                           (B)      has complied in all aspects with all
                           statutory requirements, orders, provisions,
                           directions or conditions relating to VAT; and

                           (C)      is not and has never been a member of a
                           group for the purposes of section 43 Value Added
                           Tax Act 1994.

(xv)     The Purchased Subsidiary has no interest in any asset to which Part
                  XV Value Added Tax Regulations 1995 applies and has not made any election under paragraph 2(1) Schedule 10 Value Added
                  Tax Act 1994.

(xvi)    All documents which are liable to stamp duty and which confer any right upon the Purchased Subsidiary have been duly stamped and no document which confers any right upon the Purchased
                  Subsidiary and which is outside the United Kingdom would
                  attract stamp duty if it were brought into the United
                  Kingdom and there is no liability to any penalty in respect of such duty or circumstances which may give rise to such a penalty.

(xvii)   The Balance Sheet fully provides for all Tax (on the basis of the rates applicable to the financial year which ended on the
                  Accounting Date) liable to be assessed on or in respect of or by reference to:

                           (A)      the profits, gains, income and earnings
                           (whether actual or deemed) for any period ended on
                           or before the Accounting Date; or

                           (B)      any distributions (within the meaning of
                           Part VI or Section 418 ICTA) made or deemed to be
                           made on or before the Accounting Date; or

                           (C)      any other transaction entered into or
                           deemed to be entered into on or before the
                           Accounting Date.

(xviii)  Stamp duty land tax has been paid in full in respect of all land transactions to which stamp duty land tax applies and in
                  respect of which the Purchased Subsidiary is the purchaser within the meaning of section 43(4) FA 2003 and the
                  Purchased Subsidiary has no liability or obligation
                  (contingent or otherwise) to submit a further land
                  transaction return.

(xix)    The Purchased Subsidiary has not claimed relief from stamp duty land tax under Part 1 (group relief) or Part 2 (reconstruction
                  and acquisition relief) of Schedule 7 FA 2003 where the
                  Purchased Subsidiary was a purchaser in respect of a land
                  transaction for the purposes of FA 2003.

                  (d)      (i) Section 3.12 of the Disclosure Schedule lists
all income, franchise and similar Tax Returns (federal, state, local and foreign) filed with respect to (A) the Purchased Subsidiary for taxable periods ended on or after January 1, 2002, (B) Tropical Sportswear
International and Apparel Network Corporation for taxable periods ended on or after September 29, 2001, (C) Savane International Corporation for taxable periods ended on or after September 29, 2001, and (D) Delta Merchandising Inc.
and Duck Head Apparel Company for taxable periods ended on or after June 30,
2001, indicates the most recent income, franchise or similar Tax Return for each relevant jurisdiction for which an audit has been completed or the statute of limitations has lapsed and indicates all Tax Returns that currently are the subject of audit; (ii) the Sellers have delivered to the Purchaser correct and complete copies of all federal, state and foreign income, franchise and similar Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Purchased Subsidiary since
January 1, 2002, and the consolidated federal income Tax return filed by
Tropical Sportswear International Corp and its Subsidiaries, Apparel Network
Corporation, Savane International Corporation, TSI Brands, Inc. TSIL, Inc.,
Tropical Sportswear Company, and Delta Merchandising, Inc., for taxable period ended on September 29, 2001 other than immaterial items and (iii) the Sellers have delivered to the Purchaser a true and complete copy of any tax-sharing or allocation agreement or arrangement involving the Purchased Subsidiary and any other TSIC Entities and a true and complete description of any such unwritten or informal agreement or arrangement.

                  (e)  Each Seller represents and warrants that it has paid
all applicable State of Florida sales and use Tax on its initial purchase of the furniture, fixtures and equipment to be conveyed to the Purchaser hereunder.

SECTION 3.13.     Contracts.  (a)  Section 3.13(a) of the Disclosure Schedule
lists each Contract in excess of $25,000 in value or relating to the performance or provision of any services by or for the benefit of any of the
Sellers for a term of more than six months from the date of inception relating to the Business in effect as of the date hereof that falls within any of the following categories (collectively, "Material Contracts"):

(i)      all Contracts and agreements that limit or purport to limit the ability of the Business to compete in any line of business or with any Person or in any geographic area or during any period of time;

(ii)     all leases in respect of Leased Real Property;

(iii)    any executory contracts for the printing or publishing, posting or mailing of advertising materials for the Business;

(iv)     any executory contracts providing for any credit programs for customers of the Business;

(v)      all Transferred IP Agreements other than licenses of commercially available computer software;

(vi)     all Contracts and agreements between or among the TSIC Entities, to the extent relating to the Business (other than employee-related
         Contracts and Contracts for the types of services contemplated by the
         Transition Services Agreement), and any Affiliate of the TSIC
         Entities;

(vii)    all Contracts pursuant to which a TSIC Entity made or expects to make disbursements to vendors, or accruals in respect thereof, if any, in excess of $100,000 in connection with the Business during the year ended December 31, 2004; and

(viii)   all employment Contracts with members of senior management of the
         Business that are not terminable without Liability;

(ix)     all Contracts with respect to the establishment or maintenance of any customer lists or customer databases;

(x)      all material Contracts with respect to the shipping of the Business'
         goods and services;

(xi)     all material buying Contracts;

(xii)    the DIP Loan Facility; and

(xiii)   all Designated Contracts.

(b)      Except for such Material Contracts that have expired pursuant to their terms and subject to the procedures set forth in Section 5.15(a) of this
Agreement and the entry of the Sale Approval Order by the Bankruptcy Court, upon the Sellers' assumption of such Material Contracts that are Designated
Contracts and are not otherwise excluded under Section 2.02(b)(xi), and the payment by Sellers of the applicable Cure Costs, each such Designated Contract will be a valid and binding obligation of the applicable Seller and, to the
Knowledge of the Sellers, the other parties thereto.  Upon entry of the Sale
Approval Order, none of such Material Contracts that are Designated Contracts will require the consent of any party to its assignment, or the Sellers shall have obtained such consent if required, in connection with the transactions contemplated hereby.

(c)      Section 3.13(c) of the Disclosure Schedule sets forth all of the Cure
Costs to be satisfied by the Sellers for purposes of the Sellers' assumption and assignment to the Purchaser of the Designated Contracts under Section 365 of the Bankruptcy Code as to be provided in the Sale Approval Order.

SECTION 3.14.     Absence of Certain Changes, Events and Conditions.  Since
October 2, 2004, except as set forth in Section 3.14 of the Disclosure
Schedule, the TSIC Entities have not:

(a)      made any redemption, repurchase or other acquisition of shares of capital stock by a TSIC Entity, or any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to its capital stock;

(b)      acquired, sold, transferred, leased, subleased, licensed or otherwise disposed of any properties or assets, real, personal or mixed
         (including leasehold interests and intangible property) of a TSIC
         Entity (related to the Business), other than in the Ordinary Course of the Business;

(c)      made any material changes in the customary methods of operations of the Business, including practices and policies relating to manufacturing, purchasing, Inventories, marketing, selling and pricing; or

(d)      granted or announced any increase in the salaries, bonuses or other benefits payable by such TSIC Entity to any of the Employees to be offered employment by the Purchaser pursuant to Section 7.01, other than as required by Law, pursuant to any plans, programs or Contracts existing on the date hereof or other ordinary increases consistent with the past practices of the TSIC Entity other than those bonuses approved by the Bankruptcy Court, provided that Purchaser shall have no liability with respect to such bonuses.

SECTION 3.15.     Labor Matters.  Except as set forth in Section 3.15 of the
Disclosure Schedule, (a) no TSIC Entity is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by any TSIC Entity, and currently there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit which could affect any TSIC Entity; (b) there are no strikes, slowdowns or work stoppages pending or, to the Knowledge of the
Sellers, threatened between any TSIC Entity and any of their respective employees, and no TSIC Entity has experienced any such strike, slowdown or work stoppage within the past three years; (c) no TSIC Entity has breached or otherwise failed to comply with the provisions of any collective bargaining or union Contract, and there are no grievances outstanding against any TSIC
Entity under any such agreement or Contract which would have a Material
Adverse Effect; (d) there are no unfair labor practice complaints pending against any TSIC Entity before the National Labor Relations Board or any other
Governmental Authority or any current union representation questions involving employees of any TSIC Entity which would have a Material Adverse Effect;
(e) each TSIC Entity is currently in compliance with all applicable Laws relating to the employment of labor, including those related to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate Governmental Authority, except to the extent that non-compliance would not have a Material Adverse Effect, and has withheld and paid to the appropriate Governmental Authority or is holding for payment not yet due to such Governmental Authority all amounts required to be withheld from employees of any TSIC Entity and is not liable for any arrears of wages,
Taxes, penalties or other sums for failure to comply with any of the foregoing; (f) each TSIC Entity has paid in full to all its respective employees or adequately accrued for in accordance with GAAP all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees; (g) there is no claim with respect to payment of wages, salary or overtime pay that has been asserted or is now pending or threatened before any Governmental Authority with respect to any Persons currently or formerly employed by any TSIC Entity, except as would not have a
Material Adverse Effect; (h) no TSIC Entity is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices, except as would not have a
Material Adverse Effect; (i) there is no charge or proceeding with respect to a violation of any occupational safety or health standard that has been asserted or is now pending or threatened with respect to any TSIC Entity, except as would not have a Material Adverse Effect; and (j) there is no charge of discrimination in employment or employment practices, for any reason, including age, gender, race, religion or other legally protected category, which has been asserted or is now pending or threatened before the United
States Equal Employment Opportunity Commission, or any other Governmental
Authority in any jurisdiction in which any TSIC Entity has employed or currently employs any Person, except as would not have a Material Adverse
Effect.

SECTION 3.16.     Sufficiency of Assets.  Except as set forth in Section 3.16 of the Disclosure Schedule, the Purchased Assets, constitute all material assets used in the operation of the Business.

SECTION 3.17.     Tangible Personal Property.  (a)   Section 3.17(a) of the
Disclosure Schedule sets forth a true and complete list of all Tangible
Personal Property and any and all material ancillary documents pertaining thereto (including all amendments, consents and evidence of commencement dates and expiration dates).

         (b)      The TSIC Entities have the full right to exercise any
renewal options contained in the leases and subleases pertaining to the
Tangible Personal Property on the terms and conditions therein and upon due exercise would be entitled to enjoy the use of each item of leased Tangible
Personal Property for the full term of such renewal options.

SECTION 3.18.     Receivables.  Except to the extent, if any, reserved for on the TSIC Balance Sheet, all Receivables reflected on the TSIC Balance Sheet arose from, and the Receivables existing as of the Closing will have arisen from, the sale of Inventories or services to Persons not affiliated with TSIC or any of its Subsidiaries and in the Ordinary Course of the Business and,
except as reserved against on the TSIC Balance Sheet, constitute or will constitute, as the case may be, only valid, undisputed Claims of TSIC or one of its Subsidiaries.  To the Seller's knowledge, all Receivables reflected on the TSIC Balance Sheet or arising from the date thereof until the Closing
(subject to the reserve for bad debts, if any, reflected on the TSIC Balance
Sheet) are or will be good and have been collected or are or will be collectible, without resort to litigation or extraordinary collection activity, in the Ordinary Course of the Business.  The Receivables Reserve
attached to Exhibit 2.10(a)(ii) has been established in accordance with GAAP and past custom and practice and is substantially adequate to provide for all losses which may be sustained on realization of the Receivables shown on the
TSIC Balance Sheet.  Except as expressly set forth in this Section 3.18, the
Sellers are not making any representations or warranties with respect to the collection of any Receivables.

SECTION 3.19.     Inventories.  Subject to amounts reserved therefor on the
TSIC Balance Sheet, and as detailed on Exhibit 2.10(a)(ii), the values at which all Inventories are carried on the TSIC Balance Sheet reflect the historical inventory valuation policy of TSIC of stating such Inventories at the lower of cost (determined on the "first-in, first-out" method) or market value.  The Sellers have good and marketable title to the Inventories free and clear of all Liens other than Permitted Liens.  The Inventories (net of GAAP reserves) do not consist of, in any material amount, items that are obsolete, damaged or slow-moving.  The Inventories net of reserves do not consist of any items held on consignment.  None of the TSIC Entities is under any obligation or liability with respect to accepting returns of items of Inventories or merchandise in the possession of its customers other than in the Ordinary
Course of the Business consistent with past practice.  No clearance or extraordinary sale of the Inventories has been conducted since October 2,
2004, other than in the Ordinary Course of the Business.  None of the TSIC
Entities has acquired or committed to acquire or manufacture Inventory for sale which is not of a quality and quantity usable in the ordinary course of business within a reasonable period of time and consistent with past practice, nor has any TSIC Entity changed the price of any Inventories except for
(a) price reductions to reflect any reduction in the cost thereof to such TSIC
Entity, (b) reductions and increases responsive to normal competitive conditions and consistent with such TSIC Entity's past sales practices,
(c) increases to reflect any increase in the cost thereof to such TSIC Entity and (d) increases and reductions made with the written consent of the
Purchaser.  Section 3.19 of the Disclosure Schedule is a complete list of the addresses of all warehouses and other facilities in which the Inventories are located.  The Inventories are in good and merchantable condition in all material respects, are suitable and usable for the purposes for which they are intended and are in a condition such that they can be sold in the ordinary course of the Business consistent with past practice.  The Inventory Reserve attached to Exhibit 2.10(a)(ii) has been established in accordance with GAAP and past custom and practice and is substantially adequate to provide for all losses which may be sustained with respect to the Inventories shown on the
TSIC Balance Sheet.

SECTION 3.20.     Customers.  Listed in Section 3.20(a) of the Disclosure
Schedule are the names and addresses of the 20 most significant customers (by revenue) of the Business for the 12-month period ended October 2, 2004, and the amount for which each such customer was invoiced during such period.
Except as set forth in section 3.20(b) of the disclosure Schedule, none of the
Sellers has received any notice or has any reason to believe that any significant customer of the Business has ceased, or will cease, to purchase materials, products or services of the Business or has substantially reduced, or will substantially reduce, the purchase of products of the Business at any time.  The Sellers shall move for Bankruptcy Court authority to file Section
3.20 of the Disclosure Schedule under seal pursuant to Federal Rule of
Bankruptcy Procedure 9018; provided, however, that the Sellers shall be permitted to provide Section 3.20 of the Disclosure Schedule to any Qualified
Overbidder.

SECTION 3.21.     Suppliers.  Listed in Section 3.21 of the Disclosure
Schedule are the names and addresses of each of the 20 most significant suppliers of raw materials, supplies, merchandise and other goods for the
Business for the 12-month period ended October 2, 2004, and the amount for which each such supplier invoiced the Business during such period.  No Seller has received any notice or has any reason to believe that any such supplier will not sell raw materials, supplies, merchandise and other goods to the
Business at any time after the Closing on terms and conditions substantially similar to those used in its current sales to the Business, subject only to general and customary price increases.

SECTION 3.22.     Insurance.  Section 3.22 of the Disclosure Schedule lists
all policies of insurance owned or held by the TSIC Entities relating to the
Business, or insuring the Purchased Assets, including the type and amount of coverage and the expiration dates of the policies. Except as set forth in
Section 3.22 of the Disclosure Schedule, (i) current premiums and any other obligations under such insurance have been paid and all such policies are valid and enforceable and in full force and effect on the date hereof, and
(ii) Sellers have not received any notice within the last ninety (90) days threatening suspension, revocation, modification or cancellation of any insurance policy or a material increase in any premium in connection therewith or informing Sellers that any coverage listed in Section 3.22 of the
Disclosure Schedule will or may not be available in the future on substantially the same terms as now in effect other than notices with respect to items that have been cured.

SECTION 3.23.     Related Person Transactions.  No Affiliate, director,
officer, employee, agent, representative or other personnel of any TSIC
Entity, nor any spouse or child or other family member of any of them, or any
Person affiliated with any of them (each of the foregoing, a "Related
Person"), has any interest in any of the Purchased Assets or any other assets or properties relating to the Business. No Related Person has owned, directly or indirectly, and whether on an individual, joint or other basis, any equity interest (other than ownership by a Person of less than 1% of the outstanding capital stock of a company as long as the Person is not otherwise involved in the management of such company) or any other financial or profit interest in a
Person that has (i) had business dealings with the Business or (ii) engaged in competition with the Business. Except with respect to employment and compensation arrangements with employees in the Ordinary Course of the
Business, described in Section 3.23 of the Disclosure Schedule, no Related
Person is a party to any contract, agreement or arrangement with, or has any claim or right against, or owes any amounts to, the TSIC Entities in connection with the Business.  All loans, payables and other amounts due between a Related Person and any TSIC Entity or any of their respective affiliates in connection with the Business are listed in Section 3.23 of the
Disclosure Schedule.

SECTION 3.24.     Public Filings.  The SEC Reports, when filed with the
Securities and Exchange Commission ("SEC"), complied in all material respects with the requirements of the Exchange Act, and the rules promulgated thereunder. As of their respective dates, the SEC Reports did not contain an untrue statement of material fact or omit to state a material fact required to be stated therein. The "SEC Reports" shall mean: (i) the Annual Report on Form
10-K for the fiscal year ended September 27, 2003, and any amendments thereto, filed or to be filed by TSIC with the SEC; (ii) all Quarterly Reports on Form
10-Q and Current Reports on Form 8-K, and any amendments thereto, filed after
January 1, 2004 (or to be filed after the date hereof) by TSIC with the SEC, and (iv) the Schedule l4A filed by TSIC on January 13, 2004; in each case
(where applicable), together with all certifications required pursuant to the
Sarbanes-Oxley Act of 2002.  The financial statements of TSIC and its
Subsidiaries included in SEC Reports (including the related notes) complied or comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto (including, without limitation, Regulation S-X), were prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Quarterly Report Form 10-Q of the SEC) applied on a consistent basis during the periods and at the dates involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial condition of TSIC and its Subsidiaries at the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that were not, or with respect to any such financial statements contained in any SEC Reports to be filed subsequent to the date hereof are not reasonably expected to be, material in amount or effect).

SECTION 3.25.     Product Liability.  Except as set forth in Section 3.25 of the Disclosure Schedule and as would not have a Material Adverse Effect, none of the TSIC Entities has any Liability that relates to, or that arises out of, products manufactured, shipped or sold by or on behalf of any TSIC Entity on or prior to the Closing date (including claims of negligence, personal injury, product damage, product liability, product warranties, promotional obligations, strict liability, product recall, safety or regulatory compliance, infringement of intellectual property or any other similar or related claims), whether such Liability relates to or arises out of accidents, injuries or losses occurring on or prior to or after the date hereof. The reserves on the TSIC Balance Sheet established with respect to certain product liability indemnity claims represent management's best estimate of the
Sellers' contingent Liabilities with respect to such Liabilities.

SECTION 3.26.       Brokers.  Except for A&M, no broker, finder or investment
banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or the
Ancillary Agreements based upon arrangements made by or on behalf of each of the Sellers.  Each of the Sellers is solely responsible for the fees and expenses of A&M, if any.  Should any other broker make a claim for any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement, Sellers agree to indemnify and hold Purchaser harmless from and against all costs relating to any claim by third  parties for such fees and commissions alleged to be due because of authorization or other action by Sellers.  Purchaser agrees to indemnify and hold Sellers harmless from and against all costs relating to any claim by third  parties for such fees and commissions alleged to be due because of authorization or other action by Purchaser.

SECTION 3.27.     Employees; WARN Act Compliance.  Except as listed on Section
3.27 of the Disclosure Schedule, at no time within one year prior to the
Closing Date, have or will have the TSIC Entities effectuated with respect to any Employee or former employee: (a) a "plant closing" (as defined in the WARN
Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility; or (b) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility; nor have any of the TSIC Entities been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar Law.  On the Closing Date, the Sellers shall provide the
Purchaser with an updated list of the Employees or former employees, if any, who have experienced a layoff or "employment loss" (as defined in the WARN Act or similar Law) from the date of this Agreement to the Closing Date.

SECTION 3.28.     DIP Loan Facility.  As of the date hereof and prior to the commencement of the Chapter 11 Cases, the Sellers shall have obtained a commitment from their existing secured lenders and/or such other financing sources as may be acceptable to the Purchaser (in its sole discretion) to make available debtor-in-possession financing to, and allow use of cash collateral by, the Business in such amounts and on such terms and conditions as will provide the Sellers with adequate financing to maintain the Business without
Material Adverse Effect through the Closing Date (the "DIP Loan Facility").
Any failure to (i) promptly obtain preliminary and final Bankruptcy Court approval of the DIP Loan Facility in the Chapter 11 Cases in the manner contemplated by the applicable sections of the Bankruptcy Code, or (ii)
maintain financing under the DIP Loan Facility through the Closing Date may be deemed a Material Adverse Effect by the Purchaser.  Set forth on Schedule
3.28(a) is a list of all UCC filings currently in effect covering the
Purchased Assets.

SECTION 3.29.     First Day Relief.  Section 3.29 of the Disclosure Schedule
lists all motions, applications, notices and proposed orders that the Sellers reasonably anticipate as of the date hereof will be required to be filed with the Bankruptcy Court immediately following the commencement of the Chapter 11
Cases (or within a reasonable time thereafter as indicated in Section 3.29 of the Disclosure Schedule) in order to maintain the Business without interruption or occurrence of other Material Adverse Effect pending the
Closing Date (the "First Day Relief").

SECTION 3.30.     Purchased Subsidiary.  The Sellers make the additional
representations and warranties set forth in Exhibit 3.30 hereto with respect to the Purchased Subsidiary, which representations and warranties are incorporated by reference herein and made an integral part of this Agreement as if fully set forth herein.

SECTION 3.31.     Full Disclosure.  (a)       Sellers are not aware of any
facts pertaining to the TSIC Entities, the Purchased Assets, the Assumed
Liabilities or the Business which would have a Material Adverse Effect and which have not been disclosed in this Agreement, the Disclosure Schedule, the
Exhibits, the Financial Statements, any written statement, certificate or due diligence response of the Sellers or any Representative, or otherwise disclosed to the Purchaser by the Sellers in writing.

         (b)      No representation or warranty of the Sellers in this
Agreement, the Disclosure Schedule and the Exhibits, nor any written statement, certificate or due diligence response of the Sellers or any
Representative furnished or to be furnished to the Purchaser pursuant to this
Agreement, or in connection with the transactions contemplated by this
Agreement, knowingly contains or will contain any untrue statement of a material fact, or knowingly omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

Article IV

                         representations and warranties
                                of the purchaser

         The Purchaser hereby represents and warrants to each of the Sellers as follows:

SECTION 4.01.     Organization and Authority of the Purchaser.  The Purchaser
is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has all necessary corporate power and authority to enter into this Agreement and the Ancillary
Agreements to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  The Purchaser is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except to the extent that the failure to be so licensed, qualified or in good standing would not materially adversely affect the ability of the
Purchaser to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement and the Ancillary Agreements.
The execution and delivery by the Purchaser of this Agreement and the
Ancillary Agreements to which it is a party, the performance by the Purchaser of its obligations hereunder and thereunder and the consummation by the
Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Purchaser.
This Agreement has been, and upon their execution the Ancillary Agreements to which the Purchaser is a party shall have been, duly executed and delivered by the Purchaser, and (assuming due authorization, execution and delivery by the
Sellers) this Agreement constitutes, and upon their execution the Ancillary
Agreements to which the Purchaser is a party shall constitute, legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors' rights generally and subject to general principles of equity.

SECTION 4.02.     No Conflict.  Subject to obtaining the approval of the
Bankruptcy Court and assuming that all consents, approvals, authorizations and other actions referred to in Section 4.03 have been obtained, the execution, delivery and performance by the Purchaser of this Agreement and the Ancillary
Agreements to which it is a party do not and will not (a) violate, conflict with or result in the breach of any provision of the certificate of incorporation or bylaws (or similar organizational documents) of the
Purchaser, (b) conflict with or violate any Law or Governmental Order applicable to the Purchaser or its respective assets, properties or businesses or (c) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any note, bond, mortgage or indenture, Contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Purchaser is a party, except, in the case of clauses (b) and (c), as would not materially  adversely affect the ability of the Purchaser to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement and the Ancillary Agreements.

SECTION 4.03.     Governmental Consents and Approvals.  Subject to obtaining the approval of the Bankruptcy Court, the execution, delivery and performance by the Purchaser of this Agreement and each Ancillary Agreement to which the
Purchaser is a party do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Authority, except (a) the pre-merger notification and waiting period requirements of the HSR Act and the requirements of the antitrust Laws of any other relevant jurisdiction, (b) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not prevent or materially delay the consummation by the Purchaser of the transactions contemplated by this Agreement and the Ancillary Agreements, (c)
any filings or approvals as may be required under U.S. federal and state securities laws, or (d) as may be necessary as a result of any facts or circumstances relating solely to the Sellers or their Affiliates.

SECTION 4.04.     Financing.  The Purchaser has or will have not later than
the Business Day next preceding the Closing Date sufficient immediately available funds to pay, in cash, the Purchase Price (less the Purchaser's
Deposit paid to the Escrow Agent on the date hereof as provided in Section
2.11 of this Agreement) and all other amounts payable pursuant to this
Agreement and the Ancillary Agreements necessary to consummate all the transactions contemplated hereby and thereby.

SECTION 4.05.     Investment and Purpose.  The Purchaser is acquiring the
Purchased Stock solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof.  The
Purchaser is an "accredited investor" within the meaning of Rule 501 of
Regulation D under the Securities Act of 1933, as amended.

SECTION 4.06.     Brokers.  No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser.  The Purchaser shall be solely responsible for payment of the fees and expenses of any broker or finder engaged by or on its behalf in connection with the negotiation, execution, delivery or performance of this Agreement.

SECTION 4.07.     Sales Tax.  (a)  The Purchaser is properly registered with all Governmental Authorities to collect and remit sales, use and other applicable Taxes in each jurisdiction where Inventories are located on the
Closing Date; (b) the Purchaser has the right in each jurisdiction where
Inventories are located on the Closing Date to give Sellers a resale or other exemption certificate relieving Sellers from any obligation to collect sales, use or other Taxes otherwise applicable to the sale of the Inventories to
Purchaser and such resale or other exemption certificates shall have been delivered to Sellers on or before the Closing Date; (c) the Purchaser shall at all times subsequent to the Closing Date, hold all Inventories acquired by it from Sellers exclusively for sale to customers in the regular course of
Purchaser's business; (d) the Purchaser has not engaged, and is not acquiring any of the Purchased Assets by or through an auctioneer, agent, broker, factor, or any other person required to be registered and to collect sales, use or other Taxes.

Article V

                             additional agreements

SECTION 5.01.     Conduct of Business Prior to the Closing.  Each of the
Sellers covenants and agrees that, except as required by the Bankruptcy Court or applicable Law, or as may otherwise be approved in advance in writing by the Purchaser, between the date hereof and the Closing, each of the Sellers shall use its commercially reasonable efforts in the context of its Chapter 11
Case (i) to conduct its businesses in the ordinary course in all material respects and (ii) to preserve intact in all material respects the business organization of the Business.  Except as permitted or required by the DIP Loan
Facility, or required by the Bankruptcy Court or applicable Law, each Seller covenants and agrees that, between the date hereof and the Closing, without the prior written consent of the Purchaser, each TSIC Entity, will not:

(a)      permit, other than in the Ordinary Course of the Business in arm's-length third-party transactions or as may be required by Law or a Governmental Authority, any of the Purchased Assets (real or personal, tangible or intangible) to be sold, licensed, abandoned or subjected to any Lien other than Permitted Liens;

(b)      acquire, sell, lease, license, transfer or dispose of any Real
         Property, Real Property interest or other asset that would otherwise be a Purchased Asset except in the Ordinary Course of the Business in arm's-length third-party transactions;

(c)      enter, terminate or materially extend or materially modify any
         Contract, except in the Ordinary Course of the Business consistent with past practice in arm's-length third-party transactions (and such
         TSIC Entity will continue performance in the ordinary course of its obligations under any Contracts, and other obligations to be included as part of the Purchased Assets);

(d)      make or consent to any material changes to its existing policies of insurance related to the Business or the Purchased Assets;

(e)      enter into any lease of real or personal property or any renewals thereof involving a term of more than one year or rental obligation exceeding fifteen thousand dollars ($15,000) per annum in any single case;

(f)      make any single new commitment or increase any single previous commitment for capital expenditures for the Business in an amount exceeding ten thousand dollars ($25,000), except as listed on Section
         5.01(f) of the Disclosure Schedule;

(g)      accelerate or delay the sale of the products of the Business, except as may be necessary in the Ordinary Course of the Business in arm's-length third-party transactions;

(h)      take any action that would cause the level, mix and quality of the
         Inventories to be inconsistent with the Ordinary Course of the
         Business;

(i)      except in the Ordinary Course of the Business, enter into any transaction, Contract or commitment or incur or permit the incurrence of any obligation or Liability which would constitute an Assumed
         Liability;

(j)      waive any right of substantial value, cancel any Indebtedness or
         Claim except in the Ordinary Course of the Business in arm's-length third-party transactions or voluntarily suffer any extraordinary loss;

(k)      sell, assign, transfer, license, abandon or convey any of its
         Intellectual Property;

(l)      make any change in accounting methods or principles or cost allocation procedures that would affect the financial statements of the Business;

(m)      except as would not adversely affect Purchaser, change any method of
         Tax accounting, make any material Tax election, file any Tax Return other than in a manner consistent with past practice, or settle any material Tax Claim;

(n)      do or omit to do any other act which would cause (i) any
         representation or warranty of the Sellers in this Agreement or any
         Ancillary Agreement to be or become untrue in any material respect or intentionally omit to take any action necessary to prevent any such representation or warranty from being untrue in any material respect at such time or (ii) any material non-compliance by any of the
         Sellers with any Laws or Governmental Permits applicable to the
         Business;

(o)      cause or allow the Purchased Subsidiary to dividend or otherwise distribute, whether to an Affiliate thereof or any other Person, any of the Purchased Subsidiary's cash or cash equivalents, other than repayment by the Purchased Subsidiary of the Hong Kong Note Payable
         from the proceeds of a capital contribution to the Purchased
         Subsidiary; or

(p)      enter into any agreement or commitment with respect to any of the foregoing.

SECTION 5.02.     Access to Information.  From the date hereof until the
Closing, upon reasonable notice, each Seller shall, and shall cause its respective Representatives to, (i) afford the Purchaser and its financing sources and their respective authorized Representatives reasonable access during normal business hours to the offices, properties, plants, other facilities, books and records and other information of the TSIC Entities relating to the Business, as well as to those Representatives of such Seller who have knowledge relating to the Business, and (ii) furnish to the
Representatives of the Purchaser such additional financial and operating data and other information regarding the Business (or copies thereof), including each report, schedule, and other document filed or received by them pursuant to the requirements of United States federal or state securities laws, as the
Purchaser may from time to time reasonably request.  No investigation or receipt of information by the Purchaser pursuant to, or in connection with, this Agreement, shall diminish or obviate any of the representations, warranties, covenants or agreements of the Sellers under this Agreement or the conditions to the obligations of the Purchaser under this Agreement.

SECTION 5.03.     Confidentiality.  (a)  The terms of the confidentiality
agreement dated as of November 9, 2004 (the "Confidentiality Agreement")
between TSIC and PEI are hereby incorporated herein by reference and shall continue in full force and effect until the Closing, at which time such
Confidentiality Agreement and the obligations of the Purchaser under this
Section 5.03 shall terminate; provided, however, that the Confidentiality
Agreement shall terminate only in respect of that portion of the Confidential
Information (as defined in the Confidentiality Agreement) exclusively relating to the transactions contemplated by this Agreement.  If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement shall nonetheless continue in full force and effect.

                  (b)  The Purchaser acknowledges and agrees that any
Confidential Information provided to the Purchaser pursuant to Section 5.02 or otherwise by the Sellers or any officer, director, employee, agent, representative, accountant or counsel thereof shall be subject to the terms and conditions of the Confidentiality Agreement.

                  (c)  Notwithstanding anything herein to the contrary, each party hereto (and its representatives, agents and employees) may consult any
Tax advisor regarding the Tax treatment and Tax structure of the transactions contemplated hereby, and may disclose to any Person, without limitation of any kind, the Tax treatment and Tax structure of such transactions and all materials (including opinions and other Tax analyses) that are provided relating to such treatment or structure.

SECTION 5.04.     Regulatory and Other Authorizations; Notices and Consents.
(a)  The Sellers shall use all reasonable best efforts to promptly obtain all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for their execution and delivery of, and the performance of their obligations pursuant to, this Agreement and the Ancillary Agreements, and will cooperate fully with the Purchaser in promptly seeking to obtain all such authorizations, consents, orders and approvals.  Each party hereto agrees to make promptly its respective filings, if necessary, pursuant to the HSR Act with respect to the transactions contemplated by this Agreement within ten Business Days of the entry of the date of the Bidding Procedures Order, and to supply as promptly as practicable to the appropriate Governmental Authorities any additional information and documentary material that may be requested pursuant to the HSR Act; provided, however, that the Purchaser and the Sellers agree that neither of them will make any voluntary filing under applicable foreign antitrust laws or regulations unless advised by legal counsel in such jurisdiction that the failure to make a filing would result in a Material Adverse Effect or otherwise be in violation of Applicable Law.

         (b)  The Sellers shall give promptly such notices to third parties
(and use their reasonable best efforts to obtain such third party consents and estoppel certificates) as the Purchaser may in its sole discretion deem necessary or desirable in connection with the transactions contemplated by this Agreement and the Ancillary Agreements.

         (c)  The Purchaser shall cooperate and use all reasonable efforts to assist the Sellers in giving such notices and obtaining such consents and estoppel certificates; provided, however, that the Purchaser shall have no obligation to give any guarantee or other consideration of any nature in connection with any such notice, consent or estoppel certificate or to consent to any change in the terms of any agreement or arrangement which the Purchaser in its sole discretion may deem adverse to the interests of the Purchaser or the Business.

         (d)  The Sellers and the Purchaser agree that, in the event that any consent, approval or authorization necessary or desirable to preserve for the
Business any right or benefit under any lease, license, contract, commitment or other agreement or arrangement to which any of the Sellers is a party is not obtained prior to the Closing, the Sellers will, subsequent to the
Closing, cooperate with the Purchaser in attempting to obtain such consent, approval or authorization as promptly thereafter as practicable.  If such consent, approval or authorization cannot be obtained, the Sellers shall use their reasonable  best efforts to provide the Purchaser with the rights and benefits of the affected lease, license, contract, commitment or other agreement or arrangement for the term of such lease, license, contract or other agreement or arrangement, and, if the Sellers provides such rights and benefits, the Purchaser shall assume the obligations and burdens thereunder.

SECTION 5.05.     Notice of Developments.  Prior to the Closing, Sellers shall promptly notify the Purchaser in writing of (a) all state of fact, events, circumstances, changes and occurrences arising subsequent to the date of this
Agreement which could result in the occurrence of a Material Adverse Effect or any breach of a representation or warranty or covenant of the Sellers in this
Agreement known to the Sellers or which could have the effect of making any representation or warranty of the Sellers in this Agreement untrue or incorrect in any respect and shall promptly deliver to the Purchaser an amended or supplemental Disclosure Schedule to such representation or warranty, and (b) all other material developments affecting the assets,
Liabilities, business, financial condition, operations, results of operations, customer or supplier relations or prospects of the Business; provided, however, that delivery of any such notice shall not limit or otherwise affect the remedies available to the Purchaser hereunder.  No notification to the
Purchaser under this Section 5.05 shall be deemed to cure any breach or default or event of default by the Sellers or render any representation or warranty of the Sellers incomplete or inaccurate.

SECTION 5.06.     Excluded Liabilities.  The Sellers shall pay and fully
discharge (i) the Excluded Liabilities as and when the same become due and payable and (ii) the Hong Kong Note Payable as soon as practicable but not later than 20 Business Days after the date hereof.

SECTION 5.07.     Risk of Loss.   The risk of loss, damage or impairment by
fire or other casualty or for any other reason to any Purchased Asset before the Closing is assumed by the Sellers.  In the event that any Purchased Asset shall suffer any fire or casualty or any injury, the Sellers agree to (i)
repair the damage at their sole cost and expense before the Closing Date, or
(ii) make an appropriate reduction in the Purchase Price based on a reasonable approximation of the cost of such repair as agreed by the parties, or (iii)
assign to the Purchaser the proceeds of any insurances covering such fire, casualty or injury.

SECTION 5.08.     Bulk Transfer Laws.  The Purchaser hereby waives compliance by the Sellers with any applicable bulk sale or bulk transfer Laws of any jurisdiction in connection with the sale of the Purchased Assets to the
Purchaser.  Pursuant to Article IX, the Sellers have agreed to indemnify the
Purchaser against any and all liabilities which may be asserted by third parties against the Purchaser as a result of the Sellers' noncompliance with any such law.

SECTION 5.09.     Cooperation.  The Sellers shall cooperate with the
Purchaser, its auditors and other representatives (through and after the
Closing), including by making available in a timely manner their relevant personnel and providing timely access to their books and records to the extent related to the Business or the Purchased Subsidiary, in connection with the
Purchaser's preparation of the Closing Receivables/Inventories Statement as
may be required by the Purchaser.  As soon as practicable after the date hereof, but in no event later than the Closing Date, Sellers shall furnish to the Purchaser financial information with respect to the Business and the
Purchased Subsidiary as of and for periods during which the Business and the
Purchased Subsidiary were owned and operated by the Sellers, in a form reasonably satisfactory to the Purchaser, as shall be required to be included in or is otherwise reasonably necessary in connection with the preparation of, any and all filings, statements, reports or schedules under the Exchange Act to be filed by the Purchaser in connection with, or with respect to, the transactions contemplated by this Agreement (including such historical and pro forma financial information as may be required by SEC Regulations S-X or S-K,
SEC Forms 10-K, 10-Q and 8-K under the Exchange Act). After the Closing, the
Purchaser shall reasonably cooperate with the Sellers, their auditors and other representatives, including by making available during normal business hours its relevant personnel and providing timely access to its books and records when Sellers' have a legitimate purpose for such books and records relating to the assets, liabilities and operations of the Business and the
Purchased Subsidiary prior to Closing.  Sellers and their representatives shall have the right to make copies of such books and records in connection with such legitimate purpose.  The Purchaser will not destroy the Sellers'
accounting records without at least 10 days' prior written notice to the
Sellers.

SECTION 5.10.     Further Action.  The parties hereto shall use all reasonable best efforts to take, or cause to be taken, all appropriate action, to do or cause to be done all things necessary, proper or advisable under applicable
Law, and to execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and the Ancillary
Agreements and to consummate and make effective the transactions contemplated hereby and thereby, including the Sellers using all reasonable best efforts to obtain consents to assignment to Purchaser of all license agreements which are
Designated Contracts to which Subsidiaries of TSIC which are not debtors in the Chapter 11 Cases are a party.

SECTION 5.11.     Tax Indemnification, Tax Cooperation and Exchange of
Information(a)    .  (a) Taxes Indemnified.  Subject to the terms and
conditions of this Agreement, in addition to any indemnity obligations of the
Sellers contained in Article IX, Sellers shall indemnify and hold harmless the
Purchaser for:

                  (i)      all Taxes imposed by any Taxation Authority payable
         by the Purchased Subsidiary (except to the extent that adequate provision has been made for that purpose in the Financial Statements of the Purchased Subsidiary), which arise as a result of, in connection with, or in relation to any Event which occurs or arises on or prior to the Closing Date; and

                  (ii)     all Taxes imposed on the Sellers resulting directly
         or indirectly from the disposition of the Purchased Subsidiary.

(b)      Straddle Period.  In the case of Taxes payable by the Purchased
Subsidiary with respect to a taxable period that begins before the Closing
Date and ends after the Closing Date, the portion of any such Taxes that is allocable to the period ending on the Closing Date shall be (except to the extent that adequate provision has been made for that purpose in the
Stand-Alone Financial Statements of the Purchased Subsidiary):

                  (i)      in the case of corporate income tax, deemed to be
         the amount of such Tax for the aforementioned entire taxable period multiplied by a fraction the numerator of which is the number of calendar days in the portion of such period ending on the Closing
         Date and the denominator of which is the number of calendar days in the entire period, and

                  (ii)     in the case of all other Taxes (including dividend
         withholding tax and VAT), deemed equal to the amount which would be payable if the taxable period ended on the Closing Date.

(c)      Quantification.

         For the purposes of Section 5.11(a) and (b) the amount of any liability to Tax imposed on the Purchased Subsidiary will be determined as follows:

(i)      where the Purchased Subsidiary is liable to make an actual payment of
         Tax the amount of the liability to Tax will be the amount of the actual payment of Tax which the Purchased Subsidiary is liable to make;

(ii)     where the Purchased Subsidiary uses any Deferred Relief (in whole or in part) to reduce or eliminate any liability of the Purchased
         Subsidiary to make an actual payment of Tax in respect of which the
         Sellers would otherwise have been liable under Section 5.11(a)
         (whether or not the Purchased Subsidiary is primarily so liable and whether or not the Purchased Subsidiary has any right of recovery against any other person) the amount of the liability to Tax will be the amount of Tax saved by the Purchased Subsidiary as a result of the use of the Deferred Relief; and

(iii)    where the Purchased Subsidiary loses any Deferred Relief (in whole or in part) the amount of the liability to Tax will be:  (A) the amount of Tax which would have been saved by the Purchased Subsidiary but for the loss of the Deferred Relief on the basis of the rates of Tax effective at the date of the loss, assuming for this purpose that the
         Purchased Subsidiary had sufficient profits or was otherwise in a position actually to use the Deferred Relief; or  (B) if the Deferred
         Relief lost was a right to a repayment of Tax, the amount of the repayment of Tax so lost.

(d)      Deductions from payments.

(i)      Except as required by law all payments by the Sellers under Section
         5.11(a) will be made free and clear of all deductions and
         withholdings in respect of Tax.

(ii)     If any deduction or withholding is required by any applicable law to be made from any payment by the Sellers under Section 5.11(a) or if
         (ignoring any available Relief) the Purchaser is subject to Tax in respect of any payment by the Sellers under Section 5.11(a) the
         Sellers shall pay to the Purchaser such additional amount as is necessary to ensure that the net amount received and retained by the
         Purchaser (after taking account of such deduction or withholding or
         Tax) is equal to the amount which it would have received and retained had the payment in question not been subject to the deduction or withholding or Tax.

(e)      Due date for payment.

(i)      The due date for the making of a payment by the Sellers under Section
         5.11(a) will be:  (A) the date falling 5 Business Days after the
         Purchaser has served notice on the Sellers demanding such payment; or
         (B) in any case involving a liability of the Purchased Subsidiary to make an actual payment of Tax, the later of the date mentioned in
         Section 5.11(e)(i)(A) and the date falling 5 Business Days before the last date upon which the payment is required to be made to the person entitled to the payment; or ( C) in any case involving the use of any
         Deferred Relief as referred to in Section 5.11(c)(ii), the later of the date mentioned in Section 5.11(e)(i)(A) and the date falling 5
         Business Days before the last date upon which the payment of Tax which has been reduced or eliminated by the use of a Deferred Relief is or would have been required to be made to the relevant Taxation
         Authority; or.  (D) in any case involving the loss of a Deferred
         Relief other than the right to repayment of Tax, the later of the date mentioned in Section 5.11(e)(i)(A) and the date falling 5 clear
         Business Days before the last date upon which the payment of Tax is or would be required to be made in. respect of the accounting period in which the Deferred Relief is lost; or  (E) if the Deferred Relief lost was a right to a repayment of Taxation, the later of the date mentioned in Section 5.11(e)(i)(A) and the date upon which the repayment was due from tile Taxation Authority.

(f)      Returns and Payments.

         (i)      With respect to any Tax Return that has not yet been filed but is required to be filed by the Purchased Subsidiary prior to the Closing
Date:

(A)      The Purchased Subsidiary shall, and the Sellers shall cause the
                  Purchased Subsidiary to, prepare and file in a timely manner all Tax Returns required to be filed by the Purchased
                  Subsidiary and pay all Taxes shown to be due thereon;

(B)      Such Tax Returns shall be true, correct and complete in all material respects and items thereon shall be treated in a manner
                  consistent with their treatment on prior Tax Returns in
                  accordance with the applicable law of the United Kingdom; and

(C)      The Sellers and their authorized representatives shall have the right to review such Tax Return and statement prior to the filing of such Tax Return and the parties agree to consult and to attempt in good faith to resolve any issues arising as a
                  result of such review.

         (ii)     With respect to any Tax Returns required to be filed with
respect to the Purchased Subsidiary after the Closing Date and as to which an amount of Tax is allocable to the Sellers under Section 5.11(a):

(A)      The Purchased Subsidiary shall, and the Purchaser shall cause the
                           Purchased Subsidiary to, prepare and file in a
                           timely manner all Tax Returns required to be filed
                           by the Purchased Subsidiary after the Closing Date
                           and pay all Taxes shown to be due thereon;

(B)      Such Tax Returns shall be true, correct and complete in all material respects and items thereon shall be treated in a
                           manner consistent with their treatment on prior Tax
                           Returns in accordance with the applicable law of
                           the United Kingdom; and

(C)      The Purchaser and its authorized Representatives shall have the right to review such Tax Return and statement prior to
                           the filing of such Tax Return, and the parties
                           agree to consult and to attempt in good faith to
                           resolve any issues arising as a result of such
                           review.

(g)      Refunds.  Any refunds of Taxes received by the Purchased Subsidiary
(and any equivalent benefit to any such company through a reduction in tax liability for a post Closing Date period) relating to taxable periods ending on or prior to the Closing Date (or the portion of the taxable period including such date that precedes and includes the Closing Date in accordance with Section 5.11(c), other than a Deferred Relief, shall be for the account of the Sellers, and the Purchaser shall pay over to the Sellers any such refund pursuant to this Section 5.11(e) within five (5) Business Days of receipt thereof.

(h)      Contests.

                  (i)      After the Closing Date, the Purchaser shall, or
         shall cause the Purchased Subsidiary to, notify the Sellers in writing promptly upon the commencement of any Tax audit or administrative or judicial proceeding or the receipt by the Purchaser or the Purchased Subsidiary of any request issued by any Taxation
         Authority for documents in connection with Taxes which are the subject of the indemnities provided for in Section 5.11(a) (but in any event within no later than ten (10) Business Days of such receipt by the Purchaser or the Purchased Subsidiary) which, could give rise to a Sellers' liability under Section 5.11, provided the giving of such notice will not be a condition precedent to the liability of the
         Sellers under this Section 5.11, and shall also separately notify the
         Sellers in writing of any proposed or final demand or claim on the
         Purchaser or the Purchased Subsidiary which, if determined adversely to the taxpayer or after the lapse of time, would be grounds for indemnification by the Tax Indemnifying Parties under Section
         5.11(a).  Each such notice shall contain factual information (to the extent known to the Purchaser or the Purchased Subsidiary) describing the asserted Tax liability in reasonable detail and shall include copies of any notice or other document received from any Tax
         Authority in respect of any such asserted Tax liability.

                  (ii)     If the Purchaser or the Purchased Subsidiary fail
         to give the Sellers prompt notice of an asserted Tax liability as required by Section 5.11(h)(i) and if the Sellers are precluded by such failure to give prompt notice from contesting the asserted Tax liability in both the administrative and judicial forums, the Sellers shall not have any obligation to indemnify for any loss or damage arising out of such asserted Tax liability, and (ii) if the Sellers are not so precluded from contesting but such failure to give prompt notice results in additional liabilities, expenses or other detriment to the Sellers, then any amount which the Sellers otherwise are required to pay to the Purchaser or the Purchased Subsidiary pursuant to this Section 5.11 with respect to such liability shall be reduced by the amount of such detriment; provided however, that such detriment is duly substantiated by the Sellers.

                  (iii)    The Sellers may direct, through counsel of their
         own choosing and at their own expense, any audit, claim for refund and administrative or judicial proceeding to the extent it involves any asserted liability with respect to which indemnity by the Sellers may be sought under this Section 5.11 (any such audit, claim for refund or proceeding relating to an asserted Tax liability are referred to herein collectively as a "Contest").  If the Sellers choose to direct the Contest, the Purchaser or the Purchased
         Subsidiary, as applicable, shall promptly empower (by power of attorney and such other documentation as may be appropriate) such of
         Sellers' representatives as Sellers may designate to represent the
         Purchaser or the Purchased Subsidiary insofar as the Contest involves an asserted Tax liability for which the Sellers would be liable under this Section 5.11.

                  (iv)     The Sellers shall consult with respect to, and a
         reasonable amount of time in advance of, the settlement of any
         Contest controlled by the Sellers pursuant to this paragraph, and the
         Sellers may not settle any such Contest  or transmit any material communication (whether oral, in writing or otherwise) to any Taxation
         Authority in connection with such Contest, or transmit any material communication (whether oral, in writing or otherwise) to any Taxation
         Authority in connection with such Contest, without the prior written consent of the Purchaser or the Purchased Subsidiary, as applicable
         (which consent shall not be unreasonably withheld or delayed).

                  (v)      If the Sellers elect not to direct the Contest, the
         Purchaser or the Purchased Subsidiary, as the case may be, may pay, compromise or contest such asserted liability as it sees fit, and shall be reimbursed by the Sellers for reasonable costs of outside tax advisors and related professionals and reasonable out of pocket costs (for all of which appropriate supporting documentation shall be provided) incurred in connection with a Tax liability ultimately determined to be indemnifiable by the Sellers  hereunder.

                  (vi)     The Sellers and Purchaser shall cooperate in
         respect of any Contest.

Such cooperation and information shall include providing copies of relevant
Tax Returns or portions thereof, together with accompanying schedules and related work papers and documents relating to rulings or other determinations by Taxation Authorities.  The Sellers and the Purchaser will make themselves
(and their respective employees) available, on a mutually convenient basis, to provide explanations of any documents or information provided under this
Section 5.11.

(c)      Certain Audit Adjustments.

(i)      If (at the Sellers' request and expense) the auditors of the
         Purchased Subsidiary determine that the Purchased Subsidiary has obtained a Saving, the Purchaser will offset such Saving against any outstanding claim under section 5.11(a) of which it has given notification to the Sellers.

(ii)     To the extent that no claim is outstanding the Purchaser will as soon as reasonably practicable thereafter repay to the Sellers the lesser of:  (A) the amount of the Saving (as determined by the auditors of the Purchased Subsidiary); and  (B) the amount paid by the Sellers under section 5.11(a) in respect of the liability to Tax which gave rise to the Saving less any part of that amount previously repaid to the Sellers under any provision of this Agreement or otherwise.

(iii)    The Purchased Subsidiary will not obtain a Saving until the last date upon which it would have been obliged to make the actual payment of corporation tax which has been reduced or eliminated in order to avoid incurring interest thereon.

(iv)     In determining whether the Purchased Subsidiary has obtained a
         Saving, the auditors of the Purchased Subsidiary will act as experts and not as arbitrators and their determination will (in the absence of manifest error) be conclusive and binding on the parties.

SECTION 5.12.     Cooperation Regarding Property and Transfer Taxes.  (a)
With respect to Property Taxes to be prorated in accordance with Section 2.12 of this Agreement, Purchaser shall prepare and timely file all Tax Returns required to be filed after the Closing with respect to the Purchased Assets, if any, and shall duly and timely pay all such Property Taxes shown to be due on such Tax Returns.  Purchaser's preparation of any such Tax Returns shall be subject to Sellers' approval, which approval shall not be unreasonably withheld or delayed.  Purchaser shall make such Tax Returns available for
Seller's review and approval no later than twenty (20) Business Days prior to the due date for filing such Tax Returns, it being understood that Sellers'
failure to approve any such Tax Returns shall not limit Purchaser's obligation to timely file such Tax Returns and duly and timely pay all Property Taxes shown to be due thereon.  Not less than five (5) Business Days prior to the due date of any such Property Taxes, Sellers shall pay to Purchaser the amount shown as due on such Tax Returns as determined in accordance with Section 2.12 of this Agreement to be the responsibility of Sellers and, to the extent required by Law, Sellers shall join in the execution of any such Tax Returns.

         (b)      With respect to prorated Property Taxes to be paid by
Sellers, Sellers' preparation of any Tax Return relating to a lien for
Property Taxes on or related to the Purchased Assets that will arise after the
Closing Date shall be subject to Purchaser's approval, which approval shall not be unreasonably withheld or delayed.  Sellers shall make such Tax Returns available for Purchaser's review and approval no later than twenty (20)
Business Days prior to the due date for filing such Tax Return, it being understood that Purchaser's failure to approve any such Tax Return shall not limit Seller's obligation to timely file such Tax Returns and duly and timely pay all Property Taxes shown to be due thereon.  Not less than five (5)
Business Days prior to the due date of any such Property Taxes, Purchaser shall pay to Seller the amount shown as due on such Tax Returns as determined in accordance with Section 2.12 of this Agreement to be the responsibility of
Purchaser and to the extent required by Law, Purchaser or any of its
Affiliates shall join in the execution of any such Tax Returns.

         (c)      In preparing and reviewing the Tax Returns referred to in
Sections 5.12(a) and (b), the parties shall cooperate and act in good faith to resolve any disagreement related to such Tax Returns as between the parties or as between either Party and any Governmental Authority.

         (d)      Purchaser and Seller shall provide the other party with such assistance as may reasonably be requested by the other Party in connection with the preparation of any Tax Return, or any audit or other examination by any Tax authority, or any judicial or administrative proceedings relating to liability for any Property Taxes or Transfer Taxes in connection with the
Purchased Assets, and each will retain and provide the requesting Party with any records or information which may be relevant to such Tax Return, audit or examination, proceedings or determination.  Any information obtained pursuant to this Section 5.12 or pursuant to any other Section hereof providing for the sharing of information relating to or review of any Tax Return or other schedule relating to Property Taxes or Transfer Taxes shall be kept confidential by the parties hereto.

SECTION 5.13.     Conveyance and Sales Taxes.  Each of the Purchaser, on the
one hand, and the Sellers, on the other hand, shall assume 50% of any liability for the payment of any Conveyance Taxes incurred as a result of the transactions contemplated hereby, it being understood that the Sellers shall use their commercially reasonable efforts to obtain a waiver of such
Conveyance Taxes to the extent permitted under the Bankruptcy Code.  The proposed transfer of the Transferred Real Estate and the assumption of the
Assumed Liabilities is necessary to confirm, consummate and implement a plan of reorganization or liquidation, and therefore is exempt from state of
Florida documentary stamp Tax pursuant to Rules 12B-4.014  (15) and
Rule 12B-4.054 (3) of the Florida Administrative Code and Section 1146(c) of
the Bankruptcy Code, respectively. In the event a plan of reorganization or liquidation is not confirmed by the Bankruptcy Court, then the parties shall each be responsible for 50% of such stamp Tax.  Each of the Purchaser, on the one hand, and the Sellers, on the other hand, shall assume 50% of any
Liability for the payment of Sales Taxes incurred on the furniture, fixtures and equipment as a result of the transactions contemplated hereby.  In no event shall the Sellers be responsible for Sales Taxes on the Inventory sold by the Sellers to the Purchaser as a result of the transactions contemplated hereby.

SECTION 5.14.     Bankruptcy Court Approvals(a).  No later than two
Business Days after the execution of this Agreement, the Sellers shall (i)
make all filings in the Bankruptcy Court necessary to initiate the Chapter 11
Cases in the manner contemplated by Sections 3.28 and 3.29, and (ii) file and serve notice thereof on all interested parties as required by the Bankruptcy
Code, a motion, in form and substance reasonably satisfactory to the Purchaser
(together with supporting papers and exhibits, the "Sale Motion") seeking (x)
entry of an order substantially in the form of Appendix B hereto or otherwise in form and substance reasonably satisfactory to the Purchaser (the "Bidding
Procedures Order") on the Bankruptcy Court's docket and setting a preliminary hearing with respect to the Bidding Procedures contemplated by this Agreement on shortened notice and in no event later than the 20th Business Day from the date hereof to approve the Bidding Procedures (the "Preliminary Hearing"), and
(y) entry of an order substantially in the form of Appendix C hereto or otherwise in form and substance reasonably satisfactory to the Purchaser (the
"Sale Approval Order"), at a final hearing (the "Final Sale Hearing") upon no less than 45 days' notice (or such shorter time period as the Bankruptcy Court may approve) after the Preliminary Hearing, authorizing each of the Sellers to perform all of its respective obligations pursuant to this Agreement and the transactions contemplated hereby, including, without limitation (a) the sale, conveyance, assignment, transfer and delivery by the Sellers to the Purchaser or a Qualified Overbidder of the Purchased Assets, free and clear of all
Liens, Actions or Claims against and Indebtedness of the Sellers (other than such Actions, Claims and Indebtedness related to the Assumed Liabilities) as set forth in the Sale Approval Order, other than the Permitted Liens, and (b)
the assumption and assignment of the Designated Contracts to be assumed and assigned pursuant to the terms hereof without adequate assurance of future performance liability pursuant to Section 365(f)(2) of the Bankruptcy Code, except Purchaser's obligation to perform the Designated Contracts following the Closing, and (c) which Sale Approval Order shall contain, inter alia, a finding that the Purchaser has acted in "good faith" within the meaning of section 363(m) of the Bankruptcy Code.  The Sale Approval Order shall also provide that it will become effective immediately and that any stay of such order as provided by rules 6004(g) and 6006(d) under the Bankruptcy Code is expressly waived and terminated.  Sellers shall not modify, change, alter, amend or supplement the proposed Sale Approval Order without the Purchaser's prior written consent.  The Sellers failure to timely obtain the Bidding
Procedures Order shall entitle Purchaser to terminate this Agreement without further liability of either party as contemplated in Section 10.01(a), and
Sellers will have no obligation to pay the Expense Reimbursement and the
Break-Up Fee.  The Sellers failure to timely obtain the Sale Approval Order shall entitle Purchaser to both payment of the Expense Reimbursement and
Break-Up Fee in the manner contemplated by Sections 6.04 and 6.05 of this
Agreement and to terminate this Agreement as contemplated in Section 10.01(a).
In the event that Purchaser is paid the Expense Reimbursement and Break-up Fee solely under the circumstances and in the manner contemplated by Sections 6.04 and 6.05 of this Agreement, such funds shall constitute Purchaser's sole and exclusive remedy for any breach of this Agreement by Sellers or otherwise under this Agreement, other than any fraud or knowing or willful breach by or on the part of Sellers or collusion by Sellers with creditors or other constituent parties-in-interest in the Chapter 11 Cases.

SECTION 5.15.     Bankruptcy Actions  (a)   .  (a)  The Designated Contracts
(as set forth on Schedule 3.13(a) of the Disclosure Schedule attached hereto)
shall be identified (by the date of the Designated Contract (if available), the other party to the contract or lease and the address of such party) on an exhibit attached to the Sale Motion.  Such exhibit shall set forth the amounts necessary to cure defaults under each of such Designated Contracts as determined by Sellers based on Sellers' books and records.  Sellers shall, at the written direction of the Purchaser delivered no later than seven days prior to the Final Sale Hearing, direct the Sellers to add Designated
Contracts to Section 2.04 to the Disclosure Schedule and provide notice of same to the non-debtor party to the Designated Contract to be assigned to the
Purchaser.  Sellers shall, at the written direction of Purchaser delivered any time prior to one day prior to the Closing Date, remove Designated Contracts from the exhibit.  In cases in which Sellers are unable to establish that a default exists, the relevant cure amount shall be set at $0.  The Sale Motion shall reflect that Purchaser's promise to perform from and after the Closing under the Designated Contracts and shall be the only adequate assurance of future performance necessary to satisfy the requirements of section 365 of the
Bankruptcy Code in respect of the assignment to Purchaser of such Designated
Contracts.

(b)                   Sellers will provide Purchaser with a reasonable
opportunity to review and comment upon all motions, applications, notices and supporting papers relating to the sale of the Purchased Assets or the Assumed
Liabilities, including those motions, applications, notices and supporting papers listed in Section 3.29 on the Disclosure Schedule prepared by Sellers relating to this Agreement (including forms of orders and notices to interested parties) prior to the filing thereof in the Chapter 11 Cases.  All motions, applications and supporting papers prepared by Sellers and relating to the approval of this Agreement (including forms of orders and notices to interested parties) to be filed on behalf of Sellers after the date hereof must be acceptable in form and substance to Purchaser, in its reasonable discretion.

SECTION 5.16.     Name Change.  Promptly, but in no event later than 30 days after the Closing, the Sellers agree (a) to change the name of Savane to some other name not using the name "Savane", including, without limitation, changing the names of the debtors and captions in the Chapter 11 Cases, and
(b) after the Closing, until papers are duly filed with the applicable
Governmental Authorities to effect such name change, not to use the name
"Savane" in any way for the purpose of selling or marketing any product or service or otherwise in any manner which does or might compete with the
Purchaser or, in any other way which, in the Purchaser's reasonable judgment, could be detrimental to Purchaser's enjoyment of the rights and goodwill it sought when it paid for and acquired the Purchased Assets, except as expressly agreed by the Purchaser in its sole discretion.

SECTION 5.17.     No Shop.  From and after the execution of this Agreement and until the date the Bankruptcy Court enters the Bidding Procedures Order, subject to the exceptions contained in this Section 5.17, and except for actions expressly permitted by the Bidding Procedures required herein following entry of the Bidding Procedures Order, the Sellers shall not cause, authorize or permit any of their respective Subsidiaries or Affiliates, or any of their respective officers, directors, employees, agents, advisors and other representatives (including, each investment banker, finder, financial advisor, attorney and accountant engaged by it (each, a "Representative")), to, directly or indirectly, (a) except with respect to the Committee, solicit, initiate, induce or encourage (including by means of furnishing any information and/or entering into any confidentiality or similar agreement with any Person), or take any other action to facilitate the making, submission or receipt of any contact, inquiry, proposal or offer (including any contact, inquiry, proposal or offer made directly to TSIC's shareholders or creditors)
that constitutes or which reasonably would be likely to lead to any
Alternative Transaction, (b) except with respect to the Committee, enter into or continue any discussions or negotiations with any Person regarding or in furtherance of an Alternative Transaction, or (c) agree to, approve, recommend or endorse (whether by means of public announcement or filings with any judicial, public or Governmental Authority) any contact, inquiry, proposal or offer regarding or in furtherance of any Alternative Transaction or enter into any memorandum of understanding, term sheet, letter of intent or definitive agreement providing for or relating to an Alternative Transaction.
Notwithstanding the immediately preceding sentence, subsequent to the entry of the Bidding Procedures Order by the Bankruptcy Court, the Sellers and their respective Representatives may respond to wholly unsolicited inquiries and requests (not in violation of this Section 5.17) for information from any
Person that submits a bona fide, written proposal or offer to acquire the
Business or the Purchased Assets, and may develop a list of Persons that may qualify as Potential Bidders under the Bidding Procedures by providing general information relating to the Chapter 11 Cases and the Bidding Procedures and
advising such Persons of their opportunity to pursue in good faith an
Alternative Transaction and to obtain further due diligence information and materials relating to the Purchased Assets and the Business following the formal commencement of the Bidding Process.  If the Sellers or any of their
Representatives, Subsidiaries or Affiliates receive from any Person any
Acquisition Proposal, offer, inquiry or information request regarding the
Business or any of the Acquired Assets, Sellers will promptly advise such
Person, by written notice (with a copy to the Purchaser), of the terms of this
Section 5.17 and the Bidding Procedures and will promptly (and, in any event, within 24 hours) advise Purchaser in writing of such Acquisition Proposal, offer, inquiry or informational request, and deliver copies of any written materials received by any Seller or their Representatives at any time in connection therewith, and keep the Purchaser fully informed of the timing and contents of, and provide the Purchaser with copies of, and further written or oral communications related thereto.  Nothing herein shall prohibit Sellers from seeking to sell, pursuant to a Qualified Bid in connection with the
Auction established in the Bidding Procedures Order, the Purchased Assets to
any Person.

SECTION 5.18.     Purchaser's Deposit.  On the date hereof, the Purchaser
shall make a good faith, earnest deposit in the form of a certified check (or other form acceptable to the Sellers in their sole discretion) payable to the
Escrow Agent to be held pursuant to the terms of this Agreement and the Escrow
Agreement in the amount equal to $2,800,000 (the "Purchaser's Deposit").

SECTION 5.19.     Letter of Credit.  The Sellers through their DIP Loan
Facility have caused to be provided to certain of their vendors letters of credit as set forth in Section 5.19 of the Disclosure Schedule (the "Sellers'
Letters of Credit").  At the Closing, the Purchaser or one or more of its
Affiliates shall cause the Sellers' Letters of Credit to be replaced with those naming the Purchaser as the account beneficiary.

SECTION 5.20.     Receipt of Property Relating to Purchased Assets and
Excluded Assets.  (a)  If after the Closing Date Sellers or any of their respective Affiliates, or any other Person acting for or in concert with any of the foregoing Persons, shall receive any money, check, note, draft, instrument, payment or other property relating to or as proceeds of the
Purchased Assets (including the Receivables constituting part of the Purchased
Assets) or the Assumed Liabilities or any part thereof, each such Person shall receive all such items in trust for, and as the sole and exclusive property of, Purchaser and, immediately upon receipt thereof, shall notify Purchaser in writing of such receipt and shall remit the same (or cause the same to be remitted) in kind to Purchaser in the manner specified by Purchaser.

         (b)  If after the Closing Date Purchaser or any of its Affiliates, or
any other Person acting for or in concert with any such Persons, shall receive any money, check, note, draft, instrument, payment or other property relating to or as proceeds of the Excluded Assets or the Excluded Liabilities, or any
part thereof, each such Person shall receive all such items in trust for, and as the sole and exclusive property of, the Sellers and, immediately upon receipt thereof, shall notify TSIC in writing of such receipt and shall remit the same (or cause the same to be remitted) in kind to TSIC in the manner specified by TSIC.

SECTION 5.21.     Environmental Remediation.  Concurrent with the execution of this Agreement, and in addition to any other duty or obligation imposed by
Section 3.07, the Sellers shall, at their sole cost and expense:
(i) (A) undertake, using URS Corporation and a commercially reasonable scope of work approved by the Purchaser, a baseline assessment of soil and groundwater conditions at the Real Property known as 4902 West Waters Avenue, (B) provide all data, information, reports, and documents generated by this investigation to the Purchaser, as the intended third party beneficiary of Sellers' contract with the environmental consultant, all within 60 days after the date hereof,
(C) investigate and resolve all issues and/or concerns identified in the Phase
I Environmental Site Assessment prepared for CIT Group, Inc. by Clayton Group
Services, Inc. dated June 17, 2004, including those noted in Section 6.0 titled "Findings, Conclusions and Recommendations" and (D) provide certification by URS Corporation that property soil and groundwater are in material compliance with applicable Environmental Law; and (ii) use best efforts to complete any Remedial Action recommended by URS Corporation to comply with Environmental Law within 35 days prior to the Closing Date.  If the Sellers are unable to complete the Remedial Action within 35 days prior to the Closing Date, URS Corporation shall estimate the future cost of such
Remedial Action and provide such estimate in writing promptly to the parties.

SECTION 5.22.     Transition Matters.  Sellers shall have the use of office
space and related services at the 4902 West Waters Avenue facility for a period of six months after the Closing Date without charge to the Sellers.

Article VI

                               BIDDING PROCEDURES

SECTION 6.01.     Bidding Procedures.  Unless otherwise agreed by the
Purchaser, Sellers shall obtain, no later than the 80th day after the Petition
Date, the Sale Approval Order authorizing and approving the sale of the
Purchased Assets to the Purchaser or a Qualified Overbidder which the Sellers determine to have made the highest and best offer for the Purchased Assets and the Assumed Liabilities in accordance with the procedures set forth in this
Article VI (collectively, the "Bidding Procedures").  Subject to Section 6.09
of this Agreement, the Bidding Procedures set forth herein shall be approved by the Bankruptcy Court and set forth in the Bidding Procedures Order.

(a)      The Sellers will (i) in consultation with A&M and counsel for any official committee of unsecured creditors appointed in the Chapter 11
         Cases (collectively, the "Committee") and counsel for the Indenture
         Trustee (the "Indenture Trustee"), if any determine whether any
         Person is a Qualified Overbidder, (ii) coordinate the efforts of
         Qualified Overbidders in conducting their respective due diligence investigations regarding the Business, the Purchased Assets and the
         Assumed Liabilities generally, (iii) receive offers from Qualified
         Overbidders, and (iv) in consultation with the Committee and A&M negotiate any offer made to purchase the Purchased Assets and the
         Assumed Liabilities (collectively, the "Bidding Process").  Any
         Person who elects to participate in the Bidding Process must be a
         Qualified Overbidder, and neither the Sellers nor their
         representatives shall furnish any information of any kind whatsoever relating to the Sellers or the Purchased Assets and the Assumed
         Liabilities to any Person who is not a Qualified Overbidder.  The
         Sellers have the right to adopt such other rules for the Bidding
         Process that the Sellers reasonably shall determine, after request by the Committee, the Indenture Trustee or the Office of the U.S.
         Trustee, will facilitate the goals and expeditious completion of the
         Bidding Process and which are not inconsistent with any of the other provisions hereof or of any order of the Bankruptcy Court.

(b)      To participate in the Bidding Process, each Person (a "Potential
         Bidder"), other than the Purchaser, must deliver (unless previously delivered) to the Sellers an executed confidentiality agreement in form and substance satisfactory to the Sellers and containing terms no less restrictive to the Sellers than the Confidentiality Agreement.

                  A "Qualified Overbidder" is a Potential Bidder that the
         Sellers in their reasonable, good faith business judgment, after consultation with the Committee, each determines is financially able to consummate the purchase of the Purchased Assets and the assumption of the Assumed Liabilities; it being hereby acknowledged and agreed that the Purchaser qualifies as a Qualified Overbidder. A&M and the
         Committee's financial advisors shall be entitled to perform due diligence on each Qualified Overbidder, upon execution of a confidentiality agreement in form and substance reasonably satisfactory to the Sellers and containing terms no less restrictive to the Sellers than the Confidentiality Agreement.  The Qualified
         Overbidder shall comply with all reasonable requests for additional information and due diligence access by A&M and the Committee's financial advisors.  Failure by the Qualified Overbidder to fully comply with requests for additional information and due diligence access will be a basis for the Sellers to irrevocably determine that any bid made by the Qualified Overbidder is not a Qualified Overbid.

(c)      A Qualified Overbidder who desires to make a bid must deliver a good faith deposit via wire transfer (or other form acceptable to the
         Sellers in their sole discretion) to Account No. ____________ at Bank
         ABA No. _______________ in an amount not less than $3,900,000 (the
         "Good Faith Deposit") and must deliver a copy of its Required Bid
         Documents to each of (i) the Sellers and their Counsel, (ii) A&M,
         (iii) the Purchaser and its counsel, at the notice addresses specified in Section 12.02 hereof and (iv) counsel for the Committee so as to be received not later than 9:00 a.m. (prevailing Eastern time) on the seventh day prior to the date of the Final Sale Hearing
         (the "Bid Deadline").

SECTION 6.02.     Determination of Qualified Overbid Status.  A bid received from a Qualified Overbidder will constitute a "Qualified Overbid" only if it includes all of the Required Bid Documents listed below and meets all of the
Bid Requirements set forth below.  The transaction terms and conditions set forth in this Agreement shall be deemed a Qualified Overbid for all purposes in connection with the Bidding Process, the Auction and the Sale.

(a)      Required Bid Documents.  Except as expressly provided to the contrary by this Agreement, to participate in the Bidding Process, each
         Potential Bidder, other than the Purchaser, must deliver (unless previously delivered) to the Sellers, at the Sellers' request, the following documents (collectively, the "Required Bid Documents") by the Bid Deadline:

(i)      a bona fide written offer stating that:  (A) the Qualified Overbidder offers to purchase all or substantially all of the Purchased
                  Assets and to assume all or substantially all of the Assumed
                  Liabilities, (B) the Qualified Overbidder is prepared and
                  intends promptly to enter into a legally binding purchase
                  and sale agreement for the acquisition of the Business and the Purchased Stock on terms and conditions no less
                  favorable to the Sellers than those contained in this
                  Agreement immediately following the conclusion of the
                  Auction (as defined in Section 6.03(a) below), and (C) the
                  Qualified Overbidder's offer is irrevocable until the
                  consummation of a Sale;

(ii)     a copy of such purchase and sale agreement described above in Section
                  6.02(a)(i)(B) marked to show proposed amendments and
                  modifications to this Agreement and executed by the
                  Qualified Overbidder; and

(iii)    current audited financial statements of the Potential Bidder or, if the Potential Bidder is an entity formed for the purpose of acquiring the Purchased Assets and the Assumed Liabilities, current audited financial statements of the owner(s) of all of the outstanding securities having voting power with
                  respect to the Potential Bidder or such other form of
                  financial disclosure acceptable to the Sellers and A&M,
                  after consultation with the Committee, demonstrating such
                  Potential Bidder's ability to close the proposed transaction expeditiously (including, the Potential Bidder's ability to finance a Sale without any material conditions or delay).

(b)      Bid Requirements.  Except as expressly provided to the contrary by this Agreement, all bids must satisfy the following requirements
         (collectively, the "Bid Requirements"):

(i)      the Sellers must determine, after consultation with A&M and the
                  Committee, that the bid (A) is not materially more
                  burdensome or conditional than the transaction described in this Agreement (including, for this purpose, a determination that there is a high certainty of timely consummation) and
                  (B) has a value not less than the sum of (x) $88,900,000
                  (which amount represents the sum of (i) the Purchase Price payable by the Purchaser under this Agreement, including the
                  Purchaser's Deposit, (ii) $2,800,000, the amount of the
                  Break-up Fee, (iii) $500,000, the amount of the Overbid
                  Increment, and (iv) $600,000, the maximum amount of the
                  Expense Reimbursement), plus (y) the consideration to the
                  Sellers arising from the assumption of the Assumed
                  Liabilities under this Agreement, plus (z) all other
                  consideration to the Sellers under this Agreement;

(ii)     the bid is on substantially the same or better terms and conditions than those set forth in this Agreement;

(iii)    the bid is not conditioned upon the Bankruptcy Court's approval of any bid protections, such as a break-up fee, termination
                  fee, expense reimbursement or similar type of payment;

(iv)     the bid is not conditioned upon the Potential Bidder's financing requirements and is accompanied by reasonable evidence (in the form of ______________) of the Potential Bidder's
                  financial ability to promptly consummate its Qualified
                  Overbid;

(v)      the bid acknowledges and represents that the bidder:  (A) has had a full opportunity to conduct all due diligence regarding the
                  Purchased Assets and the Assumed Liabilities prior to making its bona fide, written offer; (B) has relied solely upon its own independent review, investigation and/or inspection of any documents and/or the Purchased Assets in making its bid;
                  (C) did not rely upon any written or oral statements,
                  representations, promises, warranties or guaranties
                  whatsoever, whether express, implied, by operation of law or otherwise, regarding the Purchased Assets, or the
                  completeness of any information provided in connection
                  therewith or the Auction, except as expressly stated in
                  these Bidding Procedures and the Sellers' representations
                  and warranties in this Agreement; and (D) is not contingent upon any additional due diligence or approvals of any
                  Governmental Authority; and

(vi)     the bid is received by the Bid Deadline.

SECTION 6.03.     Auction  (a)  If one or more Qualified Overbids is received, the Sellers will conduct an auction (the "Auction") with respect to the
Purchased Assets and the Assumed Liabilities.  If no Qualified Overbid (other than that of the Purchaser) is received by the Bid Deadline, the Sellers shall report the same to the Bankruptcy Court, the transactions contemplated by this
Agreement shall be deemed the Successful Bid and the Sellers shall proceed immediately to consummate all of the transactions contemplated by this
Agreement.

(b)      The Auction, if required, will commence at 10:00 A.M. (prevailing
Eastern time) on ___________, 2005, before the Honorable ___________, United
States Bankruptcy Judge for the Middle District of Florida, United States
Bankruptcy Court, Courtroom ___, [address], or at such other time or place determined by the Bankruptcy Court.

(c)      Only the Purchaser, the Sellers and their advisors, Qualified
Overbidders who have submitted Qualified Overbids, the United States trustee, the Committee and representatives of the Sellers' post-petition secured (or
DIP) lenders will be entitled to attend, participate and be heard at the
Auction, and only the Purchaser and Qualified Overbidders will be entitled to make any subsequent Qualified Overbids at the Auction.

(d)      During the Auction, bidding will begin at the purchase price stated
in the highest and best Qualified Overbid (taking into account the Break-up
Fee and Expense Reimbursement), and will subsequently continue in minimum increments of not less than $500,000 higher than the previous Qualified
Overbid (the "Overbid Increment").  Subsequent overbids, if any, submitted by the Purchaser will be deemed to include a dollar-for-dollar credit equal to the sum of the Break-up Fee and the Expense Reimbursement.

(e)      Bidding at the Auction will continue until such time as the highest and best Qualified Overbid is determined.  Upon conclusion of the Auction, the
Sellers, in consultation with A&M and the Committee, will (i) review each
Qualified Overbid on the basis of financial and contractual terms and other factors relevant to the sale process, including those factors affecting the certainty and timeliness of consummating the Sale, and (ii) identify the highest and best offer for the Purchased Assets (the "Successful Bid") and the
second highest and best offer for the purchase of the Purchased Assets (the
"Back-up Bid").

SECTION 6.04.     Expense Reimbursement.  If (a) the Bankruptcy Court does not issue the Sale Approval Order within 45 days after the Preliminary Hearing or approves a higher and better bid than that submitted by the Purchaser, (b) the
Sellers withdraw the motion for Bankruptcy Court approval of the Sale and the
Purchaser is not then in material breach of this Agreement (and has not otherwise terminated this Agreement pursuant to the provisions of Section
10.01(a), (c), (e), (f), (g) or (h)), or (c) notwithstanding the fact that all of the Sellers' conditions to Closing have been satisfied or waived by the
Sellers and the Purchaser is not then in material breach of this Agreement, the Sellers do not consummate the Sale, or (d) in the event of an Alternative
Transaction, then the Purchaser shall be entitled to immediate payment and reimbursement for its out-of-pocket expenses reasonably incurred in connection with the transactions contemplated by this Agreement, not to exceed $600,000
(the "Expense Reimbursement"). Until paid, the Expense Reimbursement shall be allowed by the Bankruptcy Court as an administrative claim pursuant to Section
503(b)(1)(A) of the Bankruptcy Code with priority over any or all other administrative expenses in the Chapter 11 Cases of the kind specified in
Sections 503(b) or 507(b) of the Bankruptcy Code, or if the Chapter 11 Cases
are converted to Chapter 7 cases. This provision shall be a requirement of, approved by, and incorporated in the Bidding Procedures Order.

SECTION 6.05.     Break-up Fee.  The Purchaser shall be entitled to immediate payment of a compensatory termination fee (the "Break-up Fee") in cash in an amount equal to $2,800,000, if: (a) (i) the Bankruptcy Court does not issue the Sale Approval Order within 45 days after the date of the Preliminary
Hearing or approves a higher and better bid than that submitted by the
Purchaser, (ii) the Closing of a Sale to the Successful Bidder (but not the
Purchaser) has occurred and (iii) the Purchaser is not then in material breach of this Agreement; (b) the Bankruptcy Court confirms a plan of reorganization for the Sellers, which plan transfers any of the Purchased Assets to a person other than the Purchaser and such plan of reorganization is consummated and the Purchaser is not then in material breach of this Agreement; (c) the
Purchaser is not in material breach of this Agreement and the Sellers (i)
withdraw the motion for Bankruptcy Court approval of the Sale and (ii)
subsequently liquidate or otherwise dispose of the Purchased Assets, in one or a series of transactions; or (d) the Sellers withdraw the motion for
Bankruptcy Approval of the Sale and an Alternative Transaction is pursued.
Until paid, the Break-up Fee shall be allowed by the Bankruptcy Court as an administrative claim pursuant to Section 503(b)(1)(A) of the Bankruptcy Code with priority over any or all other administrative expenses in the Chapter 11
Cases of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy
Code, or if the Chapter 11 Cases are converted to Chapter 7 cases. This provision shall be a requirement of, approved by, and incorporated in the
Bidding Procedures Order.

SECTION 6.06.     Acceptance of Qualified Overbids.  (a)  At the Final Sale
Hearing, the Sellers will seek entry of the Sale Approval Order authorizing and approving the Sale (i) if no Qualified Overbid is received (other than that of the Purchaser), to the Purchaser pursuant to the terms and conditions set forth in this Agreement, (ii) if one or more Qualified Overbids are received by the Sellers, to the Purchaser or such Qualified Overbidder as the
Sellers, in the exercise of their reasonable, good faith business judgment, after consultation with A&M and the Committee, determine to have made the highest and best offer to purchase the Purchased Assets (the "Successful
Bidder") or (iii) to the extent of any default by the Successful Bidder, to the
Qualified Overbidder who submitted the Back-up Bid (including, as applicable, the Purchaser).

                  (b)  The Sellers' presentation to the Bankruptcy Court for approval of a particular Qualified Overbid does not constitute the Sellers'
acceptance of the bid, except with respect to the bid of the Purchaser as reflected in this Agreement (subject to higher and better Qualified Overbids and subject to Bankruptcy Court approval).  The Sellers will be deemed to have accepted any other bid only when the bid has been approved by the Bankruptcy
Court at the Final Sale Hearing.  The Sellers shall not be deemed to have rejected any bid unless or until either the sale of the Purchased Assets closes and/or such bid is rejected in writing.

                  (c)      Following the Final Sale Hearing approving the Sale
to the Successful Bidder, (i) if such Successful Bidder fails to consummate an approved Sale because of a breach or failure to perform on the part of such
Successful Bidder, the Back-up Bid, as disclosed at the Final Sale Hearing, will be deemed to be the Successful Bid and the Sellers will be authorized, but not required, to consummate the Sale with the Back-up Bidder submitting such bid without further order of the Bankruptcy Court or, (ii) if a Qualified
Overbidder other than the Purchaser fails to consummate the Sale for any reason and the Purchaser has made the Back-up Bid, then the Purchaser shall purchase the Purchased Assets on the same terms and conditions set forth in this Agreement (except the Closing Date shall be extended for a reasonable period of time, not to exceed thirty (30) days, to allow the Purchaser to complete such purchase) and at the final purchase price bid by the Purchaser at the Auction, without requiring further Bankruptcy Court Approval.

                  (d)      At the Auction and Final Sale Hearing, the
Purchaser shall have standing to contest any Qualified Overbid or the
Successful Bidder that may be considered or selected by the Sellers.  This provision shall be a requirement of, approved by, and incorporated in the
Bidding Procedures Order.

SECTION 6.07.     Return of Purchaser's Deposit and Good Faith Deposit.(a)
The Good Faith Deposits of all Qualified Overbidders and the Purchaser's
Deposit will be retained by the Sellers or the Escrow Agent, as the case may be, and all Qualified Overbids will remain open until the closing of a Sale;
provided, however, that if no closing of a Sale occurs on or before 30 days after the Final Sale Hearing, the Sellers shall, except as provided in subsection (b) of this Section 6.07, within five (5) Business Days, return or cause to be returned each of the Good Faith Deposits to the respective
Overbidder that made such Good Faith Deposit (including any earnings thereon), and return or cause to be returned the Purchaser's Deposit to the Purchaser.

(b)      If a Successful Bidder fails to consummate an approved Sale because of a breach or failure to perform on the part of such Successful Bidder and the Sellers are not then in material breach of this Agreement, or the
Purchaser otherwise is in material breach or material default under this
Agreement, the Sellers will not have any obligation to return the Good Faith
Deposit or the Purchaser's Deposit (including any earnings thereon), as the case may be, deposited by such Successful Bidder, and such Good Faith Deposit or the Purchaser's Deposit (including any earnings thereon), as the case may be, irrevocably will become the property of the Sellers and shall not be credited against the purchase price of the subsequent buyer and the Purchaser shall cause the Escrow Agent to pay to the Sellers the Purchaser's Deposit or
the Good Faith Deposit, as the case may be (including any earnings thereon).
In the event of a material breach of this Agreement by the Purchaser, as a result of which the Sellers retain the Purchaser's Deposit (including any earnings thereon) in accordance with this Section 6.07(b), the Sellers'
receipt of such funds shall constitute the Seller's sole and exclusive remedy for any breach of this Agreement by the Purchaser.

SECTION 6.08.     Court-Imposed Qualified Overbid.  For the Sellers to accept any alternative offer, such alternative offer must be a Qualified Overbid or a
Court-Imposed Qualified Overbid.  "Court-Imposed Qualified Overbid" means any alternative offer that the Sellers are required to accept by the Bankruptcy
Court.

SECTION 6.09.     Modifications of Bidding Procedures.  Prior to the entry of the Bidding Procedures Order, the Sellers may upon request of any Committee, the Indenture Trustee or the Office of the U.S. Trustee and after consultation with the Purchaser, establish reasonable Bidding Procedures other than, or in addition to, those set forth herein. Such additional or other Bidding
Procedures shall be acceptable to the Purchaser and thereafter approved by the
Court. The Sellers, after consultation with the Committee, may (a) determine in their good faith business judgment which Qualified Overbid, if any, is the highest and best offer, and (b) reject at any time before entry of an order of the Bankruptcy Court approving a Qualified Overbid, any bid (other than that of the Purchaser) that the Sellers, in consultation with the Committee, determine to be (i) inadequate or insufficient, (ii) not in conformity with the requirements of the Bankruptcy Code, the Bidding Procedures or the terms and conditions of this Agreement, or (iii) contrary to the best interests of the Sellers, their estates and their creditors.  At or before the Final Sale
Hearing, the Sellers may impose such other terms and conditions upon Qualified
Overbidders (other than the Purchaser) as they determine, in consultation with the Committee, to be in the best interests of the Sellers' estates, their creditors and other parties in interest in the Chapter 11 Cases.

Article VII

                                employee matters

SECTION 7.01.     Offer of Employment.  Prior to the Closing Date, the
Purchaser shall, or shall cause an Affiliate of the Purchaser to, make an offer of employment (the "Employment Offer") to those Employees as were mutually agreed upon between the Purchaser and the Sellers listed on Section
7.01 of the Disclosure Schedule (which schedule shall be provided by Purchaser to Seller not less than five Business Days prior to the Closing Date), including those on sick leave, vacation, other authorized leaves of absences or short-term disability (but excluding those on long-term disability).  Each
Employment Offer shall provide that such offer of employment shall take effect on the Closing Date.  Employees who accept such offer of employment by the
Closing Date shall be referred to herein as "Transferred Employees."  Nothing in this Agreement is intended to confer, nor shall confer, upon any employee of the Sellers any rights, remedies, claims or recourse of any nature against the Purchaser, including, without limitation, any rights of employment of any nature or kind whatsoever or any entitlement to participate in any plans, benefits or programs of the Purchaser, except to the extent if employed that such employee meets the eligibility requirements for participation in such plans, benefits or programs.

SECTION 7.02.     Employee Benefits(a)      . Effective as of the Closing
Date, the Transferred Employees shall cease participation in Employee Plans and shall commence participation in employee benefit plans and arrangements of the Purchaser or an Affiliate of the Purchaser, subject to their satisfaction of the eligibility requirements for each such plan.

SECTION 7.03.      401(k) Plan.  The Sellers shall take or cause to be taken
all such actions as may be required to ensure that, as of the Closing Date, each Transferred Employee shall become 100% vested in his account balance under TSIC's 401(k) profit sharing plan (collectively, the "Sellers' 401(k)
Plan").  The Purchaser shall permit the plan(s) maintained by the Purchaser or one of its Affiliates that is an eligible retirement plan, pursuant to section
401(a)(31)(D) of the Tax Code, to accept an "eligible rollover contribution"
(within the meaning of section 401(a)(31) of the Tax Code) in cash of all or a portion of the account balance distributed to a Transferred Employee under the
Sellers' 401(k) Plan.  For purposes of this Section 7.03, "eligible rollover contribution" shall include the amount of any unpaid balance of any loan of a
Transferred Employee under the Sellers' 401(k) Plan.

SECTION 7.04.     Flexible Spending Account.  Subject to the requirements of section 125 of the Tax Code, any unused amounts credited to Transferred
Employees' accounts (after the satisfaction of claims for expenses incurred prior to the Closing Date) under the Sellers' medical expense reimbursement or dependent care reimbursement plan, a copy of which has been made available to the Purchaser and any pre-existing elections of the Transferred Employees in effect thereunder will be transferred to, and assumed by, the corresponding plan of the Purchaser or one of its Affiliates in which the Transferred
Employees are eligible to participate for the balance of the calendar year during which the Closing occurs; provided, however, that Purchaser's obligation hereunder shall be conditioned upon and shall only be applicable if upon the Closing Date Sellers transfer cash equal to the unused amounts so credited to transferred employees accounts by Purchaser.

SECTION 7.05.     Cooperation.  The Sellers shall cooperate with the Purchaser until the Closing Date in communicating to Employees any information concerning employment offers and employment after the Closing Date, and during normal business hours shall allow additional meetings by representatives of the Purchaser with such Employees upon the reasonable request of the Purchaser.

Article VIII

                             CONDITIONS TO CLOSING
SECTION 8.01.     Conditions to Obligations of the Sellers.  The obligations of each of the Sellers to consummate the transactions contemplated by this
Agreement shall be subject to the fulfillment or written waiver (to the extent permitted by applicable Laws), at or prior to the Closing, of each of the following conditions:

(a)      Representations, Warranties and Covenants.  (i) The representations and warranties of the Purchaser contained in this Agreement (A) that are not qualified as to "materiality" shall be true and correct in all material respects as of the date hereof and as of the Closing
         Date as though made on such date and (B) that are qualified as to
         "materiality" shall be true and correct as of the date hereof and as of the Closing Date as though made on such date, in each case except for such representations and warranties that are made as of a specific date, in which case such representations and warranties shall be true and correct in all material respects or true and correct, as the case may be, as of such date, and (ii) the covenants and agreements contained in this Agreement to be complied with by the
         Purchaser on or before the Closing shall have been complied with in all material respects;

(b)      Governmental Approvals.  Any waiting period (and any extension thereof) under the HSR Act and the antitrust legislation of any other relevant jurisdiction applicable to the purchase of the Purchased
         Assets contemplated by this Agreement shall have expired or shall have been earlier terminated;

(c)      No Order.  No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Governmental Order
         (whether temporary, preliminary or permanent) that has the effect of making the transactions contemplated by this Agreement or the
         Ancillary Agreements illegal or otherwise restraining, materially delaying or prohibiting the consummation of such transactions;

(d)      Sale Approval Order.  The Bankruptcy Court shall have entered the
         Sale Approval Order and such Sale Approval Order shall not be subject to a stay by any court of competent jurisdiction; and shall have become final and non-appealable; and

(e)      Documents, Agreements and Certificates.  All of the documents, agreements, schedules and certificates described in Section 2.10 and elsewhere in this Agreement shall have been delivered as described herein.

SECTION 8.02.     Conditions to Obligations of the Purchaser.  The obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or written waiver (to the extent permitted by applicable Laws), at or prior to the Closing, of each of the following conditions:

(a)      Representations, Warranties and Covenants.  (i) The representations and warranties of the Sellers contained in this Agreement (A) that are not qualified as to "materiality" or "Material Adverse Effect"
         shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made on such date and
         (B) that are qualified as to "materiality" or "Material Adverse
         Effect" shall be true and correct as of the date hereof and as of the
         Closing Date as though made on such date, in each case except for such representations and warranties that are made as of a specific date, in which case such representations and warranties shall be true and correct in all material respects or true and correct, as the case may be, as of such other date, and (ii) the covenants and agreements contained in this Agreement to be complied with by the Sellers at or before the Closing shall have been complied with in all material respects;

(b)      Governmental Approvals; Third Party Consents.  Any waiting period
         (and any extension thereof) under the HSR Act and the antitrust legislation of any other relevant jurisdiction applicable to the purchase of the Purchased Assets contemplated by this Agreement shall have expired or shall have been earlier terminated.  All consents and approvals of third parties and Governmental Authorities, including, without limitation, any Governmental Permits or Environmental
         Permits, necessary to allow the Purchaser to operate the Business immediately after the Closing substantially in the same manner as the
         Business is operated immediately prior to the Closing or to consummate the transactions contemplated by this Agreement, other than those consents and approvals, the absence of which Purchaser reasonably determines would not have a Material Adverse Effect, shall have been obtained in a form reasonably satisfactory to the
         Purchaser, without any diminution in the value or limitation of value of the Purchased Assets or the Purchased Subsidiary;

(c)      No Order.  No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Governmental Order
         (whether temporary, preliminary or permanent) that has the effect of making the transactions contemplated by this Agreement or the
         Ancillary Agreements illegal or otherwise restraining, materially delaying or prohibiting the consummation of such transactions;

(d)      Sale Approval Order.  The Bankruptcy Court shall have entered the
         Sale Approval Order substantially in the form of Appendix C hereto or otherwise in substance reasonably satisfactory to the Purchaser, and such Sale Approval Order shall not be subject to a stay by any court of competent jurisdiction and shall have become final and
         non-appealable;

(e)      No Material Adverse Effect.  No Material Adverse Effect shall have occurred after the date of this Agreement and none of the Sellers shall have notified Purchaser, pursuant to Section 5.05, of the occurrence of any state of facts, circumstance, change or effect which would result in a Material Adverse Effect;

(f)      Liens.  CIT  shall have consented in writing to the sale of, and release of any and all Liens on, the Receivables covered by the
         Factoring Agreement entered into with CIT;

(g)      Certain Designated Contracts.  Sellers shall have obtained all approvals and consents necessary to effect the transfer and assignment to the Purchaser of those Designated Contracts designated with a double asterisk set forth in Section 3.13(a) of the Disclosure
         Schedule;

(h)      Documents, Agreement, and Certificates.  All of the documents, agreements and certificates as described in Section 2.09 shall have been delivered as described herein; and

(i)      DIP Loan Facility.  The Sellers shall have continued to have access to uninterrupted borrowings under the DIP Loan Facility after the commencement of the Chapter 11 Cases through the Closing Date.

Article IX

                                indemnification

SECTION 9.01.     Survival of Representations and Warranties.  (i) The
representations and warranties of the parties contained in Sections 3.10 and
3.16 of this Agreement shall survive the Closing indefinitely, (ii) the representations and warranties contained in Sections 3.07 and 3.12 shall survive until the end of the applicable statute of limitations period, and
(iii) the other representations and warranties of the parties contained in this Agreement and in the Ancillary Agreements shall survive the Closing until the first anniversary of the Closing; provided, however, that if written notice of a Claim has been given prior to the expiration as provided in this
Section 9.01 of the applicable representations and warranties by the Purchaser to the Sellers, or by the Sellers to the Purchaser, as the case may be, then the relevant representations and warranties shall survive indefinitely as to such claim, until such Claim has been finally resolved.  The parties agree that the covenants contained in this Agreement and the Ancillary Agreements to be performed on or after Closing, shall survive the Closing indefinitely, and each party hereto shall be liable to the other after the Closing for any breach thereof.

SECTION 9.02.     Indemnification by the Sellers.  Sellers agree, jointly and severally, to indemnify and hold harmless the Purchaser and its Affiliates, officers, directors, employees, agents, successors and assigns (each a
"Purchaser Indemnified Party") for and against any and all Liabilities, losses, damages, Claims, costs and expenses, interest, awards, judgments and penalties
(including reasonable attorneys' and consultants' fees and expenses) suffered or incurred by them (hereinafter a "Loss"), arising out of or resulting from:

(i)      the breach of any representation or warranty made by the Sellers contained in this Agreement or in any Ancillary Agreements;

(ii)     the breach of any covenant or agreement by the Sellers contained in this Agreement or in any Ancillary Agreements;

(iii)    the Sellers' failure to comply with the terms and conditions of any applicable bulk sales or bulk transfer or similar Laws of any jurisdiction that may be applicable to the sale or transfer of any or all of the Purchased Assets to Purchaser (or its Affiliates),
         notwithstanding the waiver contained in Section 5.08;

(iv)     Liabilities relating to the Excluded Assets;

(v)      Liabilities relating to Non-Assumed Liability Payments that remain outstanding after the Closing Date; and

(vi)     the Excluded Liabilities (whether or not such Liabilities reflect a breach referred to in clause (i) of this Section 9.02).

To the extent that the Sellers' undertakings set forth in this Section 9.02 may be unenforceable, each of the Sellers shall contribute the maximum amount that it is permitted to contribute under applicable Law to the payment and satisfaction of all Losses incurred by the Purchaser Indemnified Parties.
Other than a Claim for indemnification by a Purchaser Indemnified Party with respect to Excluded Liabilities or otherwise in respect of a breach of the
Seller's representations and warranties set forth in Sections 3.07, 3.08,
3.11, 3.15, 3.25, 5.06 and in Article VII of this Agreement which shall not be subject to any limitation on amount or method of recovery any Claim for indemnification of a Purchaser Indemnified Party under this Agreement shall be paid solely out of the Indemnity Escrow Amount and no Purchaser Indemnified
Party shall have any additional recourse against Sellers for such indemnification claims.

SECTION 9.03.     Indemnification by the Purchaser.  The Sellers and their
respective Affiliates, officers, directors, employees, agents, successors and assigns (each a "Seller Indemnified Party") shall be indemnified and held harmless by the Purchaser for and against any and all Losses, arising out of or resulting from:

(i)      the breach of any representation or warranty made by the Purchaser contained in this Agreement or in any Ancillary Agreement;

(ii)     the breach of any covenant or agreement by the Purchaser contained in this Agreement or any in Ancillary Agreements;

(iii)    the Assumed Liabilities; and

(iv)     Liabilities (including for Taxes) related to the ownership and operation of the Purchased Assets after the Closing (other than the
         Excluded Liabilities).

To the extent that the Purchaser's undertakings set forth in this Section 9.03 may be unenforceable, the Purchaser shall contribute the maximum amount that it is permitted to contribute under applicable Law to the payment and satisfaction of all Losses incurred by the Seller Indemnified Parties.

SECTION 9.04.     Notice of Loss; Third Party Claims.  (a)  Without limitation of Section 5.05 hereof, an Indemnified Party shall give the Indemnifying Party notice of any matter which an Indemnified Party has determined has given or could give rise to a right of or Claim for indemnification under this
Agreement, promptly after such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises.

(b)      If an Indemnified Party shall receive notice of any Action, Claim, audit, demand or assessment (each, a "Third Party Claim") against it or which may give rise to a Claim for Loss under this Article IX, promptly after the receipt thereof, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article IX except to the extent that the Indemnifying
Party is actually and materially prejudiced by such failure and such failure shall not relieve the Indemnifying Party from any other obligation or
Liability that it may have to any Indemnified Party otherwise than under this
Article IX.  If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within five days of the receipt of such notice from the Indemnified Party; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate (in the reasonable judgment of outside counsel for the
Indemnified Party) for the same counsel to represent both the Indemnified
Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel (plus local counsel if required), at the expense of the Indemnifying Party.  In the event that the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying
Party in such defense and make available to the Indemnifying Party, at the
Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified
Party's control relating thereto as is reasonably required by the Indemnifying
Party.  Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the
Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party's
expense, all such witnesses, records, materials and information in the
Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified Party.  No such
Third Party Claim may be settled by the Indemnifying Party without the prior written consent of the Indemnified Party (not to be unreasonably withheld), unless such settlement contains a full release of such Indemnified Party

SECTION 9.05.     Distributions from Indemnity Escrow Fund.  In the event that
(a) the Sellers shall not have objected to the amount claimed by the Purchaser for indemnification with respect to any Loss in accordance with the procedures set forth in the Escrow Agreement or (b) the Sellers shall have delivered notice of its disagreement as to the amount of any indemnification requested by the Purchaser and either (i) the Sellers and the Purchaser shall have, subsequent to the giving of such notice, mutually agreed that the Sellers is obligated to indemnify the Purchaser for a specified amount and shall have so jointly notified the Escrow Agent or (ii) a final non-appealable judgment shall have been rendered by the court having jurisdiction over the matters relating to such claim by the Purchaser for indemnification from the Sellers and the Escrow Agent shall have received, in the case of clause (i) above, written instructions from the Sellers and the Purchaser or, in the case of clause (ii) above, a copy of the final  judgment of the court, the Escrow
Agent shall deliver to the Purchaser from the Indemnity Escrow Amount any amount determined to be owed to the Purchaser under this Article IX in accordance with the Escrow Agreement.  The Escrow Agreement shall provide that on the six-month anniversary of the Closing, so long as no Claims for indemnification pursuant to this Article IX are outstanding, the Escrow Agent shall be authorized by the Purchaser to distribute one-half of the Indemnity
Escrow Amount to the Sellers (to the extent not utilized to pay the Purchaser for any such indemnification Claims).  So long as no Claims for indemnification pursuant to this Article IX are outstanding on the first anniversary of the Closing, the Escrow Agent shall be authorized by the
Purchaser to distribute the remaining Indemnity Escrow Amount to the Sellers.

SECTION 9.06.     Treatment of Payments.  To the extent permitted by law, the parties agree to treat all payments made by any of them to or for the benefit of any other Person under this Article IX or under Section 2.11 and for any breach of covenants as adjustments to the Purchase Price for Tax purposes.

SECTION 9.07.     Limitations on Indemnification.  Solely for the purpose of avoiding any recovery in excess of 100% of an out-of-pocket indeminable loss, indemnification Losses shall be reduced dollar-for-dollar by any applicable insurance recoveries and other reimbursements.  The indemnification obligations of the parties hereto pursuant to this Article IX shall be limited to actual damages and shall not include incidental, consequential, punitive, special, or exemplary damages, except that any incidental, consequential, punitive, specific or exemplary damages recovered by any third party against any Indemnified Party under this Article IX shall be included in Losses recoverable under this indemnification.

SECTION 9.08.     Exclusive Remedy.  The parties agree that, except with
respect to any act of fraud, willful misconduct or bad faith, following the
Closing Date, Purchaser's sole and exclusive remedy for any Claim arising out of or in connection with this Agreement shall be the indemnification rights set forth in this Article IX.

Article X

                       TERMINATION, AMENDMENT AND WAIVER

SECTION 10.01.    Termination.  This Agreement may be terminated at any time prior to the Closing:

(a)      by either the Sellers or the Purchaser if (i) the Sellers shall not have commenced the Chapter 11 Cases within two Business Days after the date hereof; (ii) the Bankruptcy Court shall not have entered the
         Bidding Procedures Order within 20 Business Days after the date hereof; (iii) the Bankruptcy Court shall not have entered the Sale
         Approval Order within 45 days after the Preliminary Hearing; or (iv)
         the Closing shall not have occurred within 75 days after the Petition
         Date; provided, however, that the right to terminate this Agreement under this Section 10.01(a) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the
         Closing to occur on or prior to such date;

(b)      by either the Purchaser or the Sellers in the event that any
         Governmental Order restraining, enjoining or otherwise prohibiting or materially modifying the transactions contemplated by this Agreement shall have become final and nonappealable;

(c)      by either the Purchaser or the Sellers if the Bankruptcy Court approves a higher and better bid than that submitted by the Purchaser and the Closing of a Sale to the Successful Bidder has not occurred on or before 30 days after the Final Sale Hearing;

(d)      by the Sellers if the Purchaser shall have breached any of its representations, warranties, covenants or other agreements contained in this Agreement which would give rise to the failure of a condition set forth in Article VIII, which breach cannot be or has not been cured as of the Closing, as the same may be extended by mutual written agreement of the parties;

(e)      by the Purchaser if the Sellers shall have breached any of their representations, warranties, covenants or other agreements contained in this Agreement which would give rise to the failure of a condition set forth in Article VIII, which breach cannot be or has not been cured as of the Closing, as the same may be extended by mutual written agreement of the parties;

(f)      by the mutual written consent of the Sellers and the Purchaser;

(g)      by the Purchaser if approvals to the transfer to the Purchaser of any
         Designated Contracts the failure to secure which would result in the closing condition set forth in Section 8.02(g) not being satisfied have not been obtained; or

(h)      by the Purchaser if (i) an order with respect to the Chapter 11 Cases shall be entered by the Bankruptcy Court (x) converting the Chapter
         11 Cases to a case under chapter 7 of the Bankruptcy Code or (y)
         appointing a trustee (or examiner with enlarged powers substantially similar to those of a trustee) or (ii) the Chapter 11 Cases are not commenced on or prior to the Petition Date.

SECTION 10.02.    Effect of Termination.  In the event of termination of this
Agreement as provided in this Section 10.02, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except (a) as set forth in Sections 5.03, 6.04, 6.05, 6.07 and Article XI and
(b) subject to Section 6.07, that nothing herein shall relieve either party from liability for any breach of this Agreement occurring prior to such termination.

Article XI

                               GENERAL PROVISIONS

SECTION 11.01.    Expenses.  Except as otherwise specified in this Section
11.01 and elsewhere in this Agreement, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred; provided, however, that the parties shall share equally the filing fee of the Purchaser's notification report under the HSR Act and the fees and expenses of the Escrow Agent.

SECTION 11.02.    Notices.  All notices, requests, Claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by facsimile or registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.02):

                    (a)               If to the Sellers, to:

                                      Tropical Sportswear Int'l Corporation
                                      4902 W. Waters Avenue
                                      Tampa, Florida 33634-1302
                                      Telephone: (813) 249-4900
                                      Facsimile: (813) 249-4904
                                      Attention: Mike Kagan

                                      with a copy (which shall not constitute notice pursuant
                                      to this Section 11.02) to:

                                      Akerman Senterfitt
                                      Post Office Box 231
                                      Orlando, Florida 32802-0231
                                      Telephone: (407) 843-7860
                                      Facsimile: (407) 843-6610
                                      Attention: Peter E. Reinert, Esq.

                    (b)               if to the Purchaser, to:

                                      Perry Ellis International, Inc.
                                      3000 N.W. 107th Avenue
                                      Miami, Florida 33172
                                      Telephone:  (305) 418-1418
                                      Facsimile:  (786) 221-8418
                                      Attention: Alberto de Cardenas, Esq., Senior Vice
                                      President and General Counsel

                                      with a copy (which shall not constitute notice pursuant
                                      to this Section 11.02) to:

                                      Greenberg Traurig, LLP
                                      The MetLife Building
                                      200 Park Avenue
                                      New York, NY  10166
                                      Telephone:  (212) 801-9200
                                      Facsimile:  (212) 801-6400
                                      Attention:  Clifford E. Neimeth, Esq.

                                      and

                                      with a copy of all Bankruptcy Court pleadings and
                                      notices in the Chapter 11 Cases to:

                                      Greenberg Traurig, LLP
                                      401 E. Las Olas Boulevard, Suite 2000
                                      Ft. Lauderdale, Florida
                                      Telephone:  (954) 768-8212
                                      Facsimile:  (954) 765-1477
                                      Attention:  Brian K. Gart, Esq.
                                      Email:  GartB@GTLaw.com

SECTION 11.03.    Public Announcements.  No party to this Agreement shall
make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated by this Agreement or otherwise communicate with any news media without the prior written consent of the other party unless otherwise required by Law or applicable stock exchange regulation, and the parties to this Agreement shall cooperate as to the timing and contents of any such press release, public announcement or communication.

SECTION 11.04.    Severability.  If any term or other provision of this
Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party hereto.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

SECTION 11.05.    Entire Agreement.  This Agreement (and the Disclosure
Schedule, the Exhibits, all statements, certificates and due diligence responses of the Sellers or any Representative furnished or to be furnished to the Purchaser pursuant to this Agreement, or in connection with the transactions contemplated by this Agreement), the Ancillary Agreements and the
Confidentiality Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the Sellers and the Purchaser with respect to the subject matter hereof and thereof.

SECTION 11.06.    Assignment.  This Agreement may not be assigned by operation of law or otherwise without the express written consent of the Sellers and the
Purchaser (which consent may be granted or withheld in the sole discretion of the Sellers or the Purchaser), as the case may be; provided, that (i) the
Purchaser may assign any of its rights or obligations hereunder to any of its
Affiliates and (ii) the Purchaser may collaterally assign any of its rights or obligations hereunder to any financing source of the Purchaser or its
Affiliates; provided, further that no assignment pursuant to clause (i) or clause (ii) shall relieve the Purchaser of any of its obligations hereunder.

SECTION 11.07.    Amendment.  This Agreement may not be amended or modified
except (a) by an instrument in writing signed by, or on behalf of, the Sellers and the Purchaser or (b) by a waiver in accordance with Section 11.08.

SECTION 11.08.    Waiver.  Any party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements of the other party or conditions to such party's obligations contained herein.  Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby.  Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement.  The failure of either party hereto to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

SECTION 11.09.    No Third Party Beneficiaries.  This Agreement shall be
binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein, express or implied (excluding the provisions of Article IX relating to indemnified parties), is intended to or shall confer upon any other Person, including any union or any employee or former employee of any of the Sellers or any of their
Subsidiaries, any legal or equitable right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.

SECTION 11.10.    Currency.  Unless otherwise specified in this Agreement, all references to currency, monetary values and dollars set forth herein shall mean United States (U.S.) dollars and all payments hereunder shall be made in
United States dollars.

SECTION 11.11.    Governing Law.  This Agreement shall be governed by, and
construed in accordance with, the Laws of the State of Florida.  Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the personal jurisdiction of the Bankruptcy Court for any litigation arising out of or relating to this Agreement and the transactions contemplated thereby
(and agrees not to commence any litigation relating thereto except in the
Bankruptcy Court).

SECTION 11.12.    Waiver of Jury Trial.  EACH OF the parties hereto hereby
waive to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement.  EACH OF the parties hereto HEREBY
(a) certifIES that no representative, agent or attorney of THE other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce thE foregoing waiver and (b) acknowledges that it has been induced to enter into this Agreement and the transactions contemplated by this Agreement, as applicable, by, among other things, the mutual waivers and certifications in this Section 11.12.

SECTION 11.13.    Counterparts.  This Agreement may be executed and delivered
(including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

SECTION 11.14.    Due Authorization of Signatories; Liability.  The Persons
executing this Agreement acted solely in their representative and not their individual capacities.  Nothing herein shall be construed to impart any personal obligation or liability on any of the individuals executing this
Agreement nor shall any of such signatories, or any other directors, officers, employees, shareholders, representatives, or agents thereof be held personally liable hereunder.

SECTION 11.15.    Specific Performance.  Each of TSIC and the Purchaser
acknowledge and agree that the other party would be irreparably damaged in the event the provisions of this Agreement, including Sections 5.02, 5.06, 5.10,
5.11, 5.12, 5.16, and 5.20 were not  fully performed in accordance with their specific terms or otherwise were breached.  Accordingly, each of TSIC and the
Purchaser shall be entitled, after the Closing, to an injunction (or injunctions) to prevent breaches of such provisions and to enforce specifically this Agreement and the terms and provisions hereof in any Action instituted in the Bankruptcy Court, in addition to any other equitable remedy, remedy at law for money damages to the extent provided elsewhere in and contemplated by this Agreement.

         IN WITNESS WHEREOF, the Sellers and the Purchaser have caused this
Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                    Sellers       TROPICAL SPORTSWEAR INT'L CORPORATION

                                  By: /s/ Michael Kagan

                                  Name:   Michael Kagan
                                  Title:  Chief Executive Officer

                                  SAVANE INTERNATIONAL CORP.

                                  By: /s/ Michael Kagan

                                  Name:   Michael Kagan
                                  Title:  Chief Executive Officer

                                  TSI BRANDS, INC.

                                  By: /s/ Michael Kagan

                                  Name:   Michael Kagan
                                  Title:  President

                                  TSIL, INC.

                                  By: /s/ Michael Kagan

                                  Name:   Michael Kagan
                                  Title:  President

                                  APPAREL NETWORK CORP.

                                  By: /s/ Michael Kagan
                                  Name:   Michael Kagan

                                  Title:  Chief Executive Officer

                                  FARAH OFFSHORE SOURCING COMPANY

                                  By: /s/ Michael Kagan

                                  Name:   Michael Kagan
                                  Title:  President

                                  FARAH MANUFACTURING (U.K.) LIMITED

                                  By: /s/ Michael Kagan

                                  Name:   Michael Kagan
                                  Title:  Chief Executive Officer

                                  Purchaser

                                  PERRY ELLIS INTERNATIONAL, INC.

                                  By: /s/ George Feldenkreis

                                  Name:   George Feldenkreis
                                  Title:  Chairman and Chief Executive Officer

                                EXHIBIT 1.01(a)

                          FORM OF ASSIGNMENT OF LEASE

                                EXHIBIT 1.01(b)

             FORM INTELLECTUAL PROPERTY AND DOMAIN NAME ASSIGNMENT

         This INTELLECTUAL PROPERTY AND DOMAIN NAME ASSIGNMENT (this
"Assignment"), effective the ___ day of _______, 2005, is made and entered into by and between _________________, a [] corporation having a place of business at _________________ ("Assignor"), and ______________, a [] corporation having a place of business at _________________ ("Assignee") (each a "Party," and collectively, the "Parties").  Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Purchase Agreement
(defined below).

         WHEREAS, Assignor is the owner of each of (i) the patents and patent applications set forth on Schedule A hereto (the "Patents"); (ii) the copyrights, copyright registrations and copyright applications set forth on
Schedule B hereto (the "Copyrights"); and (iii) the trademarks, trademark registrations and trademark applications (including any and all goodwill symbolized thereby) set forth on Schedule C hereto (the "Trademarks")
((i)-(iii), collectively, the "Purchased Intellectual Property");

         WHEREAS, Assignor is the registrant of record and owner of each of the Internet domain names (including any and all goodwill symbolized thereby)
set forth on Schedule D hereto and the domain name registrations therefor (the
"Domain Names");

         WHEREAS, Assignor and Assignee entered into that certain Asset
Purchase Agreement dated as of December 16, 2004  (the "Purchase Agreement"), pursuant to which Assignee agreed to purchase the Purchased Assets from
Assignor, including all of Assignor's right, title and interest in and to the
Purchased Intellectual Property and the Domain Names; and

         WHEREAS, the execution and delivery of this Assignment is a condition to Closing.

         NOW THEREFORE, for the consideration set forth in the Purchase
Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.       Assignment.  Effective upon Closing, Assignor hereby assigns to
Assignee all of Assignor's right, title and interest in and to the Purchased
Intellectual Property and the Domain Names, including all rights therein provided by international conventions and treaties, and the right to sue for past, present and future infringement thereof.

2.       No Warranties.  Except as expressly provided in the Purchase
Agreement, Assignor makes no warranties, express or implied, with respect to the Purchased Intellectual Property and the Domain Names.

3.       Registrant Name Change Agreement.  Within five (5) days following
Closing, Assignor shall (i) execute or otherwise complete the applicable registrant name change agreement or other forms required by the applicable
Internet domain name registrar for each Domain Name (the "Registering
Authority") to transfer such Domain Name to Assignee on an expedited basis,
(ii) submit or file such registrant name change agreements or other forms to or with the Registering Authority in accordance with the policies and rules of the Registering Authority, and (iii) take any further actions in accordance with the policies and rules of the Registering Authority as required to transfer such Domain Names to Assignee on an expedited basis.

4.       Further Assurances.  Assignor shall, at the cost and expense of
Assignee, timely execute and deliver any additional documents and perform such additional acts necessary or desirable to record and perfect the interest of
Assignee in and to the Purchased Intellectual Property and the Domain Names,
and shall not enter into any agreement in conflict with this Assignment.

5.       Governing Law.  This Assignment shall be governed by and construed in accordance with the laws of the State of Florida, without regard to the conflicts of law rules of such state.

6.       Counterparts.  This Assignment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, each Party has caused this Assignment to be executed by its duly authorized representative.

                                     [ASSIGNOR]

                                     By:
                                     Name:
                                     Title:

                                     [ASSIGNEE]

                                     By:
                                     Name:
                                     Title:

                                   SCHEDULE A

Country     Application No.       Patent No.       Filing Date        Issue Date

                                   SCHEDULE B

Country    Title      App. No.       Reg. No.      Filing Date        Issue Date

                                   SCHEDULE C

Country    Mark       App. No.       Reg. No.      Filing Date        Issue Date

                                   SCHEDULE D

Domain Name                      Registering Authority

                                EXHIBIT 1.01(c)

                          FORM OF ASSUMPTION AGREEMENT

         THIS ASSUMPTION AGREEMENT, dated as of [_______, 2005] (this
"Agreement"), is between [INSERT NAME OF SELLER], a _____________ corporation
(the "Seller"), and [INSERT NAME OF PURCHASER], a __________________
corporation (the "Purchaser").

         WHEREAS, the Seller and the Purchaser have entered into an Asset
Purchase Agreement, dated as of [_______, 200_] (the "Asset Purchase
Agreement"; unless otherwise defined herein, capitalized terms shall be used herein as defined in the Asset Purchase Agreement);

         WHEREAS, pursuant to the Asset Purchase Agreement, Purchaser has agreed to assume, pay, perform and discharge when due, any and all of the
Assumed Liabilities; and

         WHEREAS, the execution and delivery of this Agreement by Purchaser is a condition to the obligations of the Seller to consummate the transactions contemplated by the Asset Purchase Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants set forth in the Asset Purchase Agreement and hereinafter set forth, the Purchaser and the Seller hereby agree as follows:

         1.       Assumption of Liabilities.  (a)  The Purchaser hereby
assumes, and agrees to pay, perform and discharge when due, all of the Assumed
Liabilities.

         (b)      Notwithstanding the foregoing provisions of paragraph (a), the Purchaser does not assume, or agree to pay, perform or discharge when due, any Liabilities of the Seller other than the Assumed Liabilities including, without limitation, the Excluded Liabilities.

         2.       Assignment.  This Agreement may not be assigned by operation of law or otherwise without the express written consent of the Seller and the
Purchaser (which consent may be granted or withheld in the sole discretion of the Seller or the Purchaser); provided, however, that the Purchaser may assign this Agreement or any of its rights and obligations hereunder to one or more
Affiliates of the Purchaser without the consent of the Seller.

         3.       No Third Party Beneficiaries.  This Agreement shall be
binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person, including, without limitation, any union or any employee or former employee of the Seller, any legal or equitable right, benefit or remedy of any nature whatsoever, including, without limitation, any rights or employment for any specified period, under or by reason of this Agreement.

         4.       Amendment.  This Agreement may not be amended or modified
except (a) by an instrument in writing signed by, or on behalf of, the Seller and the Purchaser or (b) by a waiver pursuant to Section 5 below.

         5.       Waiver.  Either party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements of the other party or conditions to such party's obligations contained herein.  Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby.  Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement.  The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any such rights.

         6        Severability.  If any term or other provision of this
Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this
Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

         7.       Counterparts.  This Agreement may be executed and delivered
(including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

         8.       Governing Law.  This Agreement shall be governed by, and
construed in accordance with, the laws of the State of Florida applicable to contracts executed in and to be performed in that State (without regard to conflicts of law provisions thereof).

         9.       Further Assurances.  Both parties shall, at the cost and
expense of Purchaser, timely execute and deliver any additional documents and perform such additional acts necessary or desirable to consummate the transactions contemplated hereby, and shall not enter into any agreement in conflict with this Agreement.

         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first above written.

                                                     SELLER

                                                     By:
                                                     Name:
                                                     Title:

                                                     PURCHASER

                                                     By:
                                                     Name:
                                                     Title:

                                EXHIBIT 1.01(d)

                      FORM OF BILL OF SALE AND ASSIGNMENT

         BILL OF SALE AND ASSIGNMENT, dated as of _______, 2005 (this "Bill of
Sale and Assignment"), from [INSERT NAME OF SELLER SUBSIDIARY], a ________
corporation (the "Seller"), to [INSERT NAME OF PURCHASER], a ________
corporation (the "Purchaser").

         WHEREAS, the Seller and the Purchaser have entered into an Asset
Purchase Agreement, dated as of [_________, 2004] (the "Asset Purchase
Agreement"; unless otherwise defined herein, capitalized terms shall be used herein as defined in the Asset Purchase Agreement); and

         WHEREAS, the execution and delivery of this Bill of Sale and
Assignment by the Seller is a condition to the obligations of the Purchaser to consummate the transactions contemplated by the Asset Purchase Agreement;

         NOW, THEREFORE, in consideration of the promises and mutual agreements set forth in the Asset Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller does hereby agree as follows:

         1.       Sale and Assignment of Assets and Properties.  The Seller
hereby sells, assigns, transfers, conveys, grants, bargains, sets over, releases, delivers, vests and confirms unto the Purchaser and its successors and assigns, forever, the entire right, title and interest of the Seller free and clear of all Liens (other than Permitted Liens) in and to any and all of the Purchased Assets other than the Excluded Assets.

         2.       Obligations and Liabilities Not Assumed.  Nothing expressed or implied in this Bill of Sale and Assignment shall be deemed to be an assumption by the Purchaser or its subsidiaries of any Liabilities of the
Seller.  Neither the Purchaser nor its subsidiaries by this Bill of Sale and
Assignment, agree to assume or agree to pay, perform or discharge any liabilities of the Seller of any nature, kind or description whatsoever.

         3.       Further Assurances.  The Seller hereby covenants and agrees that, at any time and from time to time after the date of this Bill of Sale and Assignment, at the Purchaser's request, the Seller will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, any and all further acts, conveyances, transfers, assignments, and assurances as necessary to grant, sell, convey, assign, transfer, set over to or vest in the Purchaser any of the Purchased Assets.

         4.       Power of Attorney.  The Seller hereby constitutes and
appoints the Purchaser, its successors and assigns, the true and lawful attorney and attorneys of the Seller, with full power of substitution, in the name of the Purchaser or in the name and stead of the Seller, but on behalf of and for the benefit of the Purchaser, its successors and assigns:

         (a)      to collect, demand and receive any and all Purchased Assets transferred hereunder and to give receipts and releases for and in respect of the same;

         (b)      to institute and prosecute in the Seller's name, or
otherwise, at the expense and for the benefit of the Purchaser any and all actions, suits or proceedings, at law, in equity or otherwise, which the
Purchaser may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Purchased Assets hereby sold and assigned to the Purchaser or intended so to be, to defend or compromise any and all such actions, suits or proceedings in respect of any of such Purchased
Assets, and to do all such acts and things in relation thereto as the
Purchaser shall deem advisable for the collection or reduction to possession of any of such Purchased Assets;

         (c)      to take any and all other reasonable action designed to vest more fully in the Purchaser the Purchased Assets hereby sold and assigned to the Purchaser or intended so to be and in order to provide for the Purchaser the benefit, use, enjoyment and possession of such Purchased Assets; and

         (d)      to do all reasonable acts and things in relation to the
Purchased Assets sold and assigned hereunder.

         The Seller acknowledges that the foregoing powers are coupled with an interest and shall be irrevocable by it or upon its subsequent dissolution or in any manner or for any reason.  The Purchaser shall be entitled to retain for its own account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest with respect thereto.  The Seller shall from time to time pay to the Purchaser, when received, any amounts that shall be received directly or indirectly by the Seller (including amounts received as interest) in respect of any Purchased Assets sold, assigned or transferred to the Purchaser pursuant hereto.

         5.       No Third Party Beneficiaries.  This Bill of Sale and
Assignment shall be binding upon and inure solely to the benefit of the
Purchaser and its permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person, any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this
Bill of Sale and Assignment.

         6.       Severability.  If any term or other provision of this Bill of Sale and Assignment is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Bill of Sale and Assignment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either the Seller or the
Purchaser.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Bill of Sale and Assignment so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Bill of
Sale and Assignment are consummated as originally contemplated to the greatest extent possible.

         7.       Governing Law.   This Bill of Sale and Assignment shall be
governed by the laws of the State of Florida.

         IN WITNESS WHEREOF, this Bill of Sale and Assignment has been executed by the Seller as of the date first above written.

                                                 SELLER

                                                 By:
                                                 Name:
                                                 Title:

                                                 EXHIBIT 1.01(e)

                                  FORM OF DEED

                                EXHIBIT 1.01(f)

                               SELLERS' KNOWLEDGE

                                          Mike Kagan

                                          Rich Domino

                                          Robin Cohan

                                          Terry Gonzalez

                                          Leanne Banks

                                          Jane Marlow

                                          Carol Cheney

                                          Peter Abiss

                           Ms Bernie Keasley - Finance Director of UK

                                    Business Unit Head:

                  Steve Barr - GM of Mass Merchant Strategic Business Unit

Plus all other managers or supervisors of business units and divisions of the
Sellers and the Purchased Subsidiary

                                  EXHIBIT 2.08

(i)      Executed transfers of the Purchased Stock evidencing the Purchased
                  Stock in favor of the Purchaser (or its nominee(s)) together with the share certificates for the Purchased Stock (or in the case of any lost certificate an indemnity satisfactory to the Purchaser in relation to it).

(ii)     Legal opinion in a form satisfactory to the Purchaser from Cayman
                  Islands counsel that Farah is the legal and beneficial owner of the Purchased Stock, it is held free from all liens and encumbrances, it has the necessary capacity, power and
                  authority to execute the stock transfer form in relation to the transfer of the Purchased Stock.

(iii)    Any waiver, consent or other document necessary to give the Purchaser
                  (or its nominee(s)) full legal and beneficial ownership of the Purchased Stock.

(iv)     A copy of a resolution of the board of directors (certified by a duly appointed officer as true and correct) of the Purchased
                  Subsidiary authorizing the execution of and the performance by the Purchased Subsidiary of its obligations under each of the documents to be executed by it.

(v)      A letter of resignation in the agreed terms from each director of the
                  Purchased Subsidiary.

(vi)     The certificate of incorporation, any certificate(s) of incorporation on change of name, the common seal and the statutory books and registers (which will be written up to but not including
                  Closing) of the Purchased Subsidiary.

                              EXHIBIT 2.10(a)(ii)

                           Calculation of Reference Receivables/Inventories Amount

         The Reference Receivables/Inventories Statement and Closing
Receivables/Inventories shall be calculated as set forth below.

                                  Receivables

         The Seller's Receivables balance as of October 2, 2004 (the "Year End
Receivables Balance") and as of the Closing Date (the "Closing Date
Receivables Balance") shall include a reserve for bad debt, the Sellers'
cooperative advertising reserves, returns, overbills, chargebacks, allowances, margin support, and all similar reserves (all of which shall be separately itemized, collectively, the "Receivables Reserve") and be computed in accordance with GAAP and in a manner consistent with Seller's past practice.
Attached hereto is a schedule of the Receivables Reserve as of October 2,
2004.

                                  Inventories

         The Seller's Inventory balance as of October 2, 2004 (the "Year End
Inventory Balance") and as of the Closing Date (the "Closing Date Inventory
Balance") shall include reserves for allowances, markdowns, finished goods, work-in-progress, raw material obsolescence, shrinkage, reserves for losses for future inventory commitments, and all similar reserves (all of which shall be separately itemized, collectively, the "Inventory Reserve") and be computed in accordance with GAAP and in a manner consistent with Seller's past practice. Attached hereto is a schedule of the Inventory Reserve as of October
2, 2004.

                                  EXHIBIT 2.11

                            FORM OF ESCROW AGREEMENT

                                EXHIBIT 3.09(n)

The Purchased Subsidiary has a good and marketable title to the Leasehold
Property for the estate or interest stated in the Disclosure Schedule free from any defects and, where appropriate, registered at the Land Registry.

There is not, and so far as the Sellers are aware has not been, in force any policy relating to defective title or restrictive covenant indemnity.

The title deed to the Leasehold Property are in the Purchased Subsidiary's
possession free from any Lien.

The Purchased Subsidiary does not own, is not in occupation of and is not entitled to any estate or interest in any freehold or leasehold property other than the Leasehold Property.  The Purchased Subsidiary is not party to any uncompleted agreement to acquire or dispose of any free hold or leasehold property.

Except in relation to the Leasehold Property, the Purchased Subsidiary has no
liability (whether actual or contingent) in relation to any freehold or leasehold property and in particular the Purchased Subsidiary has never assumed any liability under a lease (whether as landlord, tenant, guarantor or otherwise) other than any leases disclosed in the Disclosure Schedule.

The Leasehold Property is in a good and substantial state of repair and condition free from any material defects, whether or not inherent defects or design defects, and fit for the purposes for which it is presently used.
There have not been used in the Leasehold Property any substance which are not in conformity with the relevant British or European standards or codes of practice or which are generally known to be deleterious to health and safety or to the durability of buildings or other structures or finishes in the particular circumstances in which they are used.  There are no uncompleted works of any description at the Leasehold Property.

                                  EXHIBIT 3.30

2.1      Full particulars of the identities, dates of commencement of employment (or appointment to office), dates of birth, terms and conditions of employment and remuneration (including any bonus, commission, profit sharing, share and other incentive schemes, and collective or workforce agreements) of all the employees, workers and officers of the Purchased Subsidiary are fully and accurately set out in the Disclosure Schedule and copies of all their written service agreements or contracts of employment or particulars of employment statements are attached to the Disclosure Schedule.

2.2      There are no amounts owing to any present or former officers, workers or employees of the Purchased Subsidiary and none of them is entitled to accrued but unpaid holiday pay or accrued but untaken holiday leave in respect of the Purchased Subsidiary's current or previous holiday year.

2.3      There is no person previously employed or engaged by the Purchased
         Subsidiary who now has or may have a statutory or contractual right to return to work or to be re-instated or re-engaged by the Purchased
         Subsidiary.

2.4      Full details of all employees who have been absent from work for more than four weeks in the 12 month period ending on the date of this
         Agreement are contained in the Disclosure Schedule.

2.5      The Purchased Subsidiary has not recognized, or done any act which might be construed as recognition of, a trade union and the Purchased
         Subsidiary is not party to any agreement with any trade union or organization of employees or workers nor are any steps being taken by employees, workers or other representatives to ensure trade union recognition.

2.6      The Purchased Subsidiary is not involved, and has not during the 12 months prior to the date of this Agreement been involved, in any strike, lock-out, industrial or trade dispute or any negotiations with any trade union or body of employees or workers.

2.7      The Purchased Subsidiary does not operate or intend to operate and has not operated any short time working scheme or arrangement or any redundancy or redeployment scheme or arrangement, whether formal or informal, contractual or non-contractual, which provides for early retirement, payments greater than those required by statute or for notice periods greater than those set out in contracts of employment or engagement.

2.8      The Purchased Subsidiary does not use the services of outworkers, agency or other self-employed persons, contracted labor or agents.

2.9      The Purchased Subsidiary has, in relation to all present and former employees and workers, complied with all statutes, regulations, orders and codes of conduct relating to employment and relations with employees and trade unions and has maintained adequate and suitable records, whether or not required to do so by law, regarding the service of each of its employees and has complied with all agreements for the time being having effect as regards such relations or the conditions of service of its employees (whether collectively or individually).

3.1      "Pension Schemes" mean (i) the Farah Manufacturing (U.K.) Limited
         Retirement Benefits Scheme, (ii) the Farah Manufacturing (U.K.)
         Limited Retirement Benefits Scheme (2003), and (iii) the Farah
         Manufacturing (U.K.) Limited Executive Corporate Retirements Account.

3.2      The Pension Schemes are the only arrangements under which the
         Purchased Subsidiary has or could have any liability for the purpose of providing benefits on retirement or death.

3.3      The Sellers have supplied to the Purchaser documents containing full, accurate and up to date details of the Pension Schemes and the
         Purchased Subsidiary's obligations and liabilities under it including governing documents, member communications, actuarial valuations and membership data.

3.4      The Purchased Subsidiary and the Pension Schemes comply and have at all times complied with all legal and regulatory requirements relevant to the Pension Schemes, the Purchased Subsidiary's participation in the Pension Schemes and the provision of retirement or death benefits.

3.5      No claim, dispute, complaint or investigation has arisen which relates to the Pension Schemes or to the provision of retirement or death benefits in respect of the Purchased Subsidiary's current and former employees, and there is no reason why any such claim, dispute, complaint or investigation could arise.

3.6      All amounts payable by, to and in respect of the Pension Schemes have been paid.

3.7      The Pension Schemes are contracted out and are approved schemes
         (within the meaning of Chapter I or IV of Part XIV of the ICTA).

3.8      No liability has been or may be imposed on the Purchased Subsidiary under section 75 of the Pensions Act 1995 as a debt due to any occupational Pension Schemes.

3.9      All benefits under the Pension Schemes (other than those which are fully insured) are calculated on a money purchase basis only and there is no obligation on the Purchased Subsidiary or under the
         Pension Schemes (other than in the case of those benefits which are fully insured) to provide any specified level of benefits.

                                   APPENDIX A

                       FORM OF CONFIDENTIALITY AGREEMENT

                                   APPENDIX B

                            BIDDING PROCEDURES ORDER

                                   APPENDIX C

                              SALE APPROVAL ORDER